                                                   EXHIBIT 7(C)

                                                   EXECUTION COPY



--------------------------------------------------------------------------------

                        POOLING AND SERVICING AGREEMENT

                                     among


                  WILSHIRE MORTGAGE FUNDING COMPANY V, INC.,
                            as Unaffiliated Seller



                        WILSHIRE SERVICING CORPORATION,
                              as Master Servicer


             CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                                 as Depositor



                                      and



                  BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                        as Trustee and Back-Up Servicer

          WILSHIRE FUNDING CORPORATION MORTGAGE BACKED CERTIFICATES,
                               SERIES 1997-WFC1

                        Dated as of September 15, 1997


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

                         TABLE OF CONTENTS

                                                             Page

                             ARTICLE I

                            DEFINITIONS

     Section 1.01.  Certain Defined Terms.....................  1
          Adjusted Class A-I Percentage.......................  1
          Adjusted Class A-I Prepayment Percentage............  2
          Adjusted Subordinate Percentage.....................  2
          Adjusted Subordinate Prepayment Percentage..........  2
          Advance Payment.....................................  2
          Advances............................................  2
          Adverse Claim.......................................  2
          Adverse REMIC Event.................................  2
          Affiliate...........................................  2
          Agreement...........................................  2
          Assignment..........................................  2
          Authorized Officer..................................  3
          Available Distribution Amount.......................  3
          Balloon Loan........................................  4
          Blended Rate........................................  4
          Business Day........................................  5
          CERCLA..............................................  5
          Certificate.........................................  5
          Certificate Account.................................  5
          Certificateholder...................................  5
          Holder..............................................  5
          Certificate Principal Balance.......................  5
          Certificate Register................................  6
          Chapter 13..........................................  6
          Civil Relief Act....................................  6
          Civil Relief Act Interest Shortfall.................  6
          Class...............................................  6
          Class A Certificate.................................  6
          Class A Interest Distribution Amount................  6
          Class A Principal Distribution Amount...............  6
          Class A-I Certificates..............................  7
          Class A-I Interest Distribution Amount..............  7
          Class A-I Pass-Through Rate.........................  7
          Class A-I Percentage................................  7
          Class A-I Prepayment Percentage.....................  7
          Class A-I Principal Distribution Amount.............  9
          Class A-II Certificates............................. 10
          Class A-II Interest Distribution Amount............. 10
          Class A-II Pass-Through Rate........................ 10
          Class A-II Principal Distribution Amount............ 10
          Class A-III Certificates............................ 11
          Class A-III Pass-Through Rate....................... 11
          Class A-III Principal Distribution Amount........... 12

                                                              Page

          Class B Certificates................................ 13
          Class B Pass-Through Rate........................... 13
          Class B-1 Certificates.............................. 13
          Class B-1 Interest Distribution Amount.............. 13
          Class B-2 Certificates.............................. 13
          Class B-2 Interest Distribution Amount.............. 13
          Class B-3 Certificates.............................. 13
          Class B-3 Interest Distribution Amount.............. 13
          Class IO Certificates............................... 14
          Class IO Interest Distribution Amount............... 14
          Class IO Pass-Through Rate.......................... 14
          Class M Certificates................................ 14
          Class M-1 Certificates.............................. 14
          Class M-1 Interest Distribution Amount.............. 14
          Class M-1 Pass-Through Rate......................... 15
          Class M-2 Certificates.............................. 15
          Class M-2 Interest Distribution Amount.............. 15
          Class M-2 Pass-Through Rate......................... 15
          Class M-3 Certificates.............................. 15
          Class M-3 Interest Distribution Amount.............. 15
          Class M-3 Pass-Through Rate......................... 15
          Class PO Certificates............................... 15
          Class PO Mortgage Loan.............................. 15
          Class PO Principal Distribution Amount.............. 16
          Class PO Principal Percentage....................... 16
          Class R-I Certificates.............................. 16
          Class R-II Certificates............................. 16
          Closing Date........................................ 16
          Code................................................ 16
          Collection Account.................................. 16
          Collections......................................... 16
          Condemnation Proceeds............................... 16
          Credit Support...................................... 16
          Cross Support Weighted Average Net Mortgage Rate.... 16
          Cut-Off Date........................................ 17
          DCR................................................. 17
          Debt................................................ 17
          Deferred Interest................................... 18
          Deficient Valuation................................. 18
          Deficit Percentage.................................. 18
          Delinquency Advance................................. 18
          Delinquent.......................................... 18
          Determination Date.................................. 18
          Depository.......................................... 18
          Direct Participant.................................. 18
          Disqualified Organization........................... 18
          Distribution Date................................... 19
          Dollar.............................................. 19
          $................................................... 19
          Due Date............................................ 19
          Due Period.......................................... 19
          Electronic Ledger................................... 19

                                                             Page

          Eligible Account.................................... 19
          Eligible Investments................................ 20
          ERISA............................................... 21
          Escrow Amounts...................................... 21
          Event of Master Servicer Default.................... 21
          Exception Report.................................... 21
          FDIC................................................ 21
          FHA................................................. 21
          FHLMC............................................... 21
          Final Scheduled Distribution Date................... 21
          Fitch............................................... 21
          FNMA................................................ 21
          GAAP................................................ 21
          Governmental Authority.............................. 21
          Group I Certificates................................ 21
          Holder.............................................. 21
          Independent Public Accountant....................... 21
          Indirect Participant................................ 21
          Initial Certificate Principal Balance............... 22
          Initial Credit Support.............................. 22
          Insurance Policy.................................... 22
          Insurance Proceeds.................................. 22
          Junior Mortgage Loan................................ 22
          Liquidated Mortgage Loan............................ 22
          Liquidation Expenses................................ 22
          Liquidation Proceeds................................ 23
          List of Loans....................................... 23
          Loan Collateral..................................... 23
          Loan File........................................... 23
          Loan File Documents................................. 23
          Loan-to-Value Ratio................................. 23
          Lock-Box............................................ 23
          Lockbox Account..................................... 23
          Lockbox Agreement................................... 23
          Lockbox Bank........................................ 24
          Manufactured Home................................... 24
          Manufactured Housing Loan........................... 24
          Master Servicer..................................... 24
          Master Servicer Remittance Date..................... 24
          Master Servicer's Monthly Report.................... 24
          Master Servicing Fee................................ 24
          Master Servicing Fee Rate........................... 24
          Mixed Use Property.................................. 24
          Monthly Payment..................................... 24
          Moody's............................................. 24
          Mortgage............................................ 24
          Mortgage Loan....................................... 25
          Mortgage Rate....................................... 25
          Mortgaged Property.................................. 25
          Mortgagor........................................... 25
          Multifamily Property................................ 25
          Net Insurance Proceeds.............................. 26

                                                             Page

          Net Liquidation Proceeds............................ 26
          Net Mortgage Rate................................... 26
          Net Negative Amortization........................... 26
          Non-Recoverable Advance............................. 26
          Non-Surplus Percentage.............................. 26
          Note................................................ 26
          Notional Amount..................................... 26
          Officer's Certificate............................... 26
          Opinion of Counsel.................................. 27
          Original Subordinate Principal Balance.............. 27
          Originator.......................................... 27
          Outstanding Advances................................ 27
          Pass-Through Rate................................... 27
          Percentage Interest................................. 27
          Permitted Liens..................................... 27
          Person.............................................. 27
          PHH................................................. 28
          PHH Mortgage Loans.................................. 28
          PHH Servicing Fee................................... 28
          PHH Servicing Fee Rate.............................. 28
          Pool................................................ 28
          Pool I.............................................. 28
          Pool II............................................. 28
          Pool III............................................ 28
          Pool Deficit Amount................................. 28
          Pool Surplus Amount................................. 28
          Potentially Hazardous Property...................... 29
          Principal Prepayment................................ 29
          Prepayment Interest................................. 29
          Prepayment Interest Shortfall....................... 29
          Prepayment Period................................... 29
          Preservation Expenses............................... 29
          Primary Mortgage Insurance Policy................... 29
          Principal Balance................................... 29
          Qualified Liquidation............................... 30
          Rating Agency....................................... 30
          Real Estate......................................... 30
          Realized Loss....................................... 30
          Record Date......................................... 30
          Records............................................. 30
          Related Documents................................... 31
          REMIC............................................... 31
          REMIC I............................................. 31
          REMIC I Regular Interest............................ 31
          REMIC II............................................ 31
          REMIC Provisions.................................... 31
          REO Property........................................ 31
          Report Date......................................... 31
          Representation Letter............................... 31
          Repurchase Price.................................... 32
          Request for Release................................. 32
          Required Certificateholders......................... 32

                                                             Page

          Required Information................................ 32
          Residual Certificates............................... 32
          Responsible Officer................................. 32
          RTC................................................. 32
          Sale Agreement...................................... 32
          Securities Act...................................... 33
          Senior Certificates................................. 33
          Senior Percentage................................... 33
          Servicer............................................ 33
          Servicing Officer................................... 33
          Servicing Standard.................................. 33
          Standard & Poor's................................... 33
          Start-Up Day........................................ 33
          Subordinate Certificates............................ 33
          Subordinate Percentage.............................. 33
          Subordinate Prepayment Percentage................... 33
          Subordinate Principal Distribution Amount........... 34
          Sub-Servicing Agreement............................. 35
          Successor Servicer.................................. 35
          Surplus Percentage.................................. 35
          T&I Account......................................... 35
          Tax................................................. 35
          Taxes............................................... 35
          Tax Matters Person.................................. 35
          Time Share.......................................... 35
          Time Share Loan..................................... 35
          Trust Fund.......................................... 35
          Trust Termination Date.............................. 35
          Trustee Fee......................................... 35
          Trustee's Fee Rate.................................. 36
          U.S. Person......................................... 36
          Unaffiliated Seller's Agreement..................... 36
          Uncertificated REMIC I Regular Interests............ 36
          Uncertificated REMIC I Regular Interest A........... 36
          Uncertificated REMIC I Regular Interest B........... 36
          Uncertificated REMIC I Regular Interest C........... 36
          Uncertificated REMIC I Regular Interest D........... 37
          Uncertificated REMIC I Regular Interest E........... 37
          Uncertificated REMIC I Regular Interest F........... 37
          Uncertificated REMIC I Regular Interest G........... 37
          Uncertificated REMIC I Regular Interest H........... 37
          Uncertificated REMIC I Regular Interest I........... 38
          Uncertificated REMIC I Regular Interest J........... 38
          Unregistered Certificates........................... 38
          VA.................................................. 38
          Voting Rights....................................... 38
          Weighted Average Pool Net Mortgage Rate............. 38
          Wilshire Seller..................................... 38
          WSC................................................. 38
     Section 1.02.  Provisions of General Application......... 39
     Section 1.03.  Business Day Certificate.................. 39
     Section 1.04.  Trust Name................................ 39

                                                             Page
                            ARTICLE II

                     TRANSFER OF TRUST ASSETS

     Section 2.01.  Conveyance of Trust Assets;
          Establishment of the Trust.......................... 39
     Section 2.02.  Purposes and Powers....................... 40
     Section 2.03.  Possession of Loan Files; Access to Loan
          Files............................................... 41
     Section 2.04.  Certification............................. 43
     Section 2.05.  Further Action Evidencing Assignments..... 43
     Section 2.06.  Grant of Security Interest; Intended
          Characterization.................................... 44
     Section 2.07.  Transmission of Loan File Documents....... 46
     Section 2.08.  Miscellaneous REMIC Provisions............ 46

                            ARTICLE III

             REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.01.  Representations, Warranties and
          Covenants of the Unaffiliated Seller................ 48
     Section 3.02.  Representations and Warranties of the
          Master Servicer..................................... 53
     Section 3.03.  Representations and Warranties of the
          Depositor........................................... 55
     Section 3.04.  [Reserved................................. 57
     Section 3.05.  Representations and Warranties as to
          each Mortgage Loan and the other Trust Assets. ..... 57
          Section 3.06.  Repurchases and Remedies............. 67

                            ARTICLE IV

                     SERVICING OF TRUST ASSETS

     Section 4.01.  Master Servicer and Servicers............. 68
     Section 4.02.  Collection of Certain Mortgage Loan
          Payments............................................ 71
     Section 4.03.  Sub-Servicing Agreements Between Master
          Servicer and Servicers.............................. 72
     Section 4.04.  Successor Servicers....................... 72
     Section 4.05.  Liability of Master Servicer.............. 73
     Section 4.06.  No Contractual Relationship Between
          Servicer and Persons other than the Master
          Servicer............................................ 73
     Section 4.07.  Assumption or Termination of Sub-
          Servicing Agreements................................ 73
     Section 4.08.  Establishment of Lock-Box and Lock-Box
          Account............................................. 74
     Section 4.09.  Deposits into Collection Account.......... 75
     Section 4.10.  [Reserved]................................ 76
     Section 4.11.  Master Servicer Reports................... 76

                                                             Page

     Section 4.12.  Delinquency Advances, Servicing Advances
          and Prepayment Interest............................. 76
     Section 4.13.  Maintenance of Insurance and Tax
          Services............................................ 77
     Section 4.14.  Due-on-Sale Clauses; Assumption and
          Substitution Agreements............................. 79
     Section 4.15.  Realization Upon Defaulted Mortgage
          Loans............................................... 80
     Section 4.16.  Servicing Compensation.................... 82
     Section 4.17.  Records, Inspections...................... 82
     Section 4.18.  Assignment of Agreement................... 83
     Section 4.19.  Removal of Master Servicer; Resignation
          of Master Servicer; Term of Servicing............... 83
     Section 4.20.  Errors and Omissions Insurance; Fidelity
          Bond................................................ 87
     Section 4.21.  Change in Business of the Master
          Servicer............................................ 88
     Section 4.22.  Master Servicer Expenses.................. 88
     Section 4.23.  The Back-Up Servicer...................... 89
     Section 4.24.  Escrows for Taxes, Insurance,
          Assessments and Similar Items; Taxes and Insurance
          Accounts............................................ 90
     Section 4.25.  Master Servicer to Give Notice of
          Certain Events and to Deliver Certain Information... 90

                             ARTICLE V

                         THE CERTIFICATES

     Section 5.01.  The Certificates; Denominations........... 91
     Section 5.02.  Registration of Transfer and Exchange of
          Certificates........................................ 92
     Section 5.03.  Mutilated, Destroyed, Lost or Stolen
          Certificates........................................ 95
     Section 5.04.  Persons Deemed Holders.................... 95
     Section 5.05.  Limitation on Transfer of Residual
          Certificates........................................ 95

                            ARTICLE VI

                    DEPOSITS AND DISTRIBUTIONS

     Section 6.01.  Rights of the Holders..................... 96
     Section 6.02.  Establishment and Administration of the
          Collection Account and Certificate Account.......... 96
     Section 6.03.  Investment of Amounts..................... 96
     Section 6.04.  Collections............................... 97
     Section 6.05.  Flow of Funds............................. 97
     Section 6.06.  Disbursement of Funds.....................100
     Section 6.07.  Allocation of Realized Losses.............100
     Section 6.08.  Reports to Certificateholders.............101
     Section 6.09.  Presentation of Certificates..............103

                                                             Page
                            ARTICLE VII

                             REMEDIES

     Section 7.01.  Limitation on Suits.......................103
     Section 7.02.  Restoration of Rights and Remedies........104
     Section 7.03.  Rights and Remedies Cumulative............104
     Section 7.04.  Delay or Omission Not Waiver..............104
     Section 7.05.  Control by Certificateholders.............105
     Section 7.06.  Waiver of Past Defaults...................105
     Section 7.07.  Undertaking for Costs.....................105
     Section 7.08.  Waiver of Stay or Extension Laws..........106

                           ARTICLE VIII

               LIMITATION ON LIABILITY; INDEMNITIES

     Section 8.01.  Liabilities of Mortgagors.................106
     Section 8.02.  Liability of the Unaffiliated Seller,
          Back-Up Servicer, Depositor and the Master
          Servicer............................................106
     Section 8.03.  Relationship of Master Servicer...........107
     Section 8.04.  Indemnities of the Master Servicer........107

                            ARTICLE IX

                            THE TRUSTEE

     Section 9.01.  Certain Duties............................108
     Section 9.02.  Notice of Defaults........................110
     Section 9.03.  Certain Matters Affecting the Trustee.....110
     Section 9.04.  Trustee Not Liable for Certificates or
          Mortgages...........................................112
     Section 9.05.  Trustee May Own Certificates..............112
     Section 9.06.  Eligibility Requirements for Trustee......112
     Section 9.07.  Resignation or Removal of Trustee.........113
     Section 9.08.  Successor Trustee.........................114
     Section 9.09.  Merger or Consolidation of Trustee........114
     Section 9.10.  Appointment of Co-Trustee or Separate
          Trustee.............................................115
     Section 9.11.  Tax Matters...............................116
     Section 9.12.  Trustee's Fees and Expenses...............116

                             ARTICLE X

                           MISCELLANEOUS

     Section 10.01. Termination of Agreement..................117
     Section 10.02.  Optional Purchase of Trust Assets........117
     Section 10.03. Certain Notices upon Final Payment........118
     Section 10.04. Beneficiaries.............................118
     Section 10.05. Amendment.................................118

                                                             Page

     Section 10.06. Notices...................................120
     Section 10.07. Merger and Integration....................121
     Section 10.08. Headings..................................121
     Section 10.09. Certificates Nonassessable and Fully
          Paid................................................121
     Section 10.10. Severability of Provisions................121
     Section 10.11. No Proceedings............................122
     Section 10.12. GOVERNING LAW; CONSENT TO JURISDICTION;
          WAIVER OF JURY TRIAL................................122
     Section 10.13. Counterparts..............................122
     Section 10.14. Tax Matters...............................122
     Section 10.15. REMIC.....................................123
     Section 10.16.  REMIC Status; Taxes......................123
     Section 10.17.  Additional Limitation on Action and
          Imposition of Tax...................................124
     Section 10.18.  Appointment of Tax Matters Person........125


Exhibits

Exhibit A      Form of Master Servicer's Monthly Report
Exhibit B-1    Form of Class A-I Certificates
Exhibit B-2    Form of Class A-II Certificates
Exhibit B-3    Form of Class A-III Certificates
Exhibit B-4    Form of Class IO Certificates
Exhibit B-5    Form of Class PO Certificates
Exhibit B-6    Form of Class M-1 Certificates
Exhibit B-7    Form of Class M-2 Certificates
Exhibit B-8    Form of Class M-3 Certificates
Exhibit B-9    Form of Class B-1 Certificates
Exhibit B-10   Form of Class B-2 Certificates
Exhibit B-11   Form of Class B-3 Certificates
Exhibit B-12   Form of Class R-I Certificates
Exhibit B-13   Form of Class R-II Certificates
Exhibit C      Loan File Documents
Exhibit D      Form of Trustee Certification
Exhibit E      Request for Release
Exhibit F      Form of Reassignment
Exhibit G      Form of FDIC Release
Exhibit H      Form of Liquidation Report
Exhibit I-1    Form of Transfer Certificate - Rule 144A
               Investment Representation (Long-Form)
Exhibit I-2    Form of Rule 144A Investment Representation (Short
               Form)
Exhibit I-3    Form of ERISA Representation
Exhibit J      Form of Residual Transfer Certification

Schedules
Schedule I     Pool I Loans
Schedule II    Pool II Loans
Schedule III   Pool III Loans
Schedule IV    PHH Servicing Fee Rates

          POOLING AND SERVICING AGREEMENT, dated as of September 15, 1997, among WILSHIRE MORTGAGE FUNDING COMPANY V, INC., a Delaware corporation, its successors and permitted assigns, as Unaffiliated Seller (the "UNAFFILIATED SELLER"), WILSHIRE SERVICING CORPORATION, a Delaware corporation ("WSC"), its successors and permitted assigns, as Master Servicer (the "MASTER SERVICER"), CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as Depositor (the "DEPOSITOR"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., a national banking association chartered under the laws of the United States, its successors and permitted assigns, as Trustee (the "TRUSTEE") and as Back-Up Servicer (the "BACK-UP SERVICER").


                              W I T N E S S E T H:
                              -------------------

          WHEREAS, the Unaffiliated Seller is a bankruptcy-remote corporation formed for the sole purpose of transferring certain assets to the Depositor which will in turn transfer certain assets to the Wilshire Funding Corporation Mortgage-Backed Trust 1997-WFC1 (the "TRUST") established pursuant to this Agreement;

          WHEREAS, the Unaffiliated Seller has entered into the Sale Agreement, dated as of September 15, 1997, by and between the Unaffiliated Seller and Wilshire Funding Corporation (the "WILSHIRE SELLER") for the purpose of acquiring a portfolio of Mortgage Loans;

          WHEREAS, the Unaffiliated Seller, pursuant to the Unaffiliated Seller's Agreement, has conveyed the Mortgage Loans to the Depositor and the Depositor, pursuant to this Agreement, will convey the Mortgage Loans to the Trustee;

          WHEREAS, WSC is willing to act as the Master Servicer hereunder and Bankers Trust Company of California, N.A. is willing to act as Trustee and as the Back-Up Servicer hereunder; and

          NOW, THEREFORE, the parties agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          Section 1.01.  Certain Defined Terms.  As used herein, the following
                         ---------------------
terms shall have the following meanings:

          "ADJUSTED CLASS A-I PERCENTAGE" means, with respect to any Distribution Date, a percentage equal to the Class A-I Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date.

          "ADJUSTED CLASS A-I PREPAYMENT PERCENTAGE" means, with respect to any Distribution Date, a percentage equal to the Class A-I Prepayment Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date.

          "ADJUSTED SUBORDINATE PERCENTAGE" means, with respect to any Distribution Date, a percentage equal to the Subordinate Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date.

          "ADJUSTED SUBORDINATE PREPAYMENT PERCENTAGE" means, with respect to any Distribution Date, a percentage equal to the Subordinate Prepayment Percentage for such Distribution Date multiplied by the Non-Surplus Percentage for Pool I for such Distribution Date.

          "ADVANCE PAYMENT" means, with respect to any Mortgage Loan, a payment received from the related Mortgagor and intended as an early payment of one or more upcoming Monthly Mortgage payments.

          "ADVANCES" means Delinquency Advances and Servicing Advances.

          "ADVERSE CLAIM" means any claim of ownership or any lien, security interest, title retention, trust or other charge or encumbrance, or other type of preferential arrangement having the effect or purpose of creating a lien or security interest, other than any security interest created under this Agreement.

          "ADVERSE REMIC EVENT" means (i) any event that could endanger the status of either REMIC I or REMIC II as a REMIC or (ii) result in the imposition of an unindemnified tax upon either REMIC I or REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code).

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirect ly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "con trolled" have meanings correlative to the foregoing.

          "AGREEMENT" means this Pooling and Servicing Agreement, as amended from time to time including all exhibits and schedules hereto.

          "ASSIGNMENT" means, with respect to each Mortgage Loan, an assignment of the Mortgage, notice of transfer or equivalent instrument sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

          "AUTHORIZED OFFICER" means, with respect to any corporation or limited liability company, the Chairman of the Board, the President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer and each other officer of such corporation or the members and manager of such limited liability company specifically authorized in resolutions of the Board of Directors of such corporation or limited liability company to sign agreements, instruments or other documents in connection with this Agreement on behalf of such corporation or limited liability company, as the case may be.

          "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any Distribution Date:

     (a) the sum of:

          (i) the aggregate amount of Monthly Payments due during or prior to the related Due Period and received by the Master Servicer or any Servicer on or before the related Determination Date, unless such Monthly Payments have been included in the Available Distribution Amount for any prior Distribution Date;

          (ii) the aggregate amount of all Principal Prepayments and any other payments and collections (other than Monthly Payments) received by the Master Servicer or any Servicer in respect of each Mortgage Loan during the related Prepayment Period, from any source, including amounts received from the related Mortgagor, repurchase proceeds pursuant to Section 3.06, Insurance Proceeds, Liquidation Proceeds (net of related Liquidation Expenses) and condemnation awards, and excluding interest and other earnings on amounts on deposit in the Collection Account and the Certificate Account; and

          (iii) the aggregate amount of Advances required to be remitted by the Master Servicer and any payments of Prepayment Interest made by the Master Servicer relating to such Distribution Date;

     minus, to the extent included therein, (b) the sum of:

          (i) the Master Servicing Fees for such Due Period, prepayment penalties, fees or premiums, late payment charges and assumption fees and any excess interest charges paid by the Mortgagor by virtue of any default or other non-compliance by the Mortgagor with the terms of the Mortgage Loan or any other instrument or document executed in connection therewith or otherwise) payable therefrom and included therein;

          (ii) any amount representing late payments or other recoveries of principal or interest (including Liquidation Proceeds (net of Liquidation Expenses), Insurance Proceeds and condemnation awards) with respect to any Mortgage Loans in respect of which the Master Servicer has made a previously unreimbursed Advance;

          (iii) amounts representing reimbursement of Nonrecoverable Advances and other amounts permitted to be withdrawn from the Collection Account or the Certificate Account;

          (iv) all Monthly Payments or portions thereof (other than Principal Prepayments and other unscheduled collections of principal) received in respect of scheduled principal and interest on any Mortgage Loan due after the related Due Period;

          (v) all payments due on any Mortgage Loan on or prior to the Cut-off Date;

          (vi) an amount equal to the Principal Balance of each Mortgage Loan immediately prior to such Distribution Date multiplied by one-twelfth of the Trustee Fee Rate; and

          (vii) Principal Prepayments and other unscheduled collections of principal received after the related Prepayment Period and included therein.

          "BALLOON LOAN" means a Mortgage Loan with a Monthly Payment that does not fully amortize the principal amount of the Mortgage Loan over its term to stated maturity and that requires a substantial principal payment at maturity.

          "BLENDED RATE" means, with respect to any Distribution Date and any Pool, the percentage per annum equivalent of a fraction,

          (i) the numerator of which is equal to the sum of:

               (A) the product of:

                    (1) the Weighted Average Pool Net Mortgage Rate for such Pool and such Distribution Date; and

                    (2) the Non-Surplus Percentage of the aggregate Principal Balance of the Mortgage

                    Loans in such Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of Pool I) immediately prior to such Distribution Date; and

               (B) the product of:

                    (1) the Cross Support Weighted Average Net Mortgage Rate for such Distribution Date; and

                    (2) the Pool Deficit Amount for such Pool and for such Distribution Date;

          (ii) and the denominator of which is equal to the sum of the Certificate Principal Balances of the related Class of Class A Certificates plus, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date.

          "BOOK-ENTRY CERTIFICATE" means, any Certificate registered in the name of the Depository or its nominee.

          "BUSINESS DAY" means any day other than a Saturday or a Sunday, or another day on which banks in the State of New York, the State of California or the State of Oregon (or such other states in which the Corporate Trust Office or the principal offices of the Master Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required, or authorized by law, to close.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

          "CERTIFICATE" means any Class A-I, Class A-II, Class A-III, Class IO, Class PO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class R-I, or Class R-II Certificate executed and authenticated by the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits hereto, each such Certificate (other than the Residual Certificates) evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "CERTIFICATE ACCOUNT" means the account established as the Certificate Account pursuant to Section 6.02.

          "CERTIFICATEHOLDER" or "HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register.

          "CERTIFICATE PRINCIPAL BALANCE" means, on any date and with respect to any Class of Certificates, the Initial Certificate Principal Balance of such Class less the sum of (i) all amounts previously distributed to Holders of such Class with respect to principal pursuant to Section 6.05 and (ii) all amounts of Realized Losses previously allocated to such Class pursuant to Section 6.07; provided, however, that on each Distribution Date, after distributions of principal and interest are made, the Certificate Principal Balance of the outstanding Class or Classes (if such Classes have equal priority for the payment of principal) of Certificates with the lowest priority for principal distributions will be reduced (but not below zero) by the amount necessary for the aggregate Certificate Principal Balance of the Certificates (excluding the Class PO Certificates) to equal the aggregate Principal Balance of the Mortgage Loans (excluding the applicable Class PO Principal Percentage of the Principal Balance of each Class PO Mortgage Loan), provided that if, after distributions
                                         --------
of principal on any Distribution Date, the aggregate Principal Balance of the Pool II Loans or Pool III Loans is increased as a result of Net Negative Amortization on the Mortgage Loans in such Pool, the Certificate Principal Balance of the Class or Classes of Certificates that were entitled to receive payments of principal with respect to the Mortgage Loans in such Pool on such Distribution Date will be increased by such amount of Net Negative Amortization for such Distribution Date, in proportion to the respective amounts of such entitlements.

          "CERTIFICATE REGISTER" has the meaning set forth in Section 5.02(a) hereof.

          "CHAPTER 13" means Chapter 13 of the United States Bankruptcy Code, as amended.

          "CIVIL RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          "CIVIL RELIEF ACT INTEREST SHORTFALL" means any shortfall in interest collections on any Mortgage Loan resulting from the application of the Civil Relief Act.

          "CLASS" means each of the Class A-I, Class A-II, Class A-III, Class IO, Class PO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class R-I or Class R-II Certificates, as appropriate.

          "CLASS A CERTIFICATE" means each of the Class A-I, Class A-II or Class A-III Certificates, as appropriate.

          "CLASS A INTEREST DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and the Class A Certificates, the aggregate of the Class A-I Interest Distribution Amount, Class A-II Interest Distribution Amount and Class A-III Interest Distribution Amount for such Distribution Date.

          "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and the Class A Certificates, the aggregate of the Class A-I Principal Distribution Amount,

Class A-II Principal Distribution Amount and Class A-III Principal Distribution Amount for such Distribution Date.

          "CLASS A-I CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-1 hereto.

          "CLASS A-I INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class A-I Certificates for such Distribution Date and (ii) the Class A-I Pass-Through Rate minus (b) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls for such Distribution Date on such Distribution Date.

          "CLASS A-I PASS-THROUGH RATE" means, with respect to any Distribution Date and the Class A-I Certificates, 7.25% per annum.

          "CLASS A-I PERCENTAGE" means, with respect to any Distribution Date, the percentage equivalent of (i) the Certificate Principal Balance of the Class A-I Certificates divided by (ii) the sum of the Certificate Principal Balances of the Class A-I Certificates and Subordinate Certificates, in each case immediately preceding such Distribution Date.

          "CLASS A-I PREPAYMENT PERCENTAGE" means, with respect to any Distribution Date, the percentage indicated below:

                                       Class A-I Prepayment
Distribution Date                          Percentage
--------------------------------  ------------------------------

October 1997 through September    100%
 2002...........................
October 2002 through September    the Class A-I Percentage for
 2003...........................  such Distribution Date, plus
                                  70% of the Subordinate
                                  Percentage for such
                                  Distribution Date;

October 2003 through September    the  Class A-I Percentage
 2004...........................  for such Distribution Date, plus
                                  60% of the Subordinate
                                  Percentage for such
                                  Distribution Date.

October 2004 through September    the Class A-I Percentage for
 2005...........................  such Distribution Date, plus
                                  40% of the Subordinate
                                  Percentage for such
                                  Distribution Date;

October 2005 through September    the Class A-I Percentage for
 2006...........................  such Distribution Date, plus
                                  20% of the Subordinate
                                  Percentage for such
                                  Distribution Date; and

October 2006 and thereafter.....  the Class A-I Percentage for such Distribution Date;

     provided, however, that (a) for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Class A-I Prepayment Percentage for such Distribution Date will be 100%; (b) for any Distribution Date on which the Class A-I Certificates remain outstanding, the Class A-I Prepayment Percentage will not be reduced below the Class A-I Percentage for such Distribution Date plus 70% of the Subordinate Percentage for such Distribution Date; and (c) no reduction of the Class A-I Prepayment Percentage will occur on any Distribution Date unless:

     (A) (i) as of such Distribution Date as to which any such reduction applies, the aggregate Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust Fund), averaged over the preceding three months, as a percentage of the aggregate Principal Balance of all Mortgage Loans averaged over the preceding three months, does not exceed 4%; and

          (ii) as of such Distribution Date, cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 10% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2002 and September 2003, (b) 15% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004, (c) 20% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 25% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, and (e) 30% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006; or

     (B) (i) as of such Distribution Date, the aggregate Principal Balances of Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the

          Trust Fund) does not exceed 50% of the aggregate Certificate Principal Balance of the Subordinate Certificates as of such date; and

          (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) 30% of these Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2002 and September 2003, (b) 35% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2003 and September 2004, (c) 40% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2004 and September 2005, (d) 45% of the Original Subordinate Principal Balance if such Distribution Date occurs between and including October 2005 and September 2006, and (e) 50% of the Original Subordinate Principal Balance if such Distribution Date occurs during or after October 2006; and

     provided, further, that if on any Distribution Date the application of the Class A-I Prepayment Percentage to principal distributions on the Class A Certificates would reduce the outstanding Certificate Principal Balance of the Class A Certificates below zero, the Class A-I Prepayment Percentage for such Distribution Date will be limited to the percentage necessary to reduce the Certificate Principal Balance of the Class A Certificates to zero and the Subordinate Prepayment Percentage will be increased accordingly.

          "CLASS A-I PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and the Class A-I Certificates, an amount equal to the sum of:

     (i) the Adjusted Class A-I Percentage of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan), whether or not received by the Master Servicer or any Servicer; and

     (ii) the Adjusted Class A-I Prepayment Percentage of the portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of a Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such repurchase proceeds allocable to interest), (b) the aggregate Net Liquidation Proceeds, Net Insurance Proceeds and condemnation awards received in connection with a Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such amount allocable to interest), and (c) all full and partial Principal Prepayments by the Mortgagors of Mortgage Loans in Pool I (after deduction of the Class PO Principal Percentage of such amounts attributable to any Class PO Mortgage Loans).

          "CLASS A-II CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-2 hereto.

          "CLASS A-II INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class A-II Certificates and (ii) the Class A-II Pass-Through Rate minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount which the Certificate Principal Balance of the Class A-II Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS A-II PASS-THROUGH RATE" means, with respect to any Distribution Date and the Class A-II Certificates, a per annum rate equal to the lesser of:

          (a) the Weighted Average Pool Net Mortgage Rate for Pool II for such Distribution Date; and

          (b) the Blended Rate for Pool II for such Distribution Date.

          "CLASS A-II PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and the Class A-II Certificates, an amount equal to the sum of:

     (i) the Non-Surplus Percentage for Pool II of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the sum of (a) the principal portion of Monthly Payments on the Mortgage Loans in Pool II, whether or not received by any Servicer or the Master Servicer,
     (b) any amounts received in connection with the repurchase of a Mortgage Loan in Pool II during the preceding calendar month (less the portion of such repurchase proceeds allocable to interest), (c) the aggregate Net Liquidation Proceeds, Net Insurance Proceeds and condemnation awards received by the Master Servicer or any Servicer in connection with a Mortgage Loan in Pool II (less the portion of such amount allocable to interest), and (d) all full and partial Principal Prepayments by the Mortgagors of Mortgage Loans in the related Pool;

 (ii) the related Surplus Percentages of the principal portion of all Monthly Payments, whether or not received, and the related Surplus Percentages of all unscheduled payments of principal on the Mortgage Loans in Pool I and Pool III and included in the Available Distribution Amount for such Distribution Date multiplied by the Deficit Percentage for Pool II for such Distribution Date;

     (iii) the Surplus Percentage of all unscheduled payments of principal on the Mortgage Loans in Pool II and Pool III that are not allocated to the Subordinate Certificates in accordance with clause (iv) of the definition of the Subordinate Principal Distribution Amount, multiplied by a fraction, the numerator of which is equal to the Certificate Principal Balance of the Class A-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A-II and Class A-III Certificates, in each case immediately prior to such Distribution Date; and

     (iv) if the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, the amounts described in clause (ii) of the definition of the Class A-I Principal Distribution Amount, multiplied by a fraction, the numerator of which is equal to the Certificate Principal Balance of the Class A-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A-II and Class A-III Certificates, in each case immediately prior to such Distribution Date.

          "CLASS A-III CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-3 hereto.

          "CLASS A-III INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class A-III Certificates and (ii) the Class A-III Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount which the Certificate Principal Balance of the Class A-III Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS A-III PASS-THROUGH RATE" means, with respect to any Distribution Date and the Class A-III Certificates, a per annum rate equal to the lesser of:

          (a) the Weighted Average Pool Net Mortgage Rate for Pool III for such Distribution Date; and

          (b) the Blended Rate for Pool III for such Distribution Date.

          "CLASS A-III PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date and the Class A-III Certificates, an amount equal to the sum of:

     (i) the Non-Surplus Percentage for Pool III of the portion of the Available Distribution Amount for such Distribution Date that is attributable to the sum of (a) the principal portion of Monthly Payments on the Mortgage Loans in Pool III, whether or not received by any Servicer or the Master Servicer, (b) any amounts received in connection with the repurchase of a Mortgage Loan in Pool III during the preceding calendar month (less the portion of such repurchase proceeds allocable to interest), (c) the aggregate Net Liquidation Proceeds, Net Insurance Proceeds and condemnation awards received by the Master Servicer or any Servicer in connection with a Mortgage Loan in Pool III (less the portion of such amount allocable to interest), and (d) all full and partial Principal Prepayments by the Mortgagors of Mortgage Loans in the related Pool;

     (ii) the related Surplus Percentages of the principal portion of all Monthly Payments, whether or not received, and the related Surplus Percentages of all unscheduled payments of principal on the Mortgage Loans in Pool I and Pool II and included in the Available Distribution Amount for such Distribution Date multiplied by the Deficit Percentage for Pool III for such Distribution Date;

     (iii) the Surplus Percentage of all unscheduled payments of principal on the Mortgage Loans in Pool II and Pool III that are not allocated to the Subordinate Certificates in accordance with clause (iv) of the definition of the Subordinate Principal Distribution Amount, multiplied by a fraction, the numerator of which is equal to the Certificate Principal Balance of the Class A-III Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A-II Certificates and Class A-III Certificates, in each case immediately prior to such Distribution Date;

     (iv) if the Certificate Principal Balance of the Class A-I Certificates has been reduced to zero, the amounts described in clause (ii) of the definition of the Class A-I Principal Distribution Amount, multiplied by a fraction, the numerator of which is equal to the Certificate Principal Balance of the Class A-III Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class A-II Certificates and Class A-III Certificates, in each case immediately prior to such Distribution Date.

          "CLASS B CERTIFICATES" means the Class B-1, Class B-2 and Class B-3 Certificates.

          "CLASS B PASS-THROUGH RATE" means, on any Distribution Date and each Class B Certificates, the Blended Rate for Pool I with respect to such Distribution Date.

          "CLASS B-1 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-11 hereto.

          "CLASS B-1 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class B-1 Certificates for such Distribution Date and (ii) the applicable Class B Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount by which the Certificate Principal Balance of the Class B-1 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS B-2 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-12 hereto.

          "CLASS B-2 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class B-2 Certificates for such Distribution Date and (ii) the applicable Class B Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Shortfalls on such Distribution Date and (ii) the amount by which the Certificate Principal Balance of the Class B-2 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS B-3 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-12 hereto.

          "CLASS B-3 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class B-3 Certificates for such Distribution Date and (ii) the applicable Class B Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount by which the Certificate Principal Balance of the Class B-3 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS IO CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-4 hereto.

          "CLASS IO INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Notional Amount for such Distribution Date and (ii) the Class IO Pass-Through Rate for such Distribution Date minus (b) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date.

          "CLASS IO PASS-THROUGH RATE" means, on any Distribution Date, a per annum rate equal to the Blended Rate for Pool I for such Distribution Date minus the weighted average of the Pass-Through Rates on the Class A-I, Class M-1, Class M-2 and Class M-3 Certificates, weighted on the basis of their respective Certificate Principal Balances immediately prior to such Distribution Date (but not less than 0.00%).

          "CLASS M CERTIFICATES" means the Class M-1, Class M-2 and Class M-3 Certificates.

          "CLASS M-1 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-8 hereto.

          "CLASS M-1 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class M-1 Certificates for such Distribution Date and (ii) the Class M-1 Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount by which the Certificate Principal Balance of the Class M-1 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS M-1 PASS-THROUGH RATE" means, on any Distribution Date, the lesser of (i) 7.25% per annum and (ii) the Blended Rate for Pool I with respect to such Distribution Date.

          "CLASS M-2 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-9 hereto.

          "CLASS M-2 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class M-2 Certificates for such Distribution Date and (ii) the Class M-2 Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount which the Certificate Principal Balance of the Class M-2 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein.

          "CLASS M-2 PASS-THROUGH RATE" means, on any Distribution Date, the lesser of (i) 7.25% per annum and (ii) the Blended Rate for Pool I with respect to such Distribution Date.

          "CLASS M-3 CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-10 hereto.

          "CLASS M-3 INTEREST DISTRIBUTION AMOUNT" means, on any Distribution Date, an amount equal to (a) the product of (i) the Certificate Principal Balance of the Class M-3 Certificates for such Distribution Date and (ii) the Class M-3 Pass-Through Rate for such Distribution Date minus (b) the sum of (i) such Class' pro rata share (based on the respective amount of interest due to each Class of Certificates on such Distribution Date absent any reduction) of the amount of Prepayment Interest Shortfalls and Civil Relief Act Interest Shortfalls on such Distribution Date and (ii) the amount which the Certificate Principal Balance of the Class M-3 Certificates is increased on such Distribution Date as a result of Net Negative Amortization, pursuant to the definition of Certificate Principal Balance herein..

          "CLASS M-3 PASS-THROUGH RATE" means, on any Distribution Date, the lesser of (i) 7.25% per annum and (ii) the Blended Rate for Pool I with respect to such Distribution Date.

          "CLASS PO CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-6 hereto.

          "CLASS PO MORTGAGE LOAN" means each Mortgage Loan in Pool I for which the Class PO Principal Percentage is greater than zero.

          "CLASS PO PRINCIPAL DISTRIBUTION AMOUNT" means, on any Distribution Date, an aggregate amount equal to the product of, with respect to each Class PO Mortgage Loan, (i) the Class PO Principal Percentage with respect thereto and
(ii) the sum of (a) the portion of the Available Distribution Amount that is attributable to principal of such Class PO Mortgage Loan and (b) if the aggregate Certificate Principal Balance of the Subordinate Certificates has not been reduced to zero, the principal amount of any Realized Loss incurred with respect to any Class PO Mortgage Loan.

          "CLASS PO PRINCIPAL PERCENTAGE" means, for each Mortgage Loan in Pool I, the percentage, if any, equal to the difference (if such difference is a positive number) between (i) 100% and (ii) the percentage equivalent of the Net Mortgage Rate for such Mortgage Loan divided by 7.25%.

          "CLASS R-I CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-14 hereto.

          "CLASS R-II CERTIFICATES" means those Certificates issued by the Trust in substantially the form of Exhibit B-15 hereto.

          "CLOSING DATE" means September 29, 1997.

          "CODE" means the Internal Revenue Code of 1986.

          "COLLECTION ACCOUNT" means the account established as the Collection Account pursuant to Section 6.02.

          "COLLECTIONS" has the meaning set forth in Section 4.09 hereof.

          "CONDEMNATION PROCEEDS" means all awards, compensation and settlements in respect of a taking of all or part of the Loan Collateral with respect to any Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

          "CREDIT SUPPORT" means, with respect to any Class of Subordinate Certificates, on any Distribution Date, the percentage equivalent of (a) the aggregate Certificate Principal Balance of (i) such Class and (ii) all Classes of Subordinate Certificates with a lower priority in accordance with Section 6.05(a) divided by (b) the aggregate Certificate Principal Balance of all the Certificates (other than the Class PO Certificates), before the allocation of any Realized Losses on such Distribution Date and prior to the application of any distributions of principal to be made on such Distribution Date.

          "CROSS SUPPORT WEIGHTED AVERAGE NET MORTGAGE RATE" means, with respect to any Distribution Date, the percentage equivalent of a fraction:

 (a) the numerator of which is equal to the sum of:

          (i) the product of:

               (A) the Pool Surplus Amount with respect to Pool I for such Distribution Date; and

               (B) the Weighted Average Pool Net Mortgage Rate with respect to Pool I for such Distribution Date;

          (ii) the product of:

               (A) the Pool Surplus Amount with respect to Pool II for such Distribution Date; and

               (B) the Weighted Average Pool Net Mortgage Rate with respect to Pool II for such Distribution Date; and

          (iii) the product of:

               (A) the Pool Surplus Amount with respect to Pool III for such Distribution Date; and

               (B) the Weighted Average Pool Net Mortgage Rate with respect to Pool III for such Distribution Date; and

     (b) the denominator of which is equal to the sum of the Pool Surplus Amounts with respect to each Pool.


          "CUT-OFF DATE" means the opening of business on September 15, 1997, after application of payments due on or before September 15, 1997.

          "DCR" means Duff & Phelps Credit Rating Co or any successor thereto.

          "DEBT" means, for any Person, (a) indebtedness of such Person for borrowed money, (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) obligations of such Person to pay the deferred purchase price of property or services, (d) obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (e) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (e) above, and (g) liabilities in respect of unfunded vested benefits under plans covered by ERISA.

          "DEFERRED INTEREST" means, with respect to any Negative Amortization Loan and any Due Period, the amount of accrued interest, if any, that exceeds the Monthly Payment on such Mortgage Loan.

          "DEFICIENT VALUATION" means, with respect to any Mortgage Loan, the dollar amount of any reduction in the principal balance owed by the related mortgagor, as ordered by a court in connection with a bankruptcy proceeding with respect to the related Mortgagor.

          "DEFICIT PERCENTAGE" means, with respect to any Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the Pool Deficit Amount for such Pool and such Distribution Date, and the denominator of which is equal to the aggregate Pool Deficit Amounts for all Pools and such Distribution Date.

          "DELINQUENCY ADVANCE" means "Delinquency Advance" as that term is defined in Section 4.12(a) hereof.

          "DELINQUENT" means a Mortgage Loan is "Delinquent" if any payment contractually due thereon is not made by the close of business on the Due Date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-
                                    ---
day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent", "90 days Delinquent", and so on.

          "DETERMINATION DATE" means, with respect to any Distribution Date, the 15th day of the month in which such Distribution Date occurs, or if such day is not a Business Day, the preceding Business Day.

          "DEPOSITORY" means The Depository Trust Company, 7 Hanover Square, New York, New York 10004 and any successor Depository hereafter named.

          "DIRECT PARTICIPANT" means any broker-dealer, bank or other financial institution for which the Depository holds the Book-Entry Certificates from time to time as a securities depository.

          "DISQUALIFIED ORGANIZATION" means any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "DISTRIBUTION DATE" means the 25th calendar day of each month (or the immediately succeeding Business Day if such day is not a Business Day), commencing October 27, 1997.

          "DOLLAR" and "$" mean lawful currency of the United States of America.

          "DUE DATE" means the day of the calendar month in which the Monthly Payment on a Mortgage Loan is due.

          "DUE PERIOD" means the period from and including the sixteenth day of the calendar month preceding the calendar month in which any Distribution Date occurs to and including the fifteenth day of the calendar month in which such Distribution Date occurs.

          "ELECTRONIC LEDGER" means the electronic master record of the Mortgage Loans maintained by the Master Servicer or any Servicer.

          "ELIGIBLE ACCOUNT" means a segregated account, which may be an account maintained with the Trustee or with the Lockbox Bank, which is either (a) maintained with a depository institution or trust company that is not an Affiliate of either the Unaffiliated Seller or the Master Servicer whose long term unsecured debt obligations are rated at least AA or its equivalent by Standard & Poor's and Moody's, or (b) a trust account maintained with the trust department of a federally or state chartered depository institution that is acting in a fiduciary capacity and that is not an Affiliate of either the Unaffiliated Seller or the Master Servicer.

          "ELIGIBLE INVESTMENTS" means any of the following (which may be purchased by or through the Trustee or any of its Affiliates):

          (a) obligations of, or guaranteed as to the full and timely payment of principal and interest by, the United States or obligations of any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States;

          (b) repurchase agreements on obligations specified in clause (a);

     provided, that the short-term debt obligations of the party agreeing to
     --------
     repurchase are rated no less than A-1+ by Standard & Poor's and P-1 by Moody's;

          (c) federal funds, certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days) of any United States depository institution or trust company incorporated under the laws of the United States or any state; provided, that the short-term obligations of such
                          --------
     depository institution or trust company are rated no less than A-1 by Standard & Poor's and P-1 by Moody's;

          (d) commercial paper (having original maturities of not more than 30 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition is rated no less than A-1 by Standard & Poor's and P-1 by Moody's;

          (e) securities of money market funds or mutual funds rated AAm or better by Standard & Poor's and Aa1 by Moody's; and

          provided that no instrument described above is permitted to evidence
          --------
     either the right to receive (a) only interest or only principal with respect to obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that
                                                        --------  -------
     no instrument described above may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ESCROW AMOUNTS" means "Escrow Amounts" as that term is defined in
Section 4.24 hereof.

          "EVENT OF MASTER SERVICER DEFAULT" means "Event of Master Servicer Default" as that term is defined in Section 4.19.

          "EXCEPTION REPORT" has the meaning set forth in Section 2.04 hereof.

          "FDIC" means the Federal Deposit Insurance Corporation.

          "FHA" means the Federal Housing Administration.

          "FHLMC" means the Federal Home Loan Mortgage Corporation.

          "FINAL SCHEDULED DISTRIBUTION DATE" means August 25, 2027.

          "FITCH" means Fitch Investors Service, L.P. or any successor thereto.

          "FNMA" means the Federal National Mortgage Association.

          "GAAP" means generally accepted accounting principles as in effect in the United States, consistently applied, as of the date of such application.

          "GOVERNMENTAL AUTHORITY" means the United States of America, any state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions thereof or pertaining thereto.

          "GROUP I CERTIFICATES" means the Class A-I Certificates and the Subordinate Certificates.

          "HOLDER" means a Person in whose name a Certificate is registered in the Certificate Register.

          "INDEPENDENT PUBLIC ACCOUNTANT" means any of (a) Arthur Andersen & Co., (b) Deloitte & Touche, (c) Coopers & Lybrand, (d) Ernst & Young (e) KPMG Peat Marwick and (f) Price Waterhouse (and any successors of the foregoing);

provided, that such firm is independent with respect to the Master Servicer or
--------
any Servicer, as the case may be, within the meaning of the Securities Act.

          "INDIRECT PARTICIPANT" means any financial institution for whom any Direct Participant holds an interest in a Book-Entry Certificate.

          "INITIAL CERTIFICATE PRINCIPAL BALANCE" means, with respect to each Class of Certificates, the amount set forth below:

          Class            Initial Certificate Principal Balance
          -----            -------------------------------------

          A-I                $    46,655,248.00
          A-II               $    35,584,475.00
          A-III              $    26,166,367.00
          PO                 $     1,682,950.00
          M-1                $     8,807,123.00
          M-2                $     6,605,342.00
          M-3                $     5,137,489.00
          B-1                $     9,908,014.00
          B-2                $     1,834,817.00
          B-3                $     4,403,561.76


          "INITIAL CREDIT SUPPORT" means, for any Class of Subordinate Certificates, the percentage equivalent of (a) the initial aggregate Certificate Principal Balance of (i) such Class and (ii) all Classes of Subordinate Certificates with lower payment priorities pursuant to Section 6.05(a) divided by (b) the initial aggregate Certificate Principal Balance of all the Certificates (other than the Class PO Certificates).

          "INSURANCE POLICY" means any hazard, title, flood or primary mortgage or other insurance policy relating to a Mortgage Loan.

          "INSURANCE PROCEEDS" means, for any Distribution Date, all insurance proceeds received by the Master Servicer or any Servicer during the related Prepayment Period (including, without limitation, the proceeds of any hazard insurance, flood insurance or title insurance policies, and payments made by the Master Servicer or any Servicer pursuant hereto in respect of a deductible clause in any blanket policy) that are not Liquidation Proceeds, that are not applied to the restoration or repair of the related Property or other servicing expenses or released to the related Mortgagor in accordance with the normal servicing procedures of the Master Servicer or such Servicer, and were applied by the Master Servicer or such Servicer to reduce the Principal Balance of the related Mortgage Loan or to pay interest on the related Mortgage Loan.

          "JUNIOR MORTGAGE LOAN" means any Mortgage Loan that is secured by a second or more junior lien on the related Mortgaged Property.

          "LIQUIDATED MORTGAGE LOAN" means "Liquidated Mortgage Loan" as that term is defined in Section 4.15(b) hereof.

          "LIQUIDATION EXPENSES" means customary and reasonable out-of-pocket expenses exclusive of overhead which are incurred by the Master Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses, any unreimbursed Servicing Advances expended by the Master Servicer with respect to such Mortgage Loan.

          "LIQUIDATION PROCEEDS" means, with respect to any Liquidated Mortgage Loan, any amounts (including the proceeds of any Insurance Policy and the proceeds from the sale of REO Property) recovered by the Master Servicer or any Servicer in connection with such Liquidated Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise.

          "LIST OF LOANS" means a list containing the Required Information with respect to each Mortgage Loan and attached to the Sale Agreement and delivered to the Trustee on computer readable magnetic tape or disk.

          "LOAN COLLATERAL" means, with respect to any Mortgage Loan, the related Mortgage Property and any personal property securing the related Mortgage Loan, including any lessor's interest in such property, whether characterized or recharacterized as an ownership or security interest.

          "LOAN FILE" means, with respect to any Mortgage Loan, the file or files containing related Loan File Documents.

          "LOAN FILE DOCUMENTS" means those items listed on Exhibit C hereto.

          "LOAN-TO-VALUE RATIO" means, with respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is equal to the outstanding Principal Balance of such Mortgage Loan as of the Cut-Off Date, plus, in the case of each Junior Mortgage Loan, the aggregate outstanding principal balance of each mortgage loan senior thereto, and the denominator is equal to the value of the related Mortgaged Property as determined in accordance with a broker's price opinion or appraisal obtained generally not earlier than 18 months prior to the Cut-Off Date.

          "LOCK-BOX" means "Lock-Box" as that term is defined in Section 4.08(a) hereof.

          "LOCKBOX ACCOUNT" means the account in the name of the Trust at the Lockbox Bank to which all Collections in respect of the Mortgage Loans (other than the PHH Mortgage Loans) shall be remitted by the Mortgagors and the Master Servicer, which shall be an Eligible Account.

          "LOCKBOX AGREEMENT" means the agreement between the Master Servicer and the Lockbox Bank providing that all funds received into a particular lockbox on a Business Day shall be remitted directly to the Collection Account by the close of the following Business Day.

          "LOCKBOX BANK" means Bank of America Oregon, N.A., or any successor thereto.

          "MANUFACTURED HOME" means a new or used unit of manufactured housing.

          "MANUFACTURED HOUSING LOAN" means a Mortgage Loan made to finance the purchase of a Manufactured Home.

          "MASTER SERVICER" means Wilshire Servicing Corporation or any successor or permitted assign under the terms of this Agreement.

          "MASTER SERVICER REMITTANCE DATE" means, with respect to any Distribution Date, the Business Day immediately preceding such Distribution Date.

          "MASTER SERVICER'S MONTHLY REPORT" means the report in substantially the form of Exhibit A hereto.

          "MASTER SERVICING FEE" means, for each calendar month, as to each Mortgage Loan, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor, interest for the number of days covered by such payment of interest) at the applicable Master Servicing Fee Rate on the Principal Balance of such Mortgage Loan immediately preceding the Distribution Date occurring in such month.

          "MASTER SERVICING FEE RATE" means 0.375% per annum with respect to each of the Mortgage Loans other than the PHH Mortgage Loans and the sum of 0.05% per annum and the PHH Servicing Fee Rate for each of the PHH Mortgage Loans.

          "MIXED USE PROPERTY" means a property occupied for both residential and commercial purposes.

          "MONTHLY PAYMENT" means the scheduled monthly payment on a Mortgage Loan for any month.

          "MOODY'S" means Moody's Investors Service, Inc., a nationally recognized statistical rating organization, or any successor thereto.

          "MORTGAGE" means the mortgage, deed of trust or other instrument creating a lien on the Loan Collateral.

          "MORTGAGE LOAN" means:

          (a)  either

               (i) a fixed rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the List of Loans and conveyed to the Trust by the Depositor as part of the Trust Assets; or

               (ii) an adjustable rate closed-end (which term includes a revolving line of credit under which no additional amounts may be drawn) mortgage loan and promissory note including the right to payment of any interest or finance charges and other obligations of the Mortgagor with respect thereto, listed on the List of Loans and conveyed to the Trust by the Depositor as part of the Trust Assets;

          (b) all security interests or liens and real and personal property subject thereto from time to time purporting to secure payment by the related Mortgagor;

          (c) all guarantees, indemnities and warranties and proceeds thereof, proceeds of insurance policies, Uniform Commercial Code financing statements, certificates of title or other title documentation and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Mortgage Loan;

          (d) all Collections with respect to any of the foregoing;

          (e) all Records with respect to any of the foregoing; and

          (f) all proceeds of any of the foregoing.

          "MORTGAGE RATE" means the annual rate of interest borne by a Mortgage Note, which is set forth in the related Mortgage Note.

          "MORTGAGED PROPERTY" means the underlying real property securing a Mortgage Loan.

          "MORTGAGOR" means, with respect to any Mortgage Loan, the Person or Persons primarily obligated to make payments in respect thereto.

          "MULTIFAMILY PROPERTY" means a multifamily residential rental property consisting of five or more dwelling units.

          "NET INSURANCE PROCEEDS" means, as to any Mortgage Loan, any Insurance Proceeds received with respect thereto net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Servicing Advances and unreimbursed Advances relating to such Mortgage Loan.

          "NET LIQUIDATION PROCEEDS" means, as to any Liquidated Mortgage Loan, Liquidation Proceeds net of amounts payable therefrom to the Master Servicer or any Servicer in respect of Liquidation Expenses and unreimbursed Advances relating to such Mortgage Loan.

          "NET MORTGAGE RATE" means, as to each Mortgage Loan, with respect to any date of determination, a rate per annum equal to the excess of the Mortgage Rate in effect as of the Due Date in the preceding calendar month over the sum of the Master Servicing Fee Rate and the Trustee Fee Rate.

          "NET NEGATIVE AMORTIZATION" means, with respect to the Pool II Loans or the Pool III Loans and any Distribution Date, the amount, if any, by which the aggregate Principal Balance of such Mortgage Loans increases after the distributions to be made on such Distribution Date.

          "NON-RECOVERABLE ADVANCE" means any Advance which the Master Servicer has determined will not ultimately be recovered from the related Mortgage Loan.

          "NON-SURPLUS PERCENTAGE" means, with respect to any Pool and any Distribution Date, a fraction, expressed as a percentage, the numerator of which is equal to the aggregate Certificate Principal Balance of the related Class of Class A Certificates and, in the case of Pool I, the Subordinate Certificates, and the denominator of which is equal to the aggregate Principal Balance of the Mortgage Loans in the related Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of Pool I), but not more than 100% nor less than 0%.

          "NOTE" means the original executed promissory note evidencing the indebtedness of an Mortgagor under a Mortgage Loan or if such Mortgage is not evidenced by a promissory note, the original executed document or other instrument primarily evidencing the indebtedness of the Mortgagor under such Mortgage Loan.

          "NOTIONAL AMOUNT" means, on any Distribution Date, an amount equal to the sum of the Certificate Principal Balances of the Class A-I, Class M-1, Class M-2 and Class M-3 Certificates, immediately prior to such Distribution Date.

          "OFFICER'S CERTIFICATE" means, with respect to any Person, a certificate signed by the Chairman of the Board, Vice

Chairman of the Board, the President, a Vice President, Member or the Treasurer of such Person.

          "OPINION OF COUNSEL" means a written opinion of counsel (who may be counsel to the Unaffiliated Seller or the Master Servicer), which opinion is reasonably acceptable to the Trustee. With respect to any opinion dealing with the qualification of a REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and the Trustee, (ii) not have any direct financial interest in the Depositor, the Master Servicer or the Trustee or in any affiliate of any of them and (iii) not be connected with the Depositor, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          "ORIGINAL SUBORDINATE PRINCIPAL BALANCE" means, with respect to the Subordinate Certificates, the aggregate Certificate Principal Balance of the Subordinate Certificates as of the Cut-Off Date.

          "ORIGINATOR" means the Person that originated the Mortgage Loan pursuant to a written agreement with the related Mortgagor.

          "OUTSTANDING ADVANCES" means, as of any date with respect to a Mortgage Loan, the total amount of Delinquency Advances and Servicing Advances made on such Mortgage Loan for which the Master Servicer or any Servicer has not been reimbursed.

          "PASS-THROUGH RATE" means any of the Class A-I Pass-Through Rate, the Class A-II Pass-Through Rate, the Class A-III Pass-Through Rate, the Class IO Pass-Through Rate, the Class M-1 Pass-Through Rate, the Class M-2 Pass-Through Rate, the Class M-3 Pass-Through Rate and the Class B Pass-Through Rate.

          "PERCENTAGE INTEREST" means the percentage interest (which may be expressed as a fraction) evidenced by any Certificate, which (a) in the case of the Class A, Class B, Class M or Class PO Certificates, is equal to a fraction, the numerator of which is the Initial Certificate Principal Balance of such Certificate, and the denominator of which is equal to the aggregate Initial Certificate Principal Balances of all Certificates of the same Class and (b) in the case of the Class IO Certificates and the Residual Certificates, is set forth on the face thereof.

          "PERMITTED LIENS" has the meaning set forth in Section 3.05.

          "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, association, joint venture, Governmental Authority or any other entity of whatever nature.

          "PHH" means PHH Mortgage Services Corporation.

          "PHH MORTGAGE LOANS" means the Mortgage Loans serviced by PHH pursuant to a Sub-Servicing Agreement and designated as such on the List of Loans.

          "PHH SERVICING FEE" means, for each calendar month, as to each PHH Mortgage Loan, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment made by the Mortgagor, interest for the number of days covered by such payment of interest) at the applicable PHH Servicing Fee Rate on the Principal Balance of such Mortgage Loan immediately preceding the Distribution Date occurring in such month.

          "PHH SERVICING FEE RATE" means the rate per annum set forth in
Schedule IV with respect to each PHH Mortgage Loan.

          "POOL" means, any of Pool I, Pool II or Pool III, as applicable.

          "POOL I" means, the pool of fixed rate Mortgage Loans indicated as being contained in Pool I on the List of Loans.

          "POOL II" means, the pool of adjustable rate Mortgage Loans indicated as being contained in Pool II on the List of Loans.

          "POOL III" means, the pool of adjustable rate Mortgage Loans indicated as being contained in Pool III on the List of Loans.

          "POOL DEFICIT AMOUNT" means, with respect to each Pool and any Distribution Date, the amount, if any, by which the Certificate Principal Balance of the related Class of Class A Certificates, and, in the case of Pool I, the Subordinate Certificates, immediately prior to such Distribution Date exceeds the aggregate Principal Balance of the Mortgage Loans in such Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of the Pool I Loans) immediately prior to such Distribution Date.

          "POOL SURPLUS AMOUNT" means, with respect to any Distribution Date and each Pool, the amount (but not less than zero) by which the aggregate Principal Balance of the Mortgage Loans in such Pool (other than the Class PO Principal Percentage of each Class PO Mortgage Loan in the case of the Pool I Loans) exceeds the Certificate Principal Balance of the Group I, Class A-II or Class A-III Certificates, as applicable.

          "POTENTIALLY HAZARDOUS PROPERTY" means "Potentially Hazardous Property" as that term is defined in Section 4.15(a) hereof.

          "PRINCIPAL PREPAYMENT" means, with respect to any Mortgage Loan, any payment of principal made by the related Mortgagor other than the principal portion of (i) Monthly Payments and (ii) Advance Payments.

          "PREPAYMENT INTEREST" means, as of any Distribution Date, the lesser of (I) the excess of (x) one month's interest due on the aggregate amount of Principal Prepayments on the Mortgage Loans during the preceding Prepayment Period over (y) the aggregate amount of interest paid by the Mortgagors in respect of the amounts of such Principal Prepayments, and (II) the aggregate Master Servicing Fee payable on such Distribution Date; provided that the portion of the Master Servicing Fee that constitutes the PHH Servicing Fee shall only be included to the extent of Principal Prepayments in full on the PHH Mortgage Loans.

          "PREPAYMENT INTEREST SHORTFALL" means, with respect to any Distribution Date, the excess, if any, of (x) the amount described in Clause I of the definition of Prepayment Interest over (y) the aggregate Master Servicing Fee payable on such Distribution Date; provided that the portion of the Master Servicing Fee that constitutes the PHH Servicing Fee shall only be included to the extent of Principal Prepayments in full on the PHH Mortgage Loans.

          "PREPAYMENT PERIOD" means, as to any Distribution Date, the calendar month preceding the month of distribution.

          "PRESERVATION EXPENSES" means reasonable and customary expenditures made by the Master Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes and assessments, payments to senior lienholders or holders of any ground lease, hazard insurance premiums, property restoration or preservation.

          "PRIMARY MORTGAGE INSURANCE POLICY" means a policy of primary mortgage guaranty insurance issued by an insurance company or provided by the FHA or the VA with respect to any Mortgage Loan.

          "PRINCIPAL BALANCE" means, with respect to any Mortgage Loan, as of the date of any determination, the sum of: (i) the principal balance of such Mortgage Loan remaining to be paid by the Mortgagor as of the Cut-Off Date after deduction of all payments due on or before the Cut-Off Date, and (ii) with respect to any Negative Amortization Loan, the amount of any Deferred Interest on such Mortgage Loan that is or has been added to the principal balance thereof, minus the sum of (i) all amounts previously received or Advances made by the Master Servicer or any Servicer in respect of principal of such Mortgage Loans that have been distributed to Certificateholders pursuant to Section 6.05; and (ii) all Realized Losses allocated to Certificateholders with respect thereto on any previous Distribution Date.

          "QUALIFIED LIQUIDATION" shall have the meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

          "RATING AGENCY" means any nationally recognized statistical organization rating the Certificates at the request of the Unaffiliated Seller; as of the date hereof: (i) with respect to the Class A, Class IO, Class PO and Class M Certificates, DCR, Fitch and Moody's and (ii) with respect to the Class B Certificates, DCR.

          "REAL ESTATE" means all Loan Collateral whose perfection is governed by state real estate statutes or other state real estate law.

          "REALIZED LOSS" means an amount determined by the Master Servicer and evidenced by an Officer's Certificate delivered to the Trustee, in connection with any Mortgage Loan equal to (a) with respect to any Liquidated Loan (other than a Liquidated Loan with respect to which a Deficient Valuation has occurred), the excess of the Principal Balance of such Liquidated Loan plus interest thereon at a rate equal to the sum of the applicable Net Mortgage Rate and the Trustee Fee Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such liquidation over proceeds, if any, received in connection with such liquidation, after application of all withdrawals permitted to be made by the Master Servicer from the related Collection Account with respect to such Mortgage Loan, or (b) with respect to any Mortgage Loan which has become the subject of a Deficient Valuation, the excess of the Principal Balance of the Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation.

          "RECORD DATE" means, with respect to any Distribution Date the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "RECORDS" means all documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by the Master Servicer or by or on behalf of the Unaffiliated Seller with respect to the Mortgage Loans and the related Mortgagors.

          "RELATED DOCUMENTS" means the Sale Agreement, the Unaffiliated Seller's Agreement and all documents and instruments required to be delivered hereunder and thereunder.

          "REMIC" means a "real estate mortgage investment conduit", within the meaning of Section 860D of the Code.

          "REMIC I" means the corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the List of Loans, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-Off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date, together with the Mortgage Files relating to the Mortgage Loans,
(b) REO Property, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          "REMIC I REGULAR INTEREST" means any of the ten separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance set forth in Section 2.08.

          "REMIC II" means the segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

          "REMIC PROVISIONS" means provisions of the federal income tax law relating to REMICs, which appear at Section 860A through 860G of the Subchapter M of Chapter 1 of the Code and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          "REO PROPERTY" means Loan Collateral acquired by the Master Servicer or any Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

          "REPORT DATE" has the meaning set forth in Section 4.11.

          "REPRESENTATION LETTER" means letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Book-Entry Certificates registered in the Certificate Register under the nominee name of the Depository.

          "REPURCHASE PRICE" means, with respect to any Mortgage Loan, the amount equal to the sum of (i) the Principal Balance of such Mortgage Loan immediately prior to the repurchase date, (ii) any accrued and unpaid interest thereon, calculated at the Mortgage Rate and (iii) all Outstanding Advances related to such Mortgage Loan at the time of the repurchase minus any Net
                                                            -----
Liquidation Proceeds received with respect thereto and not previously applied to reduce the Principal Balance of such Mortgage Loan, which amount has been deposited into the Collection Account pursuant to Section 4 of the Sale Agreement or Sections 3.06 or 10.02 of this Agreement.

          "REQUEST FOR RELEASE" means the form set forth as Exhibit E hereto.

          "REQUIRED CERTIFICATEHOLDERS" means Holders who hold Senior Certificates evidencing at least 51% of the Senior Certificates or, if the Senior Certificates are no longer outstanding, Holders who hold at least 51% in aggregate Voting Rights in the Subordinate Certificates; provided, however, that
                                                         --------  -------
for purposes of Section 10.05(b), such percentage shall be increased from 51% to 66%.

          "REQUIRED INFORMATION" means with respect to a Mortgage Loan, (a) the name and address of the Mortgagor, (b) the outstanding principal balance of the Mortgage Loan, (c) the maturity date, (d) the interest rate, (e) the current Monthly Payment, (f) the value of the related Mortgaged Property determined in accordance with a broker's price opinion or appraisal generally obtained not earlier than 18 months prior to the Cut-Off Date, (g) the Loan-to-Value Ratio as of the Cut-Off Date, and (h) the type of Mortgaged Property, occupancy status and the Mortgage Loan purpose; provided, that the Master Servicer's obligation
                               --------
to furnish any portion of the Required Information to any Person shall not require the Master Servicer to fail to observe any applicable law prohibiting disclosure of information regarding the Mortgagors.

          "RESIDUAL CERTIFICATES" means, together, the Class R-I and the Class R-II Certificates.

          "RESPONSIBLE OFFICER" means any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, any Corporate Trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "RTC" means the Resolution Trust Corporation.

          "SALE AGREEMENT" means the Loan Sale Agreement dated as of September 15, 1997, by and between the Unaffiliated Seller and

Wilshire Funding Corporation, providing for the transfer of the Mortgage Loans to the Unaffiliated Seller.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR CERTIFICATES" means, collectively, the Class A-I, Class A-II, Class A-III, Class PO and Class IO Certificates.

          "SENIOR PERCENTAGE" means, on any Distribution Date, the percentage equivalent of (i) the sum of the Certificate Principal Balances of the Class A Certificates and Class PO Certificates divided by (ii) the sum of the Certificate Principal Balances of all of the Certificates, in each case, immediately prior to such Distribution Date.

          "SERVICER" means any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement as permitted by Section 4.03 hereof.

          "SERVICING OFFICER" means any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans whose name appears on a list of servicing officers attached to Officer's Certificates furnished to the Trustee and the Back-Up Servicer, as such lists may be amended from time to time.

          "SERVICING STANDARD" means servicing, collection and investor reporting systems and procedures consistent with (i) those systems and procedures set forth in the WSC Servicing Guide, (ii) this Agreement, (iii) applicable law and (iv) customary and prudent practices in the residential mortgage loan servicing industry.

          "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, or its successor in interest.

          "START-UP DAY" means the Closing Date.

          "SUBORDINATE CERTIFICATES" means the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

          "SUBORDINATE PERCENTAGE" means, with respect to any Distribution Date, 100% minus the Class A-I Percentage for such Distribution Date.
     -----

          "SUBORDINATE PREPAYMENT PERCENTAGE" means, with respect to any Distribution Date, a percentage equal to 0% for any Distribution Date prior to October 2002, 30% of the Subordinate Percentage for any Distribution Date occurring from October 2002 to September 2003, 40% of the Subordinate Percentage for any Distribution Date occurring from October 2003 to September 2004, 60% of the Subordinate Percentage for any Distribution Date occurring from October 2004 to September 2005, 80% of the Subordinate Percentage for any Distribution Date occurring from October 2005 to September 2006, and 100% of the Subordinate Percentage thereafter; provided that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Cut-Off Date, the Subordinate Prepayment Percentage will be 0%; and provided further that no increase in the Subordinate Prepayment Percentage will occur on any Distribution Date on which the Class A-I Prepayment Percentage is not permitted to decrease in accordance with the definition thereof.

          "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, an amount equal to the sum of:

          (i) the Adjusted Subordinate Percentage of the portion of the Available Distribution Amount with respect to such Distribution Date that is attributable to the principal portion of Monthly Payments due on the Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan), whether or not received by the Master Servicer or any Servicer;

          (ii) the Adjusted Subordinate Prepayment Percentage of portion of the Available Distribution Amount that is attributable to (a) any amounts received in connection with the repurchase of any Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such repurchase proceeds allocable to interest), (b) the aggregate Net Liquidation Proceeds, Net Insurance Proceeds and condemnation awards received in respect of a Mortgage Loan in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage Loan and less the portion of such amount allocable to interest), and (c) all full and partial Principal Prepayments by the Mortgagors of Mortgage Loans in Pool I (after the deduction of the Class PO Principal Percentage of such amount attributable to any Class PO Mortgage
     Loan);

          (iii) the Subordinate Percentage for such Distribution Date of (a) the sum of the related Surplus Percentages for Pool II and Pool III for such Distribution Date multiplied by the principal portion of Monthly Payments due on the Mortgage Loans in Pool II and Pool III, respectively, whether or not received by the Master Servicer or any Servicer, multiplied by (b) the Deficit Percentage for Pool I for such Distribution Date; and

          (iv) the Subordinate Prepayment Percentage of (a) the sum of the related Surplus Percentages for Pool II and Pool III for such Distribution Date multiplied by the principal portion of all payments received on the Mortgage Loans in

     Pool II and Pool III (other than Monthly Payments), respectively, multiplied by (b) the Deficit Percentage for Pool I for such Distribution Date.

          "SUB-SERVICING AGREEMENT" means any written contract between the Master Servicer and any Servicer, relating to servicing, and collection of the Mortgage Loans.

          "SUCCESSOR SERVICER" means any successor to the Master Servicer, which may include the Back-Up Servicer.

          "SURPLUS PERCENTAGE" means, with respect to any Pool and any Distribution Date, a percentage equal to 100% minus the Non-Surplus Percentage for such Pool and such Distribution Date.

          "T&I ACCOUNT" means "T&I Account" as that term is defined in Section
4.24 hereof.

          "TAX" or "TAXES" means all taxes, charges, fees, levies or other assessments, including, without limitation, income, gross receipts, profits, withholding, excise, property, sales, use, occupation and franchise taxes (including, in each such case, any interest, penalties or additions attributable to or imposed on or with respect to any such taxes, charges, fees or other assessments) imposed by the United States, any state or political subdivision thereof, any foreign government or any other jurisdiction or taxing authority.

          "TAX MATTERS PERSON" means the Person appointed as such pursuant to
Section 10.18.

          "TIME SHARE" means the right to occupy residential real property during a certain period of time in each calendar year, along with an undivided fee simple interest, as a tenant in common with all others having a right to occupy such property, in the related Real Estate.

          "TIME SHARE LOAN" means a Mortgage Loan secured by an interest in a Time Share.

          "TRUST FUND" means, collectively, the assets of REMIC I and REMIC II.

          "TRUST TERMINATION DATE" means "Trust Termination Date" as that term is defined in Section 10.01.

          "TRUSTEE FEE" means an amount payable to the Trustee on each Distribution Date pursuant to Section 9.12 hereof and in accordance with Section
6.04 hereof, and equal to one-twelfth of the product of (i) the Trustee's Fee Rate and (ii) the aggregate Principal Balances of the Mortgage Loans as of the opening of business on the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date).

          "TRUSTEE'S FEE RATE" means 0.020% per annum.

          "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, as otherwise provided in regulations), or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          "UNAFFILIATED SELLER'S AGREEMENT" means the Unaffiliated Sellers' Agreement dated as of September 15, 1997 between the Unaffiliated Seller and the Depositor.

          "UNCERTIFICATED REMIC I REGULAR INTERESTS" means Uncertificated REMIC I Regular Interest A, Uncertificated REMIC I Regular Interest B, Uncertificated REMIC I Regular Interest C, Uncertificated REMIC I Regular Interest D, Uncertificated REMIC I Regular Interest E, Uncertificated REMIC I Regular Interest F, Uncertificated REMIC I Regular Interest G, Uncertificated REMIC I Regular Interest H, Uncertificated REMIC I Regular Interest I and Uncertificated REMIC I Regular Interests J.

          "UNCERTIFICATED REMIC I REGULAR INTEREST A" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-I Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the sum of the Class A-I Pass-Through Rate and Class IO Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST B" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class M-1 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the sum of the Class M-1 Pass-Through Rate and the Class IO Pass-Through Rate.

     "UNCERTIFICATED REMIC I REGULAR INTEREST C" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class M-2 Certificates and the denominator of which is the aggregate Certificate Principal

Balance of all of the Certificates, and which bears interest at a rate equal to the sum of the Class M-2 Pass-Through Rate and the Class IO Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST D" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class M-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the sum of the Class M-3 Pass-Through Rate and the Class IO Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST E" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the Class A-II Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST F" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class A-III Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the Class A-III Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST G" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class PO Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

          "UNCERTIFICATED REMIC I REGULAR INTEREST H" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class B-1 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the Class B Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST I" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class B-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the Class B Pass-Through Rate.

          "UNCERTIFICATED REMIC I REGULAR INTEREST J" means an uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the Certificate Principal Balance of the Class B-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to the Class B Pass-Through Rate.

          "UNREGISTERED CERTIFICATES" means, collectively, the Class B-1, Class B-2, Class B-3, Class R-I and Class R-II Certificates.

          "VA" means the Veterans Administration.

          "VOTING RIGHTS" means the portion of the aggregate voting rights of all the Certificates evidenced by a Certificate. 98% of all Voting Rights will be allocated among the Certificates (other than the Class IO Certificates and Class R Certificates) in proportion to their Certificate Principal Balances, 1% of all Voting Rights will be allocated among the Class IO Certificates in proportion to their Percentage Interests and 0.5% and 0.5% of all Voting Rights will be allocated to the Class R-I Certificates and Class R-II Certificates, respectively, in proportion to their Percentage Interests.

          "WEIGHTED AVERAGE POOL NET MORTGAGE RATE" means, with respect to any Distribution Date and each Pool, the weighted average of the Net Mortgage Rates on the Mortgage Loans in such Pool as of the Due Dates for such Mortgage Loans in the second preceding Due Period, weighted on the basis of the Principal Balance of each such Mortgage Loan immediately prior to such Distribution Date; provided that for the purposes of such calculation, the Class PO Principal Percentage of each Class PO Mortgage Loan will be excluded and the Net Mortgage Rate on the remaining portion of such Principal Balance will be deemed to be equal to 7.25% per annum.

          "WILSHIRE SELLER" means Wilshire Funding Corporation in its capacity as seller under the Sale Agreement.

          "WSC" means Wilshire Servicing Corporation, a Delaware corporation, and its successors.

          Section 1.02.  Provisions of General Application.  For all purposes of
                         ---------------------------------
this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

          (a) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          (b) All terms used in Article 9 of the UCC, and not specifically defined herein, are used herein as defined in such Article 9.

          (c) The terms defined in this Article include the plural as well as the singular.

          (d) The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole. All references to Articles and Sections shall be deemed to refer to Articles and Sections of this Agreement.

          (e) References to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute to which reference is made and all regulations promulgated pursuant to such statutes.

          Section 1.03.  Business Day Certificate.  On the Closing Date (with
                         ------------------------
respect to the remainder of the calendar year 1997) and thereafter, within 15 days prior to the end of the calendar year while this Agreement remains in effect (with respect to the succeeding calendar years), the Master Servicer shall provide the Trustee and the Back-Up Servicer a certificate of a Servicing Officer specifying the days other than Saturdays or Sundays on which banks in the States of Oregon, California and New York are required, or authorized by law, to close.

          Section 1.04.  Trust Name.  The trust created hereby shall be
                         ----------
designated the "Wilshire Funding Corporation Mortgage Backed Trust 1997-WFC1" and all legal actions maintained or taken by the Master Servicer or the Trustee in respect of the Trust Assets, except as otherwise required by law, shall indicate that they are taken by the Master Servicer or the Trustee in such capacity on behalf of the Trust.


                                   ARTICLE II

                            TRANSFER OF TRUST ASSETS

          Section 2.01.  Conveyance of Trust Assets; Establishment of the Trust.
                         ------------------------------------------------------
(a) On the Closing Date, the Depositor, with the execution and delivery of this Agreement and on the terms set forth herein does hereby grant, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Holders of the Certificates, without recourse (except to the extent specified herein), all right, title and interest of the Depositor in, to and under the Trust Fund including, without limitation, (a) the Mortgage Loans listed in the List of Loans, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-Off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans and (e) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

          In connection with such transfer and assignment, the Depositor does hereby also irrevocably transfer, assign, set over and otherwise convey to the Trustee all of its rights under the Unaffiliated Seller's Agreement (other than its rights to indemnification thereunder).

          In connection with the Depositor's assignment, the Depositor shall direct, and hereby represents and warrants that it has directed, the Unaffiliated Seller to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee, on or before the Closing Date, the Loan File Documents for each Mortgage Loan so assigned. Neither the Trustee, the Depositor nor the Master Servicer shall be liable for any failure by the Unaffiliated Seller to comply with the document delivery requirements.

          (b) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as "Wilshire Funding Corporation Mortgage-Backed Trust 1997-WFC1" and does hereby appoint Bankers Trust Company of California, N.A. as Trustee in accordance with the provisions of this Agreement.

          (c) On the Closing Date the Trustee shall issue the Certificates, registered in such names as the Depositor shall direct, and shall deliver the Certificates as directed by the Depositor.

          Section 2.02.  Purposes and Powers.  The purpose of the Trust is to
                         -------------------
engage in the following activities, and only such activities: (i) the issuance of the Certificates and the acquiring, owning and holding of the Mortgage Loans and the Trust Assets in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Assets and distributions to the Holders of the Certificates.

          Section 2.03.  Possession of Loan Files; Access to Loan Files.  (a)
                         ----------------------------------------------
The Trustee, by its execution of this Agreement, does hereby acknowledge the conveyance of the Trust Assets and declares that the Trustee will hold such Trust Assets conveyed by the Depositor and all other Trust Assets in trust, for the use and benefit of the Holders of the Certificates subject to the terms and provisions hereof. The Trustee shall act as the custodian with respect to the Loan File Documents; provided, however, that the Trustee may, upon receipt of a
                     --------  -------
Request for Release from the Master Servicer, release any Loan File Document to the Master Servicer, for the limited purpose, if necessary, of temporarily assisting the Master Servicer to conduct collection and other servicing activities. The Trustee shall not be under any duty or obligation to inspect, review or examine any document, instrument, certificate, agreement or other papers to determine that they are valid, legal, genuine, enforceable, in recordable form, sufficient, duly authorized or appropriate for the represented purpose or that they are other than what they purport to be on their face.

          (b) The Trustee shall hold and acknowledges that it is holding the Loan File Documents (except for those noted on the Exception Report given to the Depositor, the Unaffiliated Seller and the Master Servicer on the Closing Date) as the Trustee with respect thereto. The Trustee shall not have any responsibility, duty, obligation or liability with respect to the Master Servicer acting as a custodian hereunder or with respect to any document, agreement, certificate or instrument held or purported to be held by the Master Servicer.

          (c) The Master Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, shall have and perform the following powers and duties:

               (i) hold such Loan File Documents on behalf of the Trustee for the benefit of the Trust and the Holders of the Certificates, and maintain a current inventory thereof;

               (ii) implement policies and procedures in accordance with the Master Servicer's normal business practices with respect to the handling and custody of such Loan File Documents so that the integrity and physical possession of the Loan File Documents will be maintained; and

               (iii) attend to all details in connection with maintaining custody of such Loan File Documents on behalf of the Trustee on behalf of the Trust and the Holders of the Certificates.

          (d) The Master Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, agrees that it does not and will not have or assert any beneficial ownership interest in the related Mortgage Loans or the Loan File Documents or any other Trust Asset. Promptly upon the Trust's acquisition thereof, the Master Servicer shall mark conspicuously each original or copy of a contractual document with an Mortgagor, and its master data processing records evidencing each Mortgage Loan with a legend, evidencing that each Mortgage Loan has been assigned to the Trustee for the benefit of the Trust, together with all right and title thereto and interest therein as provided herein.

          (e) The Master Servicer, upon receipt of any Loan File Documents in accordance with Section 2.03(a) hereof, shall maintain such Loan File Documents in its possession at its office located in Portland, Oregon, or at such other offices of the Master Servicer as shall from time to time be identified by prior written notice to the Trustee. Subject to the foregoing, the Master Servicer may temporarily move individual Loan File Documents or any portion thereof without notice as necessary to conduct collection and other servicing activities.

          (f) The Depositor authorizes the Trustee and does hereby make, constitute and appoints the Trustee, with full power of substitution, as the true and lawful attorney-in-fact of the Depositor with power, (A) in the case of an Assignment by the RTC or the FDIC in blank, to fill in the blank and (B) and the case of a Note with an endorsement by the Wilshire Seller, the RTC or the FDIC in blank, to endorse the Note, using a stamp provided to the Trustee by WSC which reads as follows:

          "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of September 15, 1997 for Wilshire Funding Corporation Mortgage-Backed Trust 1997-WFC1; without recourse."

The Depositor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement.

          (g) WSC will provide to the Trustee the stamps described in Section 2.03(f) hereof within 15 days of the Closing Date. The Trustee will complete the assignments and endorsements as described above within thirty Business Days of receipt of such stamps.

          (h) If WSC is in possession of such policy, WSC shall deliver to the Trustee the original lender's title insurance policy with respect to each Mortgage Loan, together with any endorsements thereto, by the twenty-first Business Day following the Closing Date. Within 30 days following the Closing Date, the Trustee will notify the Master Servicer if the Trustee has not yet received all of such title insurance policies.

          (i) The Trustee shall segregate and maintain continuous custody of all mortgage documents constituting the Loan File Documents in secure and fireproof facilities in accordance with customary standards for such custody. The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, legality, enforceability, sufficiency, due authorization, recordability or genuineness of any document in the Loan File Documents or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any Mortgage Loan.

          Section 2.04.  Certification.  On the Closing Date, the Trustee shall
                         -------------
ascertain that all documents listed in Item 1 of Exhibit C hereto as a "Loan File Document" are in its possession, and shall deliver to the Unaffiliated Seller, the Master Servicer, and the Depositor a certification in the form of Exhibit D hereto (the "EXCEPTION REPORT") to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with the exception of the documents listed on the schedule attached thereto: (i) all documents required to be delivered pursuant to
Section 2.03 hereof are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan. Within 30 days following the Closing Date, the Trustee shall ascertain that all documents listed in Exhibit C (other than item number 4) hereto as a "Loan File Document" are in its possession, and shall deliver to the Unaffiliated Seller, the Master Servicer, and the Depositor an Exception Report to the effect that, as to each Mortgage Loan (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), with the exception of the documents listed on the schedule attached thereto: (i) all documents required to be delivered pursuant to Section 2.03 hereof are in its possession and (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan.

          Section 2.05.  Further Action Evidencing Assignments.  (a)  The
                         -------------------------------------
Unaffiliated Seller agrees that it shall cooperate with the Master Servicer and the Trustee, and the Master Servicer agrees to cause the Unaffiliated Seller to, from time to time, at the Unaffiliated Seller's expense, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Master Servicer may reasonably request, in order to perfect, protect or more fully evidence the transfer of the Trust Assets to the Trust or to enable the Trustee to exercise or enforce any of its rights hereunder.

          (b) The Master Servicer shall promptly (and in no event later than 180 days following the Closing Date) request from the Trustee and submit for recording in the appropriate public office for real property records, each Assignment. With respect to any Assignment, as to which the related recording information is unavailable within such 180-day period following the Closing Date, such Assignment shall be submitted for recording not later than 60 days after receipt of such information but in no event later than one year after the Closing Date. The Master Servicer shall supply the Trustee with, and the Trustee shall retain, a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Unaffiliated Seller shall, pursuant to the Sale Agreement require the related Seller promptly to prepare a substitute Assignment or cure such defect, as the case may be, and thereafter the Master Servicer shall submit each such Assignment for recording. Within 210 days of the Closing Date, the Unaffiliated Seller shall deliver to the Trustee each original Assignment, with evidence of recording thereon, and a copy of each Assignment which has been submitted for recording but has not yet been returned from the recording office.

          (c) Within 360 days after the Closing Date, the Trustee shall notify the Master Servicer in writing indicating the loans for which the Trustee has not received the original Assignment, or a copy of an Assignment as set forth in subparagraph (b) above.

          (d) The Trustee hereby grants to the Master Servicer a power of attorney to execute all documents on behalf of the Trustee as may be necessary or desirable to effectuate the foregoing.

          Section 2.06.  Grant of Security Interest; Intended Characterization.
                         -----------------------------------------------------
(a) It is intended that the conveyances by the Depositor to the Trustee of the Mortgage Loans as provided for in Section 2.01 be construed as a sale by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders. Further, it is not intended that any such conveyance be deemed to be a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans are held to be property of the Depositor or of the Unaffiliated Seller or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyances provided for in this Section 2.01 shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, (B) all amounts payable pursuant to the

Mortgage Loans in accordance with the terms thereof and (C) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Collection Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Depositor's or the Unaffiliated Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B) and (C) granted by the Unaffiliated Seller to the Depositor pursuant to the Unaffiliated Seller's Agreement; (c) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

          (b) The Depositor and, at the Depositor's direction, the Unaffiliated Seller and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Depositor shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans as evidenced by an Officer's Certificate of the Depositor, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Unaffiliated Seller, the Depositor or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name),
(2) any change of location of the place of business or the chief executive office of the Unaffiliated Seller or the Depositor or (3) any transfer of any interest of the Unaffiliated Seller or the Depositor in any Mortgage Loan.

          (c) Neither the Unaffiliated Seller nor the Depositor shall take any action inconsistent with the sale by the Unaffiliated Seller and the Depositor of all of their respective right, title and interest in and to the Trust Fund and shall indicate or shall cause to be indicated in their respective records and records held on their respective behalf that ownership of each Mortgage Loan and the other property of the Trust Fund is held by the Trustee on behalf of the Trust. In addition, the Unaffiliated Seller and the Depositor shall respond to any inquiries from third parties with respect to ownership of a Mortgage Loan or any other property of the Trust Fund by stating that it is not the owner of such Mortgage Loan and that ownership of such Mortgage Loan or other property of the Trust Fund is held by the Trustee on behalf of the Certificateholders.

          Section 2.07.  Transmission of Loan File Documents.  Written
                         -----------------------------------
instructions as to the method of shipment and shipper(s) the Trustee is directed to utilize in connection with transmission of files and loan documents in the performance of the Trustee's duties hereunder shall be delivered by the Master Servicer to the Trustee prior to any shipment of any Loan Files and loan documents hereunder. In the event that the Master Servicer fails to provide such written instructions, the Trustee shall be hereby authorized by the Master Servicer to use a nationally recognized courier servicer. The Master Servicer will arrange for the provision of such services at its sole cost and expense (or, at the Trustee's option, reimburse the Trustee for all costs and expenses incurred by the Trustee consistent with such instructions or for having used an overnight courier service) and will maintain such insurance in connection with shipment of the Loan Files against loss or damage to files and loan documents as the Master Servicer deems appropriate. Without limiting the generality of the provisions of Section 8.04(b) hereof, it is expressly agreed that in no event shall the Trustee have any liability for any losses or damages to any Person with respect to the Loan Files arising out of actions of the Trustee consistent with instructions of the Master Servicer.

          Section 2.08.  Miscellaneous REMIC Provisions.
                         ------------------------------

          (a) The Trust shall elect that REMIC I and REMIC II shall be treated as REMICs under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such REMIC elections.

          (b) The Class A-I, Class A-II, Class A-III, Class IO, Class PO, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, and Class B-3 Certificates are hereby designated as "regular interests" with respect to REMIC II and the Class R-II

Certificates are hereby designated as the single class of "residual interest" with respect to REMIC II. The Uncertificated REMIC I Regular Interest A, Uncertificated REMIC I Regular Interest B, Uncertificated REMIC I Regular Interest C, Uncertificated REMIC I Regular Interest D, Uncertificated REMIC I Regular Interest E, Uncertificated REMIC I Regular Interest F, Uncertificated REMIC I Regular Interest G, Uncertificated REMIC I Regular Interest H, Uncertificated REMIC I Regular Interest I and Uncertificated REMIC I Regular Interest J are hereby designated as "regular interests" with respect to REMIC I and the Class R-I Certificates are hereby designated as the single class of "residual interest" with respect to REMIC I.

          (c) The Uncertificated REMIC I Regular Interests shall have the following characteristics and terms:

                                                     Original                     Final
         Class            Corresponding REMIC II    Principal     Interest       Payment
      Designation           Regular Interests        Balance        Rate          Date
------------------------  ----------------------  --------------  ---------  ---------------
Uncertificated REMIC I           A-I, IO          $46,655,248.00     (1)     August 25, 2027
 Regular Interest A
Uncertificated REMIC I           M-1, IO          $ 8,807,123.00     (2)     August 25, 2027
 Regular Interest B
Uncertificated REMIC I           M-2, IO          $ 6,605,342.00     (3)     August 25, 2027
 Regular Interest C
Uncertificated REMIC I           M-3, IO          $ 5,137,489.00     (4)     August 25, 2027
 Regular Interest D
Uncertificated REMIC I             A-II            35,584,475.00     (5)     August 25, 2027
 Regular Interest E
Uncertificated REMIC I            A-III           $26,166,367.00     (6)     August 25, 2027
 Regular Interest F
Uncertificated REMIC I              PO            $ 1,682,950.00     (7)     August 25, 2027
 Regular Interest G
Uncertificated REMIC I             B-1            $ 9,908,014.00     (8)     August 25, 2027
 Regular Interest H
Uncertificated REMIC I             B-2            $ 1,834,817.00     (9)     August 25, 2027
 Regular Interest I
Uncertificated REMIC I             B-3            $ 4,403,561.76    (10)     August 25, 2027
 Regular Interest J

(1)  Sum of Class A-I Pass-Through Rate and Class IO Pass-Through Rate.
(2)  Sum of Class M-1 Pass-Through Rate and Class IO Pass-Through Rate
(3)  Sum of Class M-2 Pass-Through Rate and Class IO Pass-Through Rate
(4)  Sum of Class M-3 Pass-Through Rate and Class IO Pass-Through Rate.
(5)  Class A-II Pass-Through Rate
(6)  Class A-III Pass-Through Rate
(7)  0.00%
(8)  Class B-1 Pass-Through Rate
(9)  Class B-2 Pass-Through Rate

(10)      Class B-3 Pass-Through Rate

The Uncertificated REMIC I Regular Interests shall be issued as non-certificated interests and recorded on the records of REMIC I as being issued to and held by the Trustee on behalf of REMIC II.

          (d) On each Distribution Date, the Available Distribution Amount shall be applied as principal of particular Uncertificated REMIC I Regular Interests in amounts corresponding to the aggregate respective amounts required to be applied as principal of their corresponding REMIC II regular interest (as set forth herein).

          (e) The Available Distribution Amount shall be applied as interest to particular Uncertificated REMIC I Regular Interests in an amount corresponding to the interest accrued on the Certificate Principal Balances of such Uncertificated REMIC I Regular Interests at the interest rate for such Uncertificated REMIC I Regular Interest as stated in Section 2.08(c).

          No distributions will be made on the Class R-I Certificate, except that any distribution of the proceeds of the final remaining assets of REMIC I shall be distributed to the holder thereof upon presentation and surrender of the Class R-I Certificate.

          (f) The Startup Day is hereby designated as the "Start-Up Date" of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (g) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of Certificates representing a regular interest in the REMIC would be reduced to zero is June 25, 2027, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.


                                  ARTICLE III

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

          Section 3.01.  Representations, Warranties and Covenants of the
                         ------------------------------------------------
Unaffiliated Seller.  The Unaffiliated Seller represents and warrants to the
-------------------
Master Servicer, the Trustee, for its own benefit and for the benefit of the Holders of the Certificates and the Depositor, as of the Closing Date, as follows:

          (i) The Unaffiliated Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction of organization and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified;

          (ii) The Unaffiliated Seller has the power and authority to own and convey all of its properties and assets and to execute and deliver this Agreement and the Related Documents and to perform the transactions contemplated hereby and thereby;

          (iii) The execution, delivery and performance by the Unaffiliated Seller of this Agreement, the Sale Agreement, the Unaffiliated Seller's Agreement and the Related Documents to which it is a party and the transactions contemplated hereby and thereby, (A) have been duly authorized by all necessary action on the part of the Unaffiliated Seller, (B) do not, in any material respect, contravene or cause the Unaffiliated Seller to be in default under (x) the Unaffiliated Seller's "Certificate of Incorporation" or "Bylaws", (y) any contractual restriction contained in any indenture, loan or credit agreement, lease, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property or (z) any law, rule, regulation, order, writ, judgment, award, injunction, or decree applicable to, binding on or affecting the Unaffiliated Seller or its property and (C) do not result in or require the creation of any material Adverse Claim upon or with respect to any of the property of the Unaffiliated Seller;

          (iv) This Agreement, the Certificates and any Related Documents to which the Unaffiliated Seller is a party have each been duly executed and delivered on behalf of the Unaffiliated Seller;

          (v) No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Unaffiliated Seller of this Agreement, or the Related Documents;

          (vi) Each of this Agreement and each of the Related Documents is the legal, valid and binding obligation of the Unaffiliated Seller enforceable against the Unaffiliated Seller in accordance with its respective terms, subject to bankruptcy laws and other similar laws of general application affecting creditors, and subject to the application of rules of equity, including those respecting the availability of specific performance;

          (vii) There is no pending or, to the best knowledge of the Unaffiliated Seller, threatened action, suit, proceeding or investigation, against or affecting the Unaffiliated Seller, its officers or managers, or the property of the Unaffiliated Seller, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority which may result in a material adverse change in the business, condition (financial or otherwise) or operations of the Unaffiliated Seller or its performance hereunder;

          (viii) No injunction, writ, restraining order or other order against or affecting the Unaffiliated Seller, its officers, managers or property has been issued by a Governmental Authority;

          (ix) The Unaffiliated Seller has complied in all material respects with all applicable laws, rules, regulations, and orders with respect to it, its business and properties and all Mortgages and all restrictions contained in any indenture, loan or credit agreement, mortgage, security agreement, bond, note, or other agreement or instrument binding on or affecting the Unaffiliated Seller or its property;

          (x) The Unaffiliated Seller has filed on a timely basis all tax returns (federal, state, and local) required to be filed and has paid or made adequate provisions for the payment of all taxes, assessments, and other governmental charges due from the Unaffiliated Seller (if any);

          (xi) With respect to the Unaffiliated Seller, there has occurred no event which has a material adverse effect on the Unaffiliated Seller's operations, including its ability to perform its obligations under this Agreement;

          (xii) The Unaffiliated Seller is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; the Unaffiliated Seller has not incurred Debts beyond its ability to pay; the Unaffiliated Seller, after giving effect to the transactions contemplated by this Agreement, will have an adequate amount of capital to conduct its business in the foreseeable future; and the transfer of the Mortgage Loans hereunder is made in good faith and without intent to hinder, delay or defraud present or future creditors of the Unaffiliated Seller;

          (xiii) For federal income tax reporting and accounting purposes, the Unaffiliated Seller will treat the transfer of each Mortgage Loan pursuant to the Sale Agreement as an absolute assignment of the Unaffiliated Seller's right, title and ownership interest in, such Mortgage Loan to the Unaffiliated Seller and has not in any other manner accounted for or treated the transactions in the Mortgage Loans by the Unaffiliated Seller contemplated thereby;

          (xiv) The principal place of business and chief execu tive office of the Unaffiliated Seller are located at the address of the Unaffiliated Seller set forth in Section 10.06 and there are currently no, and during the past four months there have not been any, other locations where the Unaffiliated Seller is located (as that term is used in the UCC) or keeps Records;

          (xv) Each Mortgage Loan was purchased by the Unaffiliated Seller on the Closing Date pursuant to the Sale Agreement; any amendments or waivers in respect thereto have been delivered to the Trustee; no such amendment or waiver is material in any respect; and all conditions precedent for the purchase under the Sale Agreement were satisfied;

          (xvi) The Sale Agreement represents the entire agreement of the Wilshire Seller and the Unaffiliated Seller with respect to the subject matter thereof;

          (xvii) The stock of the Unaffiliated Seller is 100% owned by Wilshire Funding Corporation;

          (xviii) Neither the Unaffiliated Seller nor the Trust is an "investment company" or "under the control of an investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

          (xix) The Trust will not be treated as an association taxable as a corporation, and the Unaffiliated Seller will take no action inconsistent with such treatment;

          (xx) The Trust is not a "taxable mortgage pool"; the Unaffiliated Seller will take no action inconsistent with such tax characterization;

          (xxi) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Unaffiliated Seller contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (xxii) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Unaffiliated Seller of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Unaffiliated Seller and the performance by the Unaffiliated Seller of its obligations under this Agreement.

          (xxiii) The Unaffiliated Seller will not incur, create, assume or suffer to exist any Adverse Claim on any of its properties, revenues or assets, whether now owned or hereafter acquired;

          (xxiv) The Unaffiliated Seller will not engage in any business activity other than issuing the Certificates, acquiring and holding Mortgages securing the Certificates and entering into and performing its obligations under those agreements contemplated hereby, together with the Sale Agreement and the other Related Documents and engaging in any activities incidental thereto;

          (xxv) The Unaffiliated Seller will not incur, create, assume or suffer to exist or otherwise become or be liable in respect of any Debt, obligation or certificate other than in respect of or relating to (a) the Certificates, (b) the related placement agent agreement, or (c) taxes, assessments or governmental charges not yet due and payable;

          (xxvi) The Unaffiliated Seller will not make, incur, assume or suffer to exist any ownership interest or investment in any Person other than the Trust;

          (xxvii) Except for the transactions contemplated hereby, and by the Sale Agreement, the Unaffiliated Seller will not sell, transfer, release or otherwise dispose of any of, or grant options, warrants or other rights with respect to any of, its assets to any Person other than as contemplated or permitted by the Unaffiliated Seller's Agreement. The Unaffiliated Seller will not merge with or consolidate with or into any other Person;

          (xxviii) The Unaffiliated Seller will promptly deliver to the Trustee any amendment or waiver of any Mortgage Loan;

          (xxix) The Unaffiliated Seller will not impede the Master Servicer or the Trustee from exercising any right or remedy to which it is entitled under a Mortgage Loan;

          (xxx) The statistical information regarding the Mortgage Loans set forth in the Prospectus Supplement dated September 25, 1997 relating to the Certificates offered thereby is a fair and accurate presentation of such statistical information, which is accurate in all material respects as of its date; and

          (xxxi) (A) immediately prior to assigning each Mortgage Loan to the Depositor, the Unaffiliated Seller was the sole owner and had full right to transfer the Mortgage Loan to the Depositor and such Mortgage Loan has not been sold, assigned or pledged to any other Person, and immediately prior to the transfer of the Mortgage Loan to the Depositor, the Unaffiliated Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note; (B) the Unaffiliated Seller's Agreement constitutes the valid transfer, assignment, set-over and conveyance to the Depositor of all right, title and interest of the Unaffiliated Seller in and to the Mortgage Loans sold thereunder, free and clear of any Adverse Claim (except for any Permitted Liens on the related Loan Collateral set forth in the List of Loans); (C) without limiting the generality of the foregoing, the Unaffiliated Seller has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Mortgage Loans and has done nothing to impair the rights of the Depositor or the Trust in the Mortgage Loans or the proceeds with respect thereto, including, without limitation, paid in full all taxes and other charges payable in connection with the Mortgage Loans and the transfer of the Mortgage Loans to the Depositor or the Trust Fund, which could impair or become an Adverse Claim to the Depositor or the Trust Fund's interest in such Mortgage Loans; and (D) the transfer, assignment and conveyance of the related Mortgage Loans by the Unaffiliated Seller pursuant to the Unaffiliated Seller's Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

          Section 3.02.  Representations and Warranties of the Master Servicer.
                         ------------------------------------- ---------------
The Master Servicer hereby represents, warrants and covenants to the Unaffiliated Seller, the Depositor, the Trustee for its own benefit and for the benefit of the Holders of the Certificates that, as of the Closing Date:

          (a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Master Servicer.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Master Servicer is not in violation of, and the execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or would have consequences that would materially adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Master Servicer and its compliance with the terms hereof will not in any material respect conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Master Servicer, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or its properties or would have consequences that would materially adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Master Servicer of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Master Servicer contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Master Servicer of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Master Servicer and the performance by the Master Servicer of its obligations under this Agreement.

          Section 3.03.  Representations and Warranties of the Depositor.  The
                         -----------------------------------------------
Depositor hereby represents and warrants to the Master Servicer, the Unaffiliated Seller, the Back-Up Servicer, the Trustee for its own benefit and for the benefit of the Holders of the Certificates that as of the Closing Date:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and is in good standing in each jurisdiction in which the nature of its business requires it to be so qualified.

          (b) The execution and delivery of this Agreement by the Depositor and its performance and compliance with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor.

          (c) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) The Depositor is not in violation of, and the execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not constitute a violation with respect to, any existing law or regulation or any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which violation would have consequences that would materially adversely affect the condition (financial or other) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder. The execution, delivery and performance of this Agreement by the Depositor and its compliance with the terms hereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under, the charter documents or by-laws of the Depositor, or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Depositor is a party or by which it is bound, or result in the creation or imposition of any lien encumbrance upon any of its material properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument.

          (e) No litigation, actions, proceedings or investigations are pending or, to the best of the Depositor's knowledge, threatened against the Depositor which would have consequences that would prohibit its entering into this Agreement or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or would have consequences that would adversely affect its performance hereunder, or the validity or enforceability of this Agreement, or prevent the consummation on the part of the Depositor of any of the transactions contemplated by this Agreement.

          (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any court or any federal, state or other governmental authority or agency that are required in connection with the execution, delivery and performance by the Depositor of this Agreement, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement.

          (h) The Depositor is conveying to the Trust the entire interest in the Mortgage Loans which the Depositor has acquired from the Unaffiliated Seller, free and clear of any

     Adverse Claims created by, or for the benefit of, the Depositor.

          Section 3.04.  [Reserved].
                         ----------

          Section 3.05.  Representations and Warranties as to each Mortgage Loan
                         -------------------------------------------------------
and the other Trust Assets.
--------------------------

     (a) The Unaffiliated Seller represents and warrants to the Master Servicer, the Depositor, the Back-Up Servicer, the Trustee for its own benefit and for the benefit of the Holders of the Certificates, as to each Mortgage Loan, that it has entered into the Sale Agreement with the Wilshire Seller, that each Mortgage Loan was purchased from the Wilshire Seller pursuant to the Sale Agreement, and that the Wilshire Seller has made the following representations and warranties in respect of the Mortgage Loans conveyed pursuant to the Sale Agreement, which representations and warranties are or will be true and correct as of the Closing Date (unless otherwise specified):

                    (i) (A) the information with respect to each Mortgage Loan set forth in the List of Loans is true and correct; (B) such Mortgage Loan is denominated and payable in Dollars; (C) except for the Balloon Loans, each Mortgage Loan will provide for a schedule of payments which are, if timely paid, sufficient to fully pay the principal balance of such Mortgage Loan on or before its maturity date and to pay interest at the applicable interest rate (without giving effect to any contingent interest or shared appreciation feature); (D) to the best of its knowledge, the down payment, if any, described in the Loan File was paid in the manner stated in the Loan File; (E) to the best of the Wilshire Seller's or the Unaffiliated Seller's knowledge, the Loan Collateral, if any, the purchase of which was financed by the seller thereof under the Mortgage Loan, has been delivered to and accepted by the Mortgagor; (F) except as otherwise noted on the Exception Report and to the best of the Wilshire Seller's or the Unaffiliated Seller's knowledge, the related Loan File is complete and the contractual documents contained therein constitute the entire agreement with respect to the Mortgage Loan with respect to the Mortgagor, the Originator and the Wilshire Seller; and (G) except as otherwise noted on the Exception Report, each Loan File contains a true and complete original of any (1) Note and (2) Mortgage;

                    (ii) no Mortgage Loan was more than 89 days Delinquent, not more than 7.09%, 7.54% and 8.23% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, were 30-59 days Delinquent and not more than 2.82%, 2.01% and 3.23% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, were 60-89 days Delinquent, in each case by aggregate Principal Balance as of the close of business on the Cut-Off Date;

                    (iii) (A) the proceeds of the Mortgage Loan have been fully disbursed, and there is no obligation on the part of any Person to make future advances thereunder; (B) any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with;
          (C) all costs, fees and expenses incurred in making or closing or recording the Mortgage Loans were paid;

                    (iv) (A) such Mortgage Loan has not been satisfied, subordinated or rescinded, and no provision of the Mortgage Loan has been waived, altered or modified in any respect, except by instruments or documents identified in the Loan File; the substance of which waiver, alteration or modification has been approved by the primary mortgage guaranty insurer, if any, and by the title insurer, to the extent required by the related policy, and is reflected on the List of Loans. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the related policy, and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the List of Loans; (B) such Mortgage Loan is not and will not be subject to any right of rescission, set-off, recoupment, counterclaim or defense, whether arising out of transactions concerning the Mortgage Loan between the Mortgagor and the Originator or otherwise, and no such claim has been asserted with respect thereto; (C) to the best knowledge of the Wilshire Seller, there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Loan Collateral at a trustee's sale or the right to foreclose on the Mortgage; and (D) the Mortgagor has not notified the Wilshire Seller and the Wilshire Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Civil Relief Act;

               (v) (A) immediately prior to assigning such Mortgage Loan to the Unaffiliated Seller, the Wilshire Seller was the sole owner and had full right to transfer the Mortgage Loan to the Unaffiliated Seller and such Mortgage Loan has not been sold, assigned or pledged to any other Person, and immediately prior to the transfer of the Mortgage Loan to the Unaffiliated Seller, the Wilshire Seller was the owner of record of the related Mortgage and the indebtedness evidenced by the related Mortgage Note; (B) the Sale Agreement constitutes the valid transfer, assignment, set-over and conveyance to the Unaffiliated Seller of all right, title and interest of the Wilshire Seller in and to the Mortgage Loans sold thereunder, free and clear of any Adverse Claim (except for any Permitted Liens on the related Loan Collateral set forth in the List of Loans); (C) without limiting the generality of the foregoing, the Wilshire Seller has duly fulfilled all obligations on its part to be fulfilled under or in connection with the Mortgage Loan and has done nothing to impair the rights of the Unaffiliated Seller or the Trust in the Mortgage Loan or the proceeds with respect thereto, including, without limitation, paid in full all taxes and other charges payable in connection with the Mortgage Loan and the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust, which could impair or become an Adverse Claim to the Unaffiliated Seller or the Trust's interest in such Mortgage Loan; and (D) the transfer, assignment and conveyance of the related Mortgage Loans by the Wilshire Seller pursuant to the Sale Agreement is not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                    (vi) to the best knowledge of the Wilshire Seller and of the Unaffiliated Seller, (A) there is no Adverse Claim in respect of the Loan Collateral (including any mechanics' lien or claim for work, labor or material or tax or assessment lien) and (B) either (1) no consent for the Mortgage Loan is required by the holder of any Permitted Lien or (2) such consent has been obtained and is contained in the Loan File;

                    (vii) to the best knowledge of the Wilshire Seller and of the Unaffiliated Seller, (A) there is no default, breach, violation, or event permitting acceleration under the Mortgage Loan, and no event has occurred which, with notice and the expiration of any grace or cure period or both, would constitute a default, breach, violation, or event permitting acceleration under such Mortgage Loan; (B) there are no proceedings or investigations pending or threatened before any Governmental Authority (1) asserting the invalidity of such Mortgage Loan, (2) asserting the bankruptcy or insolvency of the related Mortgagor, (3) seeking the payment of such Mortgage Loan or (4) seeking any determination or ruling that might materially and adversely affect the validity or enforceability of such Mortgage Loan; and (C) to the best of the Wilshire Seller's or the Unaffiliated Seller's knowledge, no Mortgagor on such Mortgage Loan is bankrupt, insolvent, or is unable to make payment of its obligations when due;

          (viii) each Mortgage Note and Mortgage (1) constitutes the legal, valid and binding obligation of the Mortgagor thereunder enforceable against the Mortgagor in accordance with its terms (except as may be limited by laws affecting creditors' rights generally) and (2) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Loan Collateral for the benefit of the security afforded thereby;

                    (ix) the Mortgage Loan was assigned by the Wilshire Seller to the Unaffiliated Seller without any conduct constituting fraud or misrepresentation on the part of the Wilshire Seller, and the Wilshire Seller has no knowledge of any specific fact which should have led it to expect at the time of assignment of such Mortgage Loan that the Mortgage Loan would not be paid in full when due;

                    (x) (A) all parties which have had any ownership interest or servicing rights in the Mortgage Loan, including the Wilshire Seller, are (or, during the period in which they held and disposed of such interest, were) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Mortgagor or the Loan Collateral is located; and (B) the Mortgage Loan was not originated in, nor is subject to the laws of any jurisdiction, the laws of which would make the transfer of the Mortgage Loan to the Unaffiliated Seller or the Trust unlawful;

                    (xi) such Mortgage Loan does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, the Real Estate Settlement Procedures Act and any other laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

                    (xii) each Mortgage Loan (other than the PHH Mortgage Loans) immediately prior to its sale pursuant to the Sale Agreement was being serviced by the Master Servicer;

                    (xiii) (A) the Wilshire Seller has performed any and all acts required to be performed (if any) to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Mortgage Loans; and (B) each insurance policy with respect to the Mortgage Loan or the Loan Collateral is a valid, binding, enforceable and subsisting insurance policy of its respective kind and is in full force and effect;

                    (xiv) to the best knowledge of the Wilshire Seller and of the Unaffiliated Seller, the Loan Collateral is in good repair and free and clear of any damage that would affect materially and adversely the value of the Mortgage Loan Collateral as security for the Mortgage Loan;

                    (xv) to the best knowledge of the Unaffiliated Seller and the Wilshire Seller:

                    (A) (1) all of the improvements which were included for the purpose of determining the appraised value of the Loan Collateral lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Loan Collateral and (2) no improvement located on or being part of the Loan Collateral is in violation of any applicable zoning law or regulation, and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Loan Collateral and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                    (B) with respect to each Mortgage Loan secured by a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such deed of trust, and no fees or expenses are or will become payable by the Unaffiliated Seller or the Trust to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

                    (C) the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related security for the Mortgage Loan is sold without the prior consent of the mortgagee thereunder;

                    (D) the Loan Collateral constituting residential Real Estate is lawfully occupied under applicable law and the Unaffiliated Seller has no actual knowledge that such Loan Collateral is not so occupied;

                    (E) except as otherwise noted in the Exception Report, the Mortgage is contained in the Loan File, each such document was recorded, and all subsequent assignments have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Originator;

                    (F) a lender's title insurance policy, issued in standard
               American Land Title Association form, or other form acceptable to lenders generally in the applicable jurisdiction, by a title insurance company authorized to transact business in the state in which the related Loan Collateral is situated, together with any applicable endorsement, in an amount at least equal to the original principal balance of such Mortgage Loan, insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first (or, if so specified in the List of Loans with respect to such Mortgage Loan, second or third) mortgage lien of record on the real property described in the Mortgage Loan is in full force and effect (or, in the case of a Junior Mortgage Loan, insuring the mortgagee's interest in any Mortgage Loan that is secured by a lien that is senior to such Junior Mortgage Loan); except as set forth in the Exception Report, a true and complete original copy of such lender's title insurance policy is in the Loan File; and no claims have been made under such lender's title insurance policy, and neither the Wilshire Seller nor the Wilshire Seller has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy;

                    (G) the improvements relating to any Loan Collateral are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage customarily applicable in the mortgage industry;

                    (H) a flood insurance policy, if customarily required in the mortgage industry in the area in which the Loan Collateral is situated, is in effect with respect to each Loan Collateral with a generally acceptable carrier in an amount representing coverage customarily applicable in the mortgage industry;

                    (I) either (1) any taxes, governmental assessments, insurance premiums, water, sewer and municipal charges or ground rents which previously became due and owing have been paid, or (2) an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Master Servicer and the Servicers have not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan, except for interest accruing from the date of the Mortgage Loan or date of disbursement of the Mortgage proceeds, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest, and none of the escrow payments or other amounts advanced by the Master Servicer or the Servicers have been capitalized under any Mortgage Note or Mortgage; and

                    (J) there is no proceeding pending or, to the best of the Unaffiliated Seller's or the Wilshire Seller's knowledge, threatened for the total or partial condemnation of the Loan Collateral, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect materially and adversely the value of the Loan Collateral as security for the Mortgage Loan or the use for which the premises were intended;

                    (xvi) upon receipt of each Mortgage Loan by the Trust Fund pursuant to Article II hereof, the Trust Fund has a perfected, first-priority security interest in each Mortgage Loan and the proceeds thereof;

                    (xvii) each Mortgage is a "qualified mortgage" for purposes of the REMIC Provisions.

                    (xviii) the Mortgage is a valid, existing and enforceable lien, of the priority set forth in the List of Loans, on the Real Estate constituting Loan Collateral, including all improvements on the Mortgaged Property, subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording that are acceptable to mortgage lending institutions generally and are specifically referred to in the lender's title insurance policy referred to in paragraph (xv)(F) above, and that do not adversely affect the Appraised Value of the Mortgaged Property; and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Loan Collateral (collectively, "Permitted Liens"). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan as additional Loan Collateral establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Wilshire Seller has full right to sell and assign the same to the Purchaser;

               (xix)  to the best knowledge of the Wilshire Seller, the Mortgage
          Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (xviii) above;

               (xx) no Mortgage Loan contains provisions pursuant to which Monthly Payments are (A) paid or partially paid with funds deposited in any separate account established by the Originator, the Wilshire Seller, the Mortgagor, or anyone on behalf of the Mortgagor or (B) contains any other similar provisions which may constitute a "buydown" provision. No Mortgage Loan has a shared appreciation or other contingent interest feature; not more than 1.60% and 22.79% of the Mortgage Loans in Pool II and Pool III, respectively, in each case by aggregate Principal Balance, contain provisions permitting negative amortization;

               (xxi) except with respect to not more than 28.09% of the Mortgage Loans by aggregate Principal Balance as of the Cut-Off Date, each Mortgage Loan that has a Loan-to-Value Ratio as of the Cut-Off Date in excess of 80% is subject to a primary mortgage insurance policy issued by an insurance company duly qualified as such under the laws of the state where the Loan Collateral is located, licensed to write the insurance provided and approved as a primary mortgage insurer by FNMA and FHLMC; such insurance policy insures that portion of the Mortgage Loan in excess of 75% of the Appraised Value of the Loan Collateral. All provisions of such insurance policy are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such insurance policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith, and the Mortgage Interest Rate does
          not include the amount of any such premium.   Approximately 7.26% of
          the Mortgage Loans are insured by the Federal Housing Administration and approximately 5.40% of the Mortgage Loans are guaranteed by the Department of Veterans Affairs;

               (xxii) the Wilshire Seller does not expect, as to any particular Mortgage Loan included in the Trust Fund, that such Mortgage Loan will become a defaulted Mortgage Loan and that the related Mortgaged Property will be foreclosed upon (or acquired by deed-in-lieu of foreclosure);

               (xxiii) the Loan Collateral with respect to each Mortgage Loan is Real Estate owned by the Mortgagor in fee simple, provided that each Time Share Loan is additionally secured by an interest in the Time Share, and provided further that each Manufactured Housing Loan may be additionally secured by a security interest in the Manufactured Home;

               (xxiv) each Manufactured Home has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location;

               (xxv) no more than 9.83%, 0.31% and 23.03% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are Balloon Loans; no more than 0.58%, 0.40% and 0.39% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are Manufactured Housing Loans; no more than 3.80%, 7.75% and 7.41% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are secured by unimproved land; no more than 1.85%, 0.33% and 1.97% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are secured by Mixed Use Properties; no more than 0.67%, 2.94% and 1.70% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are secured by Multifamily Properties; no more than 0.16%, 0.00% and 0.17% of the Mortgage Loans in Pool I, Pool II and Pool III, respectively, are secured by Time Shares; none of the Mortgage Loans are secured by properties that are being used for commercial purposes only, and none of such properties are zoned for commercial use only;

               (xxvi) to the best knowledge of the Wilshire Seller, not more than 0.69% of the Mortgagors are currently the subject of a Chapter 13 bankruptcy proceeding since the date of acquisition of the Mortgage Loan by the Wilshire Seller; each such Mortgagor has paid all amounts due to the bankruptcy trustee in accordance with the Plan in respect of past due amounts under the Mortgage Loan, and, as of the Cut-Off Date, the Mortgagor is not 30 days or more Delinquent in respect of any amounts due under the Mortgage Loan since the date of such Plan; and

               (xxvii) as to each Mortgage Loan that was Delinquent as of the Cut-Off Date with a stated maturity date prior to the Cut-Off Date, the Wilshire Seller has mailed to the Mortgagor a unilateral modification agreement extending the stated maturity date, waiving any prior defaults by the Mortgagor in respect of Delinquent payments, and agreeing to accept the Monthly Payment determined in accordance with the original Mortgage Note, which Monthly Payment will fully amortize the Mortgage Note prior to the stated maturity date, and a copy of each such agreement is in the related Loan File;

               (xxviii) each Mixed Use Property contains at least one complete residential unit that is occupied by a natural person as a principal residence and contains other units being used for commercial purposes;

               (xxix) to the best knowledge of the Wilshire Seller, except for not more than three Mortgage Loans, as of the Cut-Off Date none of the Mortgage Loans are subject to the Home Ownership and Equity Protection Act of 1994; all notices required to be delivered to the related Mortgagor pursuant to the Home Ownership and Equity Protection Act of 1994 have been delivered and all other requirements of that Act have been complied with for each such Mortgage Loan; and

               (xxx) the amortized Loan-to-Value Ratio in the List of Loans reflects the value of the Mortgaged Property as determined in an appraisal or a broker's price opinion; the appraiser or broker was appointed by the Wilshire Seller, had no interest, direct or indirect, in the Loan Collateral or in any loan secured thereby, and its compensation is not affected by the value assigned to such collateral; and any such appraisal or opinion was dated generally not earlier than 18 months prior to the Closing Date.

     (b) The Depositor hereby assigns to the Trustee on behalf of the Trust its rights under the Sale Agreement (such rights having been assigned to the Depositor by the Unaffiliated Seller) to cause the Wilshire Seller to repurchase any Mortgage Loan conveyed by the Wilshire Seller and the Unaffiliated Seller, as to which there has occurred an uncured breach of a representation or warranty (without regard to any qualification as to knowledge) which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan in respect of the representations and warranties with respect to the Mortgage Loans set forth in such Sale Agreement. The Trustee hereby acknowledges such assignment, and the Master Servicer on the Trustee's behalf agrees to exercise such rights as provided herein.

     (c) The representations and warranties described in this Section 3.05 shall survive the assignment of the Mortgage Loans to the Trust.

          Section 3.06.  Repurchases and Remedies.  (a)  Upon discovery by
                         ------------------------
either of the Unaffiliated Seller or the Master Servicer, or actual knowledge of a Responsible Officer of the Trustee, of (i) a breach of any of the representations and warranties set forth in Section 3.05, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the Wilshire Seller or the Unaffiliated Seller as to the facts stated therein, (ii) a failure to make any filing or take any action required by
Section 2.05 hereof or (iii) an exception set forth in an Exception Report prepared by the Trustee pursuant to Section 2.04, which materially and adversely affects the value of, or the interests of the Trust in, any Mortgage Loan, the party discovering such breach shall give prompt written notice to the others and the Depositor. Any exception set forth on the Exception Report shall not, in and of itself, be deemed material and adverse to such value or interests; provided, however, that delivery of such Exception Report to the Depositor, the Unaffiliated Seller, the Master Servicer and the Trustee shall constitute notice pursuant to this Section 3.06(a), which notice shall be deemed to have been given on the date on which such exception materially and adversely affects the value of, or the interests of the Trust Fund in the related Mortgage Loan; and provided further that the failure of the Trustee to receive an original Assignment or copy of an assignment within 360 days of the Closing Date in accordance with Section 2.05(c) will be deemed to be material and adverse.

          If, on the Distribution Date in the month following the expiration of a 60 day period following the date of any notice referred to in the immediately preceding paragraph, such breach or failure shall remain uncured, the Mortgage Loan as to which the breach or failure relates shall be repurchased or purchased for the Repurchase Price as follows:

          (i) in respect of matters set forth in Section 3.05(a), or due to a failure to make any filing or take any action required by Section 2.05 hereof, by the Unaffiliated Seller;

          (ii) in respect of matters set forth in Section 3.05(b) the Master Servicer on the Trustee's behalf shall enforce the Unaffiliated Seller's right to effect a repurchase of such Mortgage Loan against the Wilshire

     Seller; provided that if such breach or failure causes such Mortgage Loan to be other than a "qualified mortgage" under Section 860G(a)(3) of the Code, such repurchase or purchase shall occur within 90 days of the discovery of the defect; and

          (iii) in respect of any Mortgage Loan listed on an Exception Report prepared by the Trustee pursuant to Section 2.04 the exception for which materially and adversely affects the value of, or the interests of the Trust Fund in, such Mortgage Loan, by the Unaffiliated Seller.

          (b) Following confirmation by the Master Servicer that the Repurchase Price has been deposited in the Collection Account and receipt by the Trustee of a written Request for Release in the form of Exhibit E hereto from the Master Servicer, the Trustee on behalf of the Trust shall release such Mortgage Loan and the related Loan File to the Unaffiliated Seller or the Wilshire Seller, as the case may be, and the Trustee on behalf of the Trust shall assign to such party or its designee, all of the Trust's right, title and interest in such purchased or repurchased Mortgage Loan, and all property and rights conveyed to the Trustee relating thereto, without recourse, representation or warranty, except as to the absence of liens, charges or encumbrances created by or arising as a result of actions of the Trustee and except as to liens, charges or encumbrances created or arising out of this Agreement. The Trustee and the Unaffiliated Seller shall execute and deliver to the Unaffiliated Seller or the Wilshire Seller, as the case may be, an assignment, prepared and furnished to the Trustee substantially in the form of Exhibit F to vest ownership of the repurchased Mortgage Loan in such party. The repurchase and purchase obligations pursuant to this Section 3.06 constitute the sole remedy available to the Trustee and the Holders of the Certificates for a breach of a representation or warranty or agreement of the Unaffiliated Seller or the Wilshire Seller, set forth in this Article III. For the purposes of this Agreement, a Mortgage Loan has not been "repurchased" or "purchased" by the Unaffiliated Seller, the Wilshire Seller or the Master Servicer, as the case may be, pursuant to this Section 3.06 unless the Repurchase Price therefor has been deposited into the Collection Account.


                                   ARTICLE IV

                           SERVICING OF TRUST ASSETS

          Section 4.01.  Master Servicer and Servicers. (a) Acting directly or
                         -----------------------------
through one or more Servicers as provided in Section 4.03 hereof, the Master Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard. Unless otherwise specified herein with respect to specific obligations of the Master Servicer, the Master Servicer shall service and administer the Mortgage Loans in accordance with the Servicing Standard, and, subject only to the terms of the respective Mortgage Loans, shall have full power and authority (subject to Section 10.16(e) hereof), acting alone or through Servicers as provided herein, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. The Master Servicer shall promptly notify the Back-Up Servicer in writing of any event, circumstance or occurrence which materially adversely affects the ability of the Master Servicer to service the Mortgage Loans or to otherwise perform and carry out its duties, responsibilities and obligations under and in accordance with the Servicing Standard.

          (b) The duties of the Master Servicer shall include, without limitation, collecting and posting of all payments, responding to inquiries by Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and all applicable law, accounting for collections and furnishing monthly and annual statements to the Back-Up Servicer and the Trustee with respect to distributions and making Delinquency Advances and Servicing Advances pursuant hereto. The Master Servicer's duties and obligations hereunder shall commence on the date hereof, and the Master Servicer shall have no obligations or liabilities hereunder with respect to the prior servicing of the Mortgage Loans. The Master Servicer shall follow the provisions of this Agreement and the Servicing Standard. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby.

          (c) Subject to Section 10.16(e) hereof, consistent with the Servicing Standard, the Master Servicer may, on behalf of itself, the Holders of the Certificates, the Trust and the Trustee, effect modifications of any Mortgage Loan if, in the Master Servicer's reasonable determination made in good faith, such modification is necessary to maximize collections with respect to such Loan.

          The Master Servicer shall include in each Master Servicer's Monthly Report the aggregate Principal Balances of all Mortgage Loans which were subject to such modifications during the related Due Period, as well as the aggregate Principal Balances of all Mortgage Loans which were subject to such modifications since the Cut-Off Date and through the end of the related Due Period.

          The Master Servicer agrees that it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof, unless all Mortgagors on such Note or Mortgage Loan shall first release and discharge the FDIC, the Depositor, each Seller, the Unaffiliated Seller, the Trust and the Trustee, the Back-Up Servicer and the

Master Servicer, their agents and assigns (the "RELEASED PARTIES"), from and against all claims, demands and causes of action which any such Mortgagor may have against any such Released Party arising from or growing out of any act or omission occurring prior to the date of such release. Such release is to be in the form of Exhibit G hereto. To the extent the Master Servicer does not obtain such release, it will not renew, extend, renegotiate, compromise, settle or release any Note or Mortgage Loan, except upon payment in full thereof. If the Master Servicer fails to obtain such release, and renews, extends, renegotiates, compromises or settles any Note or Mortgage Loan in violation of this Section, the Master Servicer agrees to indemnify and hold the Released Parties harmless from any and all claims, demands, losses, damages, penalties, fines, forfeitures, judgments, legal fees and other costs, fees, and expenses suffered by the Released Parties as a result of the Master Servicer's failure to obtain a release.

          (d) Consistent with the Servicing Standard the Master Servicer may, on behalf of itself, the Holders of the Certificates, the Trust and the Trustee, enter into an assumption agreement whereby a new Mortgagor agrees to assume liability on a Mortgage Loan, provided, that (i) at the time of such assumption
                              --------
(x) the related Loan is either a defaulted Mortgage Loan or the Master Servicer reasonably believes that such Loan's becoming a defaulted Mortgage Loan is imminent and (y) the new Mortgagor agrees to repay a principal balance on such Mortgage Loan which is at least equal to the Master Servicer's good faith estimate of the Net Liquidation Proceeds which would be recovered with respect to such loan (excluding any potential for a deficiency judgment against the prior Mortgagor) if the related Loan Collateral were to be liquidated in a commercially reasonably manner and (ii) no such assumption shall extend the maturity date of such Mortgage Loan beyond the latest maturity date of any other Mortgage Loan then held by the Trust. The ability of the Master Servicer to effect assumptions pursuant to this Section 4.01(d) is independent of the Master Servicer's rights and obligations under Section 4.14 hereof.

          (e) Subject to Sections 4.03 through 4.07 hereof, the Master Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a Servicer as it may from time to time designate, but no such designation of a Servicer shall serve to release the Master Servicer from any of its obligations under this Agreement.

          (f) Without limiting the generality of the foregoing, but subject to Sections 4.15 and 10.16(e) hereof, the Master Servicer on behalf of the Trustee, is authorized and empowered, pursuant to a special or limited power of attorney hereby granted by the Trust and the Trustee, to execute and deliver, on behalf of itself, the Trust and the Trustee, (i) any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties, (ii) to institute foreclosure proceedings or obtain a deed in lieu of foreclosure so as to effect ownership of any Mortgaged Property on behalf of the Trust and (iii) to hold title to any Mortgaged Property upon such foreclosure or deed in lieu of foreclosure in the name of the Master Servicer on behalf of the Trust. Subject to Section 4.17 hereof, the Trust and the Trustee shall promptly sign and return to the Master Servicer and any Servicer any special or limited powers of attorney and other documents as the Master Servicer or such Servicer shall reasonably request to enable the Master Servicer and such Servicer to carry out their respective servicing and administrative duties hereunder as are delivered to the Trustee accompanied by a certificate of a Servicing Officer to the effect that the Trustee's signature is required pursuant to this Agreement (and neither the Trust nor the Trustee shall have any liability for any misuse of any such special or limited powers of attorney).

          (g) The Master Servicer shall give prompt notice to the Trustee of any action, of which the Master Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert jurisdiction over the Trust.

          (h) Servicing Advances incurred by the Master Servicer or any Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Mortgaged Property shall be recoverable by the Master Servicer or such Servicer to the extent described in Section 4.12(b) hereof.

          (i) All accounting and loan servicing records pertaining to the Mortgage Loans shall be maintained in a manner consistent with the Servicing Standard, and in such manner as will permit the Trustee, the Back-Up Servicer or their respective duly authorized representatives and designees to examine and audit and make legible reproductions of records during reasonable business hours upon reasonable notice. All such records, including but not limited to all transaction registers and loan ledger histories, shall be maintained for the period required under applicable law.

          Section 4.02.  Collection of Certain Mortgage Loan Payments.  (a)  The
                         --------------------------------------------
Master Servicer shall, as required by the Servicing Standard, make all reasonable efforts to collect payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures with respect to the Mortgage Loans as it follows with respect to comparable mortgage loans in its own servicing portfolio; provided, that the Master Servicer shall always at
                             --------
least follow collection procedures that are consistent with or better than the Servicing Standard. Consistent with the foregoing, the Master

Servicer may in its discretion and subject to Section 4.01(c) hereof (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds, prepayment fees, if any, or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Civil Relief Act, as amended, in accordance with the Master Servicer's general policies relating to comparable mortgage loans subject to such Act.

          The Master Servicer may modify and extend the maturity of a Balloon Loan which matures, to protect against a Realized Loss and which is not otherwise paid in full at such maturity date by the related Mortgagor; provided
                                                                       --------
that the rescheduled final maturity date of such Mortgage Loan is not for a period in excess of one year, the related Mortgage Rate is not decreased, the Mortgagor does not receive any additional proceeds and that such Mortgage Loan fully amortizes by such rescheduled final maturity date; and provided further
                                                             -------- -------
that the Mortgagor executes a written modification agreement agreeing to such modifications.

          (b) The Master Servicer shall apply all Advance Payments received by it with respect to any Mortgage Loan as set forth in the related Note, and in a manner consistent with the Master Servicer's standard procedures and applicable law.

          Section 4.03.  Sub-Servicing Agreements Between Master Servicer and
                         ----------------------------------------------------
Servicers.  The Master Servicer may enter into Sub-Servicing Agreements for the
---------
servicing and administration of Mortgage Loans with any institution which is in compliance with the laws of each state necessary to enable it to perform its obligations under any such Sub-Servicing Agreement. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when any Servicer has received such payments. The Master Servicer covenants that any such Sub-Servicing Agreement shall be consistent with and not in violation of the provisions of this Agreement. The Master Servicer shall give written notice to the Back-Up Servicer, the Depositor, the Trustee of the appointment of any Servicer, and shall provide to each of them a copy of the related Sub-Servicing Agreement.

          Section 4.04.  Successor Servicers.  The Master Servicer may terminate
                         -------------------
any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and directly service the related Mortgage Loans itself or enter into a Sub-Servicing Agreement with a successor Servicer that qualifies under Section 4.03 hereof.

          In the event of termination of any Servicer, all servicing obligations of such Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Servicer or the Master Servicer, and the Master

Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Servicer. The Master Servicer shall give written notice to the Back-Up Servicer of the termination of any Servicer.

          Any Sub-Servicing Agreement, except for the PHH Sub-Servicing Agreement, shall include the provision that such agreement may be immediately terminated, without cause and without payment of any penalty or fee, by (x) the Back-Up Servicer or (y) the Trustee, in either case in the event that the Master Servicer shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer default), together with a provision stating that none of the Depositor, the Back-Up Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Servicer, except as set forth herein. No termination fee shall be paid from the Trust Fund with respect to the termination without cause of PHH as the Servicer under the PHH Sub-Servicing Agreement unless there shall have been delivered to the Trustee and the Master Servicer an Opinion of Counsel that such payment will not cause an Adverse REMIC Event.

          Section 4.05.  Liability of Master Servicer.  The Master Servicer
                         ----------------------------
shall not be relieved of its obligations under this Agreement notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Servicer or otherwise, and the Master Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. Nothing contained in any such Sub-Servicing Agreement shall be deemed to limit or modify this Agreement. The Master Servicer shall be entitled to enter into any agreement with a Servicer for indemnification of the Master Servicer by such Servicer.

          Section 4.06.  No Contractual Relationship Between Servicer and
                         ------------------------------------------------
Persons other than the Master Servicer.  Any Sub-Servicing Agreement and any
--------------------------------------
other transactions or services relating to the Mortgage Loans involving a Servicer shall be deemed to be between the Servicer and the Master Servicer alone and none of the Depositor, the Unaffiliated Seller, the Back-Up Servicer or the Trustee shall be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Servicer, except as set forth in Sections 4.05 and 4.07 hereof. The Master Servicer shall be solely liable for all fees owed by it to any Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          Section 4.07.  Assumption or Termination of Sub-Servicing Agreements.
                         -----------------------------------------------------
Subject to the second paragraph of Section 4.04 hereof, in connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Master Servicer hereunder pursuant to Section 4.19 hereof, it is understood and agreed that the Master Servicer's rights and obligations under any Sub-Servicing Agreement then in force between the Master Servicer and a Servicer may be assumed or terminated by the assuming party at its option.

          The Master Servicer shall, upon request of the Trustee or of the Back-Up Servicer, but at the expense of the Master Servicer, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held thereunder and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          Section 4.08.  Establishment of Lock-Box and Lock-Box Account.  (a)
                         ----------------------------------------------
Prior to the Closing Date, the Master Servicer shall (i) establish and maintain the Lock-Box Account, (ii) enter into the Lock-Box Agreement and (iii) within 30 days of the Closing Date, notify each Mortgagor to remit all payments with respect to the Mortgage Loans to the Lock-Box Account. If, at any time, the Lock-Box Account ceases to be maintained at the Lock-Box Bank, the Master Servicer shall within ten Business Days of obtaining actual knowledge of such cessation establish a new lock-box account which shall be an Eligible Account, transfer any cash and/or any investments from the Lock-Box Account to such new lock-box account and from the date such new lock-box account is established, it shall be the "Lock-Box Account", provided that notice of such new lock-box account is given to each Rating Agency and the Trustee. In the event that a Successor Servicer is appointed, the Trustee, the Lock-Box Bank and such Successor Servicer will enter into a new lock-box agreement replacing the Lock-Box Agreement and such new lock-box agreement shall be the "Lock-Box Agreement" for all purposes hereunder.

          (b) The Master Servicer shall instruct, or cause any Servicer to instruct, all Mortgagors to make payments only to the Lock-Box, unless, due to special collection circumstances (by way of illustration, a delinquent Mortgagor who is willing to send payment by Federal Express courier, "mailgram" or other manner not in a form eligible for receipt directly by the Lock-Box Account) such payment must be made to the Master Servicer, in which event such amounts shall be deposited by the Master Servicer in the Lock-Box Account in accordance with this Section 4.08. The Master Servicer shall instruct the Lock-Box Bank to remit by wire transfer of immediately available funds (x) Escrow Amounts to the appropriate T&I Account, as directed by the Master Servicer and (y) all other Collections in the Lock-Box Account to the Collection Account, in each case on the next Business Day following their receipt by the Lock-Box Bank; provided that the Servicer of the PHH Mortgage Loans shall deposit such amounts in accordance with the Sub-Servicing agreement for such Mortgage Loans.

          (c) For all purposes of this Agreement, no amounts shall be considered to be on deposit in the Lock-Box Account unless such amounts are available for withdrawal therefrom in "good funds"; i.e., until any check or "Automated
                                      ----
Clearing House" transfer has "cleared". The Master Servicer shall have the right to withdraw from the Lock-Box Account the amount of any misapplied payment or other amount deposited therein in error. The Master Servicer is not required to deposit any amounts received by the Master Servicer to the Lock-Box Account in accordance with the provisions hereof until the Master Servicer has determined that such amounts relate to the Mortgage Loans and such amounts are available as "good funds".

          Section 4.09.  Deposits into Collection Account.  The Master Servicer
                         --------------------------------
shall deposit (with respect to any such amounts it receives directly), or cause to be deposited (except with respect to the PHH Mortgage Loans), to the Collection Account, on a daily basis in accordance with Section 4.08(b) hereof, the following payments and collections received or made by it, without duplication, except to the extent that such collections include Escrow Amounts, which shall be deposited to the appropriate T&I Account, together with all Delinquency Advances made, and Prepayment Interest paid, by the Master Servicer on the related Master Servicer Remittance Date, pursuant to Section 4.12 hereof; (such amounts set forth below together with such Delinquency Advances and Prepayment Interest, "COLLECTIONS"):

               (i) all payments on the Mortgage Loans;

               (ii) all payments received as a result of the enforcement of the Trustee's rights under the Unaffiliated Seller's Agreement or the Unaffiliated Seller's rights under the Sale Agreement;

               (iii) all Net Liquidation Proceeds or Net Insurance Proceeds with respect to the Mortgage Loans;

               (iv) all amounts required to be deposited by the Master Servicer pursuant to Section 4.13(c) hereof;

               (v) any amount required to be deposited by the Master Servicer in connection with losses with respect to funds invested pursuant to Section
     6.03 hereof;

               (vi) all Condemnation Proceeds affecting any Loan Collateral that are not released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures, the Note, the Mortgagor or applicable law; and

               (vii) any other amounts required to be deposited in the Collection Account pursuant to the terms hereof.

          The Master Servicer shall deposit in the Collection Account all Collections on the PHH Mortgage Loans upon receipt by the Master Servicer from the related Servicer.

          Section 4.10.       [Reserved].
                              ----------

          Section 4.11.       Master Servicer Reports.  Not later than 12:00
                              -----------------------
noon Pacific time on the fifteenth calendar day of each month (or the immediately preceding Business Day if such calendar day is not a Business Day), the Master Servicer shall deliver or cause to be delivered to the Trustee the related Master Servicer's Monthly Report on computer readable magnetic tape or diskette in a mutually agreed upon format. This report shall also contain (i) a summary report of Mortgage Loan payment activity for such month, (ii) exception payment reports for Mortgage Loans with respect to which scheduled payments due in such month were not made, (iii) an itemization by category of all amounts to be paid on the Distribution Date, and (iv) a trial balance in the form of a computer tape. Not later than 12:00 noon Pacific time on the eighteenth calendar day of each month (or the immediately succeeding business day if such calendar day falls on a Saturday or Sunday or a holiday) (each a "REPORT DATE"), the Master Servicer shall deliver or cause to be delivered to the Trustee such Master Servicer's Monthly Report on computer readable magnetic tape or diskette such information as is necessary for the Trustee to report items in 6.08(b).

          Section 4.12.       Delinquency Advances, Servicing Advances and
                              --------------------------------------------
Prepayment Interest.  (a)  Not later than 10:00 a.m. Pacific time on each Master
-------------------
Servicer Remittance Date, the Master Servicer shall advance funds (each such advance, a "DELINQUENCY ADVANCE") to the Collection Account in the amount of any Monthly Payment that is due during the related Due Period and not received by the Master Servicer or any Servicer as of the related Determination Date;

provided, however, that the Master Servicer will not be required to make any
--------  -------
such Delinquency Advance if the Master Servicer determines in reasonable good faith that such Delinquency Advance would be a Non-Recoverable Advance. Such determination by the Master Servicer will be evidenced by a certificate signed by a Servicing Officer delivered to the Trustee no later than the Report Date for the related Distribution Date. Each Delinquency Advance shall increase the Outstanding Advances with respect to the related Mortgage Loan. The Master Servicer shall be permitted to fund Delinquency Advances from its own funds, and from amounts then on deposit in the Collection Account in excess of the Available Distribution Amount for the related Master Servicer Remittance Date.

          The Master Servicer may recover Delinquency Advances (i) from the Collection Account out of collections on the Mortgage Loan whose delinquency gave rise to such Delinquency Advance subsequent to the related Due Period, from Liquidation Proceeds and/or Insurance Proceeds recovered on account of such Mortgage Loan to the extent of the amount of such Delinquency

Advance prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account and (ii) from the Collection Account generally, if such Delinquency Advance has been determined to be a Non-Recoverable Advance.

          (b) The Master Servicer will advance all "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations with respect to defaulted Mortgage Loans, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures, and any reasonable legal expenses in connection with the assertion by a Mortgagor of any claim or defense that the Mortgagor may have had against the originator in connection with the sale, financing or construction of such Mortgagor's home and which the Mortgagor asserts against the Master Servicer and
(iii) the management and liquidation of REO Property, but shall only pay such costs and expenses to the extent the Master Servicer reasonably believes such costs and expenses will be recovered from the related Mortgage Loan and will increase Net Liquidation Proceeds on the related Mortgage Loan. Each such expenditure, if customary and reasonable, and exclusive of overhead, together with any Servicing Advance as defined in Section 4.15(a) hereof, will constitute a "SERVICING ADVANCE." The Master Servicer may recover a Servicing Advance from the Mortgagor to the extent permitted by the related Mortgage Loan, from the Collection Account out of collections on the related Mortgage Loan, or from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, from Insurance Proceeds collected with respect to the related Mortgage Loan prior to, or after, the deposit of such Liquidation Proceeds and/or Insurance Proceeds in the Collection Account.

          (c) the Master Servicer shall, not later than 10:00 a.m. Pacific time on the related Master Servicer Remittance Date, deposit in the Collection Account the Prepayment Interest, if any, for the related Prepayment Period.

          Section 4.13.       Maintenance of Insurance and Tax Services.  (a)
                              -----------------------------------------
The Master Servicer shall cause to be maintained with respect to each Mortgage Loan with an unpaid Principal Balance of $2,000 or greater a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust and its assignees of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the improvements which are a part of the related Mortgaged Property, but in any case not less than the amount necessary to avoid the application of any co-insurance clause.

          (b) If a Mortgage Loan with an unpaid Principal Balance of $2,000 or greater relates to a Mortgaged Property in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, at the time of origination, and if such loan has been specifically identified as being in such an area in the List of Loans or other writing delivered to the Master Servicer by the FDIC, the Master Servicer shall cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount that provides for coverage, and which provides for a recovery by the Master Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan, in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to fully compensate for damage or loss to the improvements which are a part of the related Mortgaged Property on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, the National Flood Insurance Act of 1968 or Flood Insurance Reform Act of 1994, as amended, but in each case in an amount not less than such amount as is necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. The Master Servicer shall indemnify the Trust out of the Master Servicer's own funds for any loss to the Trust resulting from the Master Servicer's failure to maintain such flood and hazard insurance required by this Section.

          (c) In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names the Master Servicer as loss payee and provides coverage in an amount equal to the aggregate Principal Balance of the Mortgage Loans without co-insurance, and otherwise complies with the requirements of this Section 4.13, the Master Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire, flood and hazard insurance coverage under this Section 4.13, it being understood and agreed that such blanket policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Sections 4.13(a) and (b) hereof, and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account from the Master Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with Sections 4.13(a) and (b) and the amount paid under such blanket policy. Upon the request of the Back-Up Servicer, the Master Servicer shall cause to be delivered to the requesting party a copy of such policy.

          (d) The Master Servicer shall maintain in full force and effect a Primary Mortgage Insurance Policy with respect to each Mortgage Loan for which such coverage is in effect as of the Closing Date. Such coverage (to the extent not provided by FHA or the VA) shall be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 75% or less. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect on the Closing Date that is required to be kept in force pursuant to this Section 4.13(d) unless a replacement Primary Mortgage Insurance Policy for such cancelled or non-renewed policy has been obtained. The Master Servicer shall not take any action which would result in non-coverage under any applicable Primary Mortgage Insurance Policy of any loss which but for the actions of the Master Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.14, the Seller shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Master Servicer shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

          In connection with its activities as servicer, the Master Servicer agrees to prepare and present on behalf of the Trustee for the benefit of the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.09, any amounts collected by the Master Servicer under any Primary Mortgage Insurance Policy shall be deposited in the Collection Account.

          (e) If any Person asserts that on any Mortgage Loan the borrower has procured credit, life, accident, health or disability insurance or the like, the Master Servicer's sole obligation shall be to examine the related file maintained by the Master Servicer and, if evidence corroborating the assertion is found, refer such Person to the underwriter of such insurance.

          Section 4.14.       Due-on-Sale Clauses; Assumption and Substitution
                              ------------------------------------------------
Agreements.  When a Mortgaged Property has been or is about to be conveyed by
----------
the Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable under the Note and/or Mortgage), the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise the Trust's rights to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, that the Master Servicer shall not exercise
                          --------
any such right if the "due-on-sale" clause is not enforceable under applicable law or under the related Note or if the Master Servicer is prohibited by law from doing so or the Master Servicer may not exercise such right if, in the reasonable belief of the Master Servicer, determined in accordance with the Servicing Standard the value of the Mortgage Loan would be enhanced by waiving such provision. In such event, the Master Servicer, subject to Section 4.01(d) hereof, shall enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Note and, unless prohibited by applicable law or the documents in the related File, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law or the documents in the related File, the Master Servicer is authorized, subject to Section 4.01(d) hereof, to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as Mortgagor and becomes liable under the Note; provided, that the Mortgage Loan, as assumed, shall conform in all
          --------
respects to the requirements, representations and warranties of the Unaffiliated Seller's Agreement.

          The Master Servicer shall forward to the Trustee the original of such assumption or substitution agreement, which copy shall be added by the Trustee to the related Loan File and which shall, for all purposes, be considered a part of such Loan File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption or substitution agreement, no material term of the Note (including but not limited to the related Mortgage Rate and the Monthly Payment on the related Mortgage
Loan) may be changed and all such terms shall remain as in effect immediately prior to the assumption or substitution, the stated maturity and the Principal Balance of such Mortgage Loan shall not be changed nor shall any required Monthly Payments of principal or interest be deferred or forgiven.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

          Section 4.15.       Realization Upon Defaulted Mortgage Loans. (a)
                              -----------------------------------------
The Master Servicer shall, consistent with the Servicing Standard, foreclose upon or otherwise comparably effect the ownership in the name of the Master Servicer on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments. The foregoing is subject to the proviso that the Master Servicer shall not advance its own funds unless it shall reasonably believe that it can recover such funds from

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

future payments and doing so will increase Net Liquidation Proceeds on the Mortgage Loans. Any amounts so advanced, if customary and reasonable, and exclusive of overhead, shall constitute "Servicing Advances" within the meaning of Section 4.12(b) hereof. Notwithstanding the foregoing, with respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property (a "POTENTIALLY HAZARDOUS PROPERTY"), the Master Servicer shall not, on behalf of the Trust, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or
(ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust would be considered to hold title to, be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") from time to time, or any comparable law. The Master Servicer shall not be required to make Delinquency Advances with respect to a Mortgage Loan relating to a Potentially Hazardous Property. In the event the Master Servicer requires any professional guidance with respect to CERCLA, the Master Servicer may, at the expense of the Master Servicer, obtain an Opinion of Counsel experienced in CERCLA matters, and shall be fully protected in relying on any such Opinion of Counsel.

          (b) The Master Servicer shall determine with respect to each defaulted Mortgage Loan when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts (other than from deficiency judgments) it expects to recover from or on account of such defaulted Mortgage Loan, whereupon such Mortgage Loan shall become a "Liquidated Mortgage Loan". Any such determination shall be evidenced by delivery of a Liquidation Report in substantially the form of Exhibit H hereto to the Trustee.

          (c) The Master Servicer shall sell any REO Property within three full years after the taxable year of acquisition by the Trust, unless the Master Servicer obtains for the Trustee an opinion of counsel experienced in federal income tax matters, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property for a greater specified period will not result in the imposition of taxes on "Prohibited Transactions" of REMIC I or REMIC II as defined in Section 860F of the Code or cause REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding.

          (d) Notwithstanding the generality of the foregoing provisions, the Master Servicer shall manage, conserve, protect and operate each REO Property for the Holders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by REMIC I or REMIC II of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Holders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Holders for the period prior to the sale of such REO Property. The net income from the sale of an REO Property shall be deposited in the Collection Account.

          (e) The Master Servicer shall file reports of foreclosure and abandonment as required by Section 6050J of the Code.

          Section 4.16.       Servicing Compensation.  As compensation for its
                              ----------------------
activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee from amounts available therefor in the Collection Account, as provided in Section 6.04(d) hereof. The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under
this Agreement or except as otherwise provided herein.   Notwithstanding the
foregoing, the Master Servicer may pay any portion of the Servicing Fee to a Servicer. The Master Servicer shall pay or cause to be paid from the Master Servicing Fee any Insurance Premium Fee payable on any Distribution Date.

          Section 4.17.       Records, Inspections.  (a)  The Master Servicer,
                              --------------------
during the period it is servicer hereunder, shall, consistent with standard industry practices, maintain such books of account and other records as will enable the Trustee and/or the Back-Up Servicer (if either so elects, in its sole discretion) to determine the status of each Mortgage Loan.

          (b) The Master Servicer shall provide to representatives of the Trustee and the Depositor, without charge, reasonable access on reasonable prior notice during normal business hours and with reasonable frequency to the documentation regarding the Mortgage Loans. The Master Servicer will permit, without charge, any representative designated by the Depositor or the Trustee to visit and inspect the servicing operations and its records relating to the Loans on reasonable prior notice during normal business hours with reasonable frequency during the term of the Certificates, and make copies thereof or extracts therefrom and to discuss the affairs, finances, and accounts of the Master Servicer with its principal officers, as applicable, and its independent accountants. Any expense incidental to the

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

exercise by the Depositor of any right under this Section 4.17(b) shall be borne by such Person and, with respect to the Trustee, by the Person requesting the Trustee to undertake such inspection. Nothing in this Section 4.17(b) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors, and the failure of the Master Servicer to provide access as provided in this Section 4.17(b) as a result of such obligation shall not constitute a breach of this
Section 4.17(b).

          To the extent that such information is not otherwise available to the public, none of the Trustee, the Depositor, the Back-Up Servicer, nor any representative thereof shall disseminate any information relating to the Master Servicer obtained pursuant to this Agreement without the Master Servicer's written consent, except to the extent provided for in this Agreement or to the extent that it is necessary to do so (i) in working with legal counsel, auditors, rating agencies, liquidity and credit providers, taxing authorities, or other regulatory bodies or other governmental agencies or (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Trustee, the Depositor, the Back-Up Servicer, and the Trustee, and the Back-Up Servicer shall use all reasonable efforts to assure the confidentiality of any such disseminated non-public information.

          (c) Upon any change in the format of the computer tape maintained by the Master Servicer in respect of the Mortgage Loans, the Master Servicer shall notify the Back-Up Servicer and the Trustee in advance and shall deliver a copy of such new format to the Depositor, the Back-Up Servicer and the Trustee;

provided, that the Master Servicer agrees to co-operate reasonably and in good
--------
faith with the Trustee and the Back-Up Servicer with respect to any and all issues relating to such format change.

          Section 4.18.       Assignment of Agreement.  The Master Servicer may
                              -----------------------
not assign its obligations under this Agreement, in whole or in part, unless it shall have first obtained the written consent of the Trustee and the Depositor.

          Section 4.19.       Removal of Master Servicer; Resignation of Master
                              -------------------------------------------------
Servicer; Term of Servicing.  (a) If any of the following events (each, an
---------------------------
"EVENT OF MASTER SERVICER DEFAULT") shall occur and be continuing:

               (i) Any failure by the Master Servicer (x) to deposit to the Collection Account all Collections received by the Master Servicer directly within two Business Days following the Business Day on which such amounts are deposited by the Master Servicer to its general account (which shall be within one Business Day following the Business Day of the Master Servicer's receipt of such amount) and are determined by the Master Servicer to relate to the Mortgage Loans or (y) to deposit to the Collection Account any amount required to be deposited thereon pursuant to Section 4.12(a) or 4.12(c) hereof by the related Master Servicer Remittance Date; or

               (ii) Failure on the part of the Master Servicer or of the Unaffiliated Seller to observe or perform any term, covenant or agreement in this Agreement (other than those covered by clause (i) above) or a failure to comply with the provisions of the Servicing Standard, which failure materially adversely affects the rights of the Holders of the Certificates and which continues unremedied for 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Unaffiliated Seller, the Depositor, the Trustee, or Certificateholders who, in the aggregate, hold Certificates evidencing Voting Rights of 10% or more; or

               (iii) Any proceeding shall be instituted against the Master Servicer seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or any of its Debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or

               (iv) The commencement by the Master Servicer of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Master Servicer in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Master Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admis sion by it in writing of its inability to pay its Debts generally as they become due, or the taking of corporate action by the Master Servicer in furtherance of any such action;

               (v) The Master Servicer shall fail to deliver a report expressly required by this Agreement, and the continuance of such failure for a period of three Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Seller, the Depositor, or the Trustee (except that such three Business Day period shall be deemed not to run as to any portion of such report during such time as the Master Servicer's failure to provide such information is for cause or inability beyond its control and the Master Servicer provides the Trustee, the Depositor with an Officer's Certificate of the Master Servicer to such effect);

     then the Trustee at the direction of the Required Certificateholders shall, in each case by delivery to the Master Servicer of a written notice specifying the occurrence of any of the foregoing events terminate the servicing responsibilities of the Master Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Master Servicer, at which such time the Back-Up Servicer shall become the Successor Servicer; provided, that, in the event any of
                                          --------
     the events described in subsections (i)(y), (iii) or (iv) shall have occurred, termination of the duties and responsibilities of the Master Servicer shall automatically occur, without, demand, protest, or further notice of any kind, all of which are expressly waived by the Master Servicer; provided that in the case of a proceeding described in subsection
               --------
     (iii) brought by a third party and not consented to by the Master Servicer, an Event of Master Servicer Default shall not be deemed to have occurred until the earliest to occur of (A) the failure of the relevant court to grant the Master Servicer's motion to dismiss such proceeding within 90 days of the filing of such motion, (B) the denial of the Master Servicer's motion to dismiss such proceeding by the relevant court, (C) the failure of the Master Servicer to file such a motion within 30 days of the notice of the proceeding and (D) the subsequent withdrawal by the Master Servicer of its motion to dismiss such proceeding.

          The Trustee shall give notice of the occurrence of any Event of Master Servicer Default to the Seller, the Depositor, the Master Servicer, the Rating Agencies, the Back-Up Servicer and each Certificateholder.

          In the event that the Back-Up Servicer becomes the Successor Servicer, the parties hereby agree that there shall no longer be the requirement to have a Back-Up Servicer.

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

          (b) The Master Servicer shall not resign from the obligations and duties hereby imposed on it, except with the consent of the Required Certificateholders or upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applic able law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to the effect that such duties are not so permissible (the cost of which shall be borne by the Master Servicer) to such effect which shall be delivered to the Trustee and to the Back-up Servicer. Promptly upon any resignation pursuant to this clause (c), the Unaffiliated Seller shall notify each Rating Agency, the Depositor and the Trustee thereof.

          (c) Except as may be required by law, no removal or resignation of the Master Servicer shall become effective until the Back-Up Servicer or other Successor Servicer shall have assumed all of the Master Servicer's responsibilities and obliga tions hereunder.

          (d) If, at the time the Master Servicer is removed or resigns there is no Back-Up Servicer or the Back-Up Servicer is unable to act as Successor Servicer and the Trustee does not appoint a different Successor Servicer, then the Trustee shall become the Successor Servicer.

          (e) Upon removal or resignation of the Master Servicer, the Master Servicer also shall promptly (and in any event no later than five Business Days subsequent to such removal or resignation) deliver or cause to be delivered to the Back-Up Servicer all the books and records (including, without limitation, records kept in electronic form) that the Master Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in the Master Servicer's possession. The Master Servicer may retain copies of any such books and records.

          (f) Any collections received by the Master Servicer after removal or resignation shall be endorsed by it and remitted directly and immediately to the Back-Up Servicer. The Master Servicer shall be entitled to receive the Master Servicing Fee through the day on which it is terminated as Master Servicer (which may be pro rated for a partial month).

          To the extent that the Master Servicer, at the time of its removal or resignation, has theretofore expended any amounts as Delinquency Advances or as Servicing Advances with respect to any Mortgage Loan, which Delinquency Advances or Servicing Advances remain unreimbursed as of such date ("UNRECOVERED ADVANCES") the Master Servicer shall thereafter be entitled to receive from the Back-Up Servicer, monthly, such information as may be generated by the Back-Up Servicer as may be reasonably necessary to enable the Master Servicer to monitor the recovery of, and collection efforts undertaken with respect to, the Unrecovered Advances, which information will include details of collection activities, payment records and trial balances. To the extent that the Back-Up Servicer or other Successor Servicer receives any amounts which relate to reimbursement for Unrecovered Advances made by the prior Master Servicer, such amounts shall be remitted to the prior Master Servicer on the related Distribution Date. To the extent that the Master Servicer, based upon the information supplied by the Back-Up Servicer, believes that any discrepancies exist between actual Unrecovered Advances received by the Back-Up Servicer and the amounts forwarded to the Master Servicer as recovered Unrecovered Advances, the Master Servicer and the Back-Up Servicer shall attempt in good faith to reconcile such discrepancies.

          (g) The Back-Up Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any succession to become the Successor Servicer. The Master Servicer agrees to cooperate reasonably with the Back-Up Servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide to the Back-Up Servicer all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Back-Up Servicer all amounts which then have been or should have been deposited in the Lock-Box Account, or in the Collection Account, or which are thereafter received with respect to the Mortgage Loans. The Back-Up Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer.

          (h) The Master Servicer which is being removed or is resigning shall give notice to the Mortgagors of the transfer of the servicing to the Back-Up Servicer. Said notice shall be a joint notice of servicing transfer in the form required by applicable law.

          Section 4.20.  Errors and Omissions Insurance; Fidelity Bond.  The
                         ---------------------------------------------
Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the Mortgage Loans. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of FNMA or FHLMC if it were the purchaser of the

Mortgage Loans. The Master Servicer shall be deemed to have complied with this provision if an affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable (but may be transferred to a different carrier) without thirty days prior written notice to the Trustee. Upon the request of the Trustee, the Master Servicer shall furnish copies of all binders and policies or certificates evidencing that such bonds and insurance policies are in full force and effect. The Master Servicer shall also cause each Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet the requirements set forth above. The Master Servicer (and any affiliated Servicer) will be deemed to have satisfied its obligations under this Section 4.20 if an Affiliate of the Master Servicer maintains such insurance, and if the coverage thereunder applies to the Master Servicer.

          Section 4.21.  Change in Business of the Master Servicer.  The
                         -----------------------------------------
Unaffiliated Seller has entered into this Agreement with the Master Servicer in reliance upon its ability to perform the servicing duties without any delegation thereof; the adequacy of its plant, personnel, records and procedures; its integrity, reputation and financial standing and the continuance of each of the foregoing. The Master Servicer shall not (a) make any material change in the character of its servicing business; or (b) merge with or into or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of, any other corporation, unless (x) the Master Servicer has notified each Rating Agency, and the Trustee, at least 30 days prior to such action and (y) the Trustee has consented to such action (such consent not to be unreasonably withheld). It is acknowledged by all parties hereto that it is the intent of the Master Servicer hereafter to assume the business of Wilshire Credit Corporation.

          Section 4.22.  Master Servicer Expenses.  Unless otherwise provided or
                         ------------------------
contemplated herein, the Master Servicer shall be required to pay all expenses incurred by it in connection with its obligations under this Agreement, including fees and disbursements of independent accountants, taxes imposed on the Master Servicer, expenses incurred in connection with distributions and reports to the Depositor, the Back-Up Servicer and/or to the Trustee, all costs and expenses of filing and recording, including the costs of any searches deemed necessary or appropriate by the Master Servicer from time to time to establish and determine the validity and the continuing lien priority of the Trustee's security interest in the Trust Asset, the ongoing fees and reasonable expenses of each Rating Agency, and shall not be entitled to reimbursement therefor.

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

          Section 4.23.  The Back-Up Servicer.  (a) Prior to assuming any of the
                         --------------------
Master Servicer's rights and obligations hereunder the Back-Up Servicer shall only be responsible to perform those duties specifically imposed upon it by the provisions hereof. Such duties generally relate to following procedures which would permit the Back-Up Servicer to assume some or all of the Master Servicer's rights and obligations hereunder with reasonable dispatch, following notice.

          The Back-Up Servicer, prior to assuming any of the Master Servicer's duties hereunder may not resign hereunder unless it arranges for a successor Back-Up Servicer reasonably acceptable to each Rating Agency, the Master Servicer and the Depositor with not less than 60 days' notice delivered to the Master Servicer and the Depositor. Prior to its becoming Successor Servicer, the Back-Up Servicer shall have only those duties and obligations imposed by it under this Agreement, and shall have no obligations or duties under any agreement to which it is not a party, including but not limited to the various agreements named herein. In its capacity as Successor Servicer and as Back-Up Servicer, Bankers Trust Company of California, N.A. shall in no event be liable for any obligations of the Unaffiliated Seller or the Master Servicer to any party, whether hereunder or under any other agreement, which are not related to servicing functions, including, without limitation, any repurchase obligations.

          (b) The Back-Up Servicer agrees to indemnify the Trust, the Trustee, the Depositor, each Holder of a Certificate, the Master Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, the Trustee, the Depositor, the Holder of such Certificate, the Master Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Back-Up Servicer's acts or omissions in violation of this Agreement, except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the costs, expense, loss, claim, damage or liability.

          (c) The Master Servicer shall not have liability, direct or indirect, to any party, for the acts or omissions of the Back-Up Servicer, whenever such acts or omissions occur whenever such liability is imposed.

          (d) The Back-Up Servicer shall not be obligated to maintain the Lock-Box Account or to follow the WSC Servicing Guide, but may instead follow the Servicing Standards set forth in clauses (ii) through (iv) of such definition.

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

          Section 4.24.  Escrows for Taxes, Insurance, Assessments and Similar
                         -----------------------------------------------------
Items; Taxes and Insurance Accounts.  The Master Servicer shall establish and
-----------------------------------
maintain one or more taxes and insurance accounts ("T&I ACCOUNTS") as impound accounts and shall deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, primary mortgage insurance premiums, if applicable, or comparable items for the account of the Mortgagors as required by the terms of the Mortgage Loans (collectively, "ESCROW AMOUNTS"). T&I Accounts shall be maintained in banking or savings institutions whose accounts are insured by the FDIC. Withdrawals of amounts so collected from the T&I Accounts may be made only to effect timely payment of taxes, assessments, primary mortgage insurance policy premiums, if applicable, or comparable items, to reimburse the Master Servicer out of related collections for any payments made, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest to the Mortgagors on balances in the T&I Accounts or to clear and terminate the T&I Accounts as of their respective termination days. As part of its servicing duties, the Master Servicer shall pay to the Mortgagors interest on funds in the T&I Accounts to the extent required by law.

          Section 4.25.  Master Servicer to Give Notice of Certain Events and to
                         -------------------------------------------------------
Deliver Certain Information.  (a)  The Master Servicer shall deliver to the
---------------------------
Trustee and the Depositor as soon as available, but in any event within 120 days after the end of each of its fiscal years which ends December 31, a consolidated balance sheet of its parent company, as at such last day of the fiscal year, and a statement of income and retained earnings, for each such fiscal year, each prepared in accordance with GAAP, in reasonable detail, and certified without qualification by an Independent Public Accountant, who may also render other services to the Master Servicer, or any of its Affiliates and certified by the chief financial officer of its parent company as fairly presenting the financial position and the results of operations of its parent company as at and for the year ending on its date and as having been prepared in accordance with GAAP.
For as long as the Master Servicer is Wilshire Servicing Corporation, the delivery of the financial statements of Wilshire Financial Services Group Inc. shall be deemed to satisfy the Master Servicer's obligations hereunder.

          (b) The Master Servicer shall, and shall cause any Servicer (to the extent such Person is in any manner receiving Collections) hereunder to, deliver to the Trustee, and the Depositor on or before March 31st of each year, beginning with March 31, 1998 an Officer's Certificate stating, as to each signer thereof, that (a) a review of the activities of the Master Servicer or the Servicer, as the case may be, during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (b) to the best of such officer's knowledge, based on such review, the Master Servicer or Servicer, as the case may be, has fulfilled all its respective obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and remedies therefor being pursued.

          (c) The Master Servicer shall promptly (but in any event within three Business Days) notify the Trustee and the Depositor upon receiving actual knowledge of any event which constitutes an Event of Master Servicer Default.

          (d) The Trustee shall promptly deliver to each Rating Agency a copy of any report or certificate delivered to the Trustee pursuant to this Section
4.25 and notify each Rating Agency and each Holder of a Certificate upon obtaining knowledge of any event described in Section 4.25(c).

          (e) On or before the last day of June of each year, commencing in 1998, the Master Servicer, at its own expense, shall cause to be delivered to the Trustee, the Depositor, and each Rating Agency a letter or letters of a firm of independent, nationally recognized certified public accountants reasonably acceptable to the Trustee stating that such firm has, with respect to the Master Servicer's or the Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.


                                   ARTICLE V

                                THE CERTIFICATES

          Section 5.01.  The Certificates; Denominations.  All Certificates
                         -------------------------------
shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer and authenticated by the manual or facsimile signature of an authorized officer. Certificates bearing the signatures of individuals who were at the time of the execution of the Certificates the authorized officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Certificates or did not hold such offices at the date of such Certificates. All Certificates issued hereunder shall be dated the date of their authentication and issued in registered form.

          The Certificates shall be in the forms set forth in Exhibit B-1 through B-15 hereto.

          The Class A-I, Class A-II, Class A-III, Class PO, Class M-1, Class M-2 and Class M-3 Certificates are issuable in minimum denominations of $25,000 original principal amount (or original notional amount) and integral multiples of $1 in excess thereof (with the exception of one odd-denomination Certificate of each

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

Class). The Class IO Certificates will be issued in fully-registered form only in minimum Percentage Interests of 20% and integral multiples thereof.

          The Class B-1, Class B-2, and Class B-3 are issuable in minimum denominations of $250,000 original principal amount (or original notional amount) and integral multiples of $1 in excess thereof (with the exception of one odd-denomination Certificate of each Class).

          The Class R-I and R-II Certificates are issuable in minimum Percentage Interests of 10% and integral multiples thereof.

          Section 5.02.  Registration of Transfer and Exchange of Certificates.
                         -----------------------------------------------------
(a) The Trustee, as registrar, shall cause to be kept a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby appointed registrar for the purpose of registering Certificates and transfers of Certificates as herein provided.

          (b) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement, and shall represent, in the aggregate, the same Percentage Interests, as the Certificates surrendered upon such registration of transfer or exchange.

          (c) No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

          (d) It is intended that the Book-Entry Certificates be registered so as to participate in a book-entry system with the Depository, as set forth herein. The Book-Entry Certificates shall, except as otherwise provided in the next paragraph, be initially issued in the form of a single fully Book-Entry Certificate of each class. Upon initial issuance, the ownership of each such Book-Entry Certificate shall be registered in the Certificate Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.
The Master Servicer and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository. With respect to Book-Entry Certificates registered in the Certificate Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Unaffiliated Seller, the Master Servicer, the Back-Up Servicer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Book-Entry Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Unaffiliated Seller, the Master Servicer, the Back-Up Servicer and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to any Ownership Interest, (ii) the delivery to any Direct or Indirect Participant or any other Person, other than a Holder of a Trust Interest, of any notice with respect to the Book-Entry Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, of any amount with respect to any distribution of principal or interest on the Book-Entry Certificates. Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the holder of a Book-Entry Certificate appearing as holders of Certificates at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

          (e) In the event that (i) the Depository or the Master Servicer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and the Master Servicer or the Depositor is unable to locate a qualified successor or (ii) the Master Servicer at its sole option elects to terminate the book-entry system through the Depository, the Book-Entry Certificates shall no longer be restricted to being registered in the Certificate Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Master Servicer may determine that the Book-Entry Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Master Servicer, or such depository's agent or designee but, if the Master Servicer does not select such alternative global book-entry system, then the Book-Entry Certificates, upon surrender to the Trustee of the Book-Entry Certificates registered to Cede & Co., may be registered in definitive form and in whatever name or names holders of the Certificates transferring Book-Entry Certificates shall designate, in accordance with the provisions hereof; provided, however, that any such reregistration shall be at
                   --------  -------
the expense of the Master Servicer.

          (f) Notwithstanding any other provision of this Agreement to the contrary, so long as any Book-Entry Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Book-Entry Certificates, as the case may be, and all notices with respect to such Book-Entry Certificates, as the case may be, shall be made and given, respectively, in the manner provided in the Representation Letter.

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

          (g) No transfer, sale or other disposition of any Unregistered Certificate shall be made unless such transfer, sale or other disposition is made pursuant to an effective registration statement under the Securities Act of 1933, as amended and effective registration or qualification under applicable state securities laws or "Blue Sky" laws, or is made in a transaction that does not require such registration or qualification as evidenced by delivery to the Trustee of an Opinion of Counsel. The transferee and the transferor shall in addition deliver a transfer certificate in the form of Exhibit I hereto. None of the Master Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer or the Trustee is obligated under this Agreement to register any Unregistered Certificate under the Securities Act of 1933, as amended or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Unregistered Certificate without such registration or qualification or an exemption therefrom.

     Upon the written request of any Certificateholder, the Master Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder and a prospective investor designated by such Certificateholder the information required under Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

          (h) No transfer of any portion of any Certificate shall be made unless the prospective transferee shall have provided to the Trustee and the Master Servicer a written certification (substantially in the form of Exhibit I-3 hereto) to the effect that such transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of the ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor regulation at 29 C.F.R.
(S)2510.3-101 or otherwise; provided, however, that so long as any Certificate is held by the Depository, the foregoing representation shall be deemed to have been made by each transferee of any Certificate.

          (i) Subject to the restrictions set forth in this Agreement, upon surrender for registration of transfer of any Certificate at the office or agency of the Trustee located in New York, New York, the Trustee shall execute, authenticate and deliver in the name of the designated transferee or transferees, a new Certificate dated the date of authentication by the Trustee, and evidencing, in the aggregate the same Percentage Interests. At the option of the Holders of the Certificates, Certificates may be exchanged for other Certificates representing in the aggregate the same Percentage Interests upon surrender of the Certificates to be exchanged at such office. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate and deliver the Certificates which the Holders of the Certificate making the exchange is entitled to receive. No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates. All Certificates surrendered for transfer and exchange shall be cancelled by the Trustee.

          Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee such security or indemnity as may reasonably be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and its fees and expenses connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the mutilated, destroyed, lost or stolen Certificate shall be found at any time.

          Section 5.04.  Persons Deemed Holders.  Prior to due presentation of a
                         ----------------------
Certificate for registration of transfer and subject to the provisions of
Section 5.02 hereof, the Master Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer and the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving remittances pursuant to Section 6.05 hereof and for all other purposes whatsoever, and the Master Servicer, the Depositor, the Unaffiliated Seller, the Back-Up Servicer, and the Trustee shall not be affected by notice to the contrary.

          Section 5.05.  Limitation on Transfer of Residual Certificates.  No
                         -----------------------------------------------
sale or other transfer of record or beneficial ownership of a Residual Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization. In no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Residual Certificate nor authenticate and make available any new Residual Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit J. Each holder of a Residual Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.05.


                                   ARTICLE VI

                           DEPOSITS AND DISTRIBUTIONS

          Section 6.01.  Rights of the Holders.  (a)  Amounts held by the
                         ---------------------
Trustee for future distribution to the Certificate holders, including, without limitation, in the Collection Account, shall not be distributed except in accordance with the terms of this Agreement.

          Section 6.02.  Establishment and Administration of the Collection
                         --------------------------------------------------
Account and Certificate Account.  The Trustee shall cause to be established and
-------------------------------
maintained at all times the Collection Account and Certificate Account on behalf of and in the name of the Trustee for the benefit of the Certificateholders.
The Collection Account and Certificate Account shall each be an Eligible Account initially established at the office of the Trustee, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Trust. The Trustee, in its capacity as Trustee, shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in the Certificate Account and in all proceeds thereof, and such Accounts shall be under the sole dominion and control of the Trustee.

          If, at any time, the Collection Account or the Certificate Account ceases to be an Eligible Account, the Trustee shall within 10 Business Days establish a new Account which shall be an Eligible Account, transfer any cash and/or any investments to such new Account and from the date such new Account is established such new Account shall be the "Collection Account" or the "Certificate Account".

          Section 6.03.  Investment of Amounts.  To the extent there are
                         ---------------------
uninvested amounts in the Collection Account or the Certificate Account prior to 11:00 a.m. New York City time of any Business Day, the Trustee shall, at the written direction of the Master Servicer, invest such amounts in Eligible Investments. All such investments shall be made in the name of the Trustee.
The maturity of such investments shall be no later than the day preceding the next Distribution Date; provided, that the funds will be available for
                        --------
distribution on such Distribution Date pursuant to this Agreement. The choice of Eligible Investments shall be determined by the Master Servicer; provided,
                                                                    --------
that if the Master Servicer does not notify the Trustee of any such choice, the Trustee shall not invest such funds. The Master Servicer shall be entitled to any income on such investments and shall be liable for any losses thereon and shall deposit the amount of losses immediately upon realization without any right of reimbursement. The Trustee shall, on the fifth Business Day of the month following each Distribution Date, remit by wire transfer to the Master Servicer the net investment income earned with respect to the Collection Account.

          Section 6.04.  Collections.  (a)  The Master Servicer shall remit or
                         -----------
cause to be remitted by wire transfer to the Collection Account, as appropriate
(i) within five Business Days after the Closing Date, the aggregate amount of all Collections received by the Master Servicer from but excluding the Cut-Off Date through and including the Closing Date and (ii) beginning from and excluding the Closing Date, all Collections (other than penalty interest, late charges, prepayment penalties and premiums, modification fees and assumption and substitution fees and Escrow Amounts), including all payments by or on behalf of the Mortgagors on the Mortgage Loans and all amounts with respect to the Mortgage Loans, as collected not later than one Business Day following the Business Day on which such amounts are received by the Lock-Box Bank (or by the Master Servicer directly and are identified by the Master Servicer as relating to the Mortgage Loans); provided, however, that it shall not be necessary for
                        --------  -------
the Master Servicer to remit Collections on any Business Day when the aggregate amount in the Master Servicer's possession from the Collections prior to such Business Day is less than $1,000.

          (b) The Master Servicer shall provide the Lock-box Bank with instructions to transfer by wire transfer in immediately available funds all amounts on deposit in the Lock-box Account which constitute Collections to the Collection Account on each Business Day during the term of this Agreement.

          (c) On each Determination Date, the Master Servicer shall determine the Available Distribution Amount.

          (d) On each Master Servicer Remittance Date, the Master Servicer shall direct the Trustee to remit to the Master Servicer the aggregate Master Servicing Fees, and to pay to the Trustee the Trustee's Fee, in each case from amounts then on deposit in the Collection Account, and to deposit the Available Distribution Amount to the Certificate Account.

          Section 6.05.  Flow of Funds.  (a) On each Distribution Date the
                         -------------
Trustee shall distribute from the Certificate Account the Available Distribution Amount in the following order of priority as follows:

          (i) concurrently, (i) to the Class IO Certificates, the Class IO Interest Distribution Amount for such Distribution Date and any portion of any Class IO Interest Distribution Amount remaining unpaid from any preceding Distribution Date and (ii) to the Class A Certificates, the related Class A Interest Distribution Amount for such Distribution Date and any portion of the related Class A

     Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (ii) concurrently, to the holders of the Class PO Certificates and Class A Certificates, in reduction of their Certificate Principal Balances, until the Certificate Principal Balances thereof have been reduced to zero:
     (A) the Class PO Principal Distribution Amount for such Distribution Date and any portion of the Class PO Principal Distribution Amount remaining unpaid from any preceding Distribution Date, and (B) the related Class A Principal Distribution Amounts for such Distribution Date, respectively; provided that any shortfall in amounts due pursuant to this Section 6.05(a)(ii) will be allocated (X) to the Class PO Certificates in an amount equal to the Class PO Principal Percentage of the amount of the shortfall attributable to payments due but not received on the Class PO Mortgage Loans, and (Y) otherwise, among the Class A Certificates applied pro rata in proportion to the Certificate Principal Balance of each such Class immediately preceding such Distribution Date;

          (iii) to the holders of the Class M-1 Certificates, the Class M-1 Interest Distribution Amount for such Distribution Date and any portion of the Class M-1 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (iv) to the holders of the Class M-1 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

          (v) to the holders of the Class M-2 Certificates, the Class M-2 Interest Distribution Amount for such Distribution Date and any portion of the Class M-2 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (vi) to the holders of the Class M-2 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

          (vii) to the holders of the Class M-3 Certificates, the Class M-3 Interest Distribution Amount for such Distribution Date and any portion of the Class M-3 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (viii) to the holders of the Class M-3 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

     (ix) to the holders of the Class B-1 Certificates, the Class B-1 Interest Distribution Amount for such Distribution Date and any portion of the Class B-1 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (x) to the holders of the Class B-1 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

          (xi) to the holders of the Class B-2 Certificates, the Class B-2 Interest Distribution Amount for such Distribution Date and any portion of the Class B-2 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (xii) to the holders of the Class B-2 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

          (xiii) to the holders of the Class B-3 Certificates, the Class B-3 Interest Distribution Amount for such Distribution Date and any portion of the Class B-3 Interest Distribution Amount remaining unpaid from any preceding Distribution Date;

          (xiv) to the holders of the Class B-3 Certificates, the portion of the Subordinate Principal Distribution Amount for such Distribution Date allocated thereto pursuant to Section 6.05(b);

          (xv) to the holders of any Class of Certificates to which Realized Losses will be allocated on such Distribution Date in accordance with
     Section 6.07 (after distribution of the amounts set forth in clauses (i) through (xiv) above), any portion of the Available Distribution Amount on such Distribution Date remaining after distribution of the amounts set forth in clauses (i) through (xiv) above, but only to the extent of the amount of Realized Losses allocated on such Distribution Date (with such amount to be allocated to any such Class of Certificates on a pro rata basis in accordance with the amount of Realized Losses allocated to each such Class on such Distribution Date); and

          (xvi) to the holders of the Class R-I Certificates, the balance remaining.

     (b) The Subordinate Principal Distribution Amount will be allocated to the Subordinate Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances and; provided, however, that if, on any Distribution Date, the Credit Support for any Class of Subordinate Certificates is less

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

than the Initial Credit Support for such Class, (i) the amount set forth in clause (ii) and (iv) of the definition of Subordinate Principal Distribution Amount will be allocated among the Class of Subordinate Certificates with the highest payment priority and those Classes of Subordinate Certificates with respect to which the Credit Support is at least equal to the Initial Credit Support, pro rata based on the respective Certificate Principal Balances thereof, and (ii) the remainder of the Subordinate Principal Distribution Amount will be allocated to the Subordinate Certificates on a pro rata basis in accordance with their respective Certificate Principal Balances.

          Section 6.06.  Disbursement of Funds.  All distributions shall be made
                         ---------------------
pursuant to Section 6.05 by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor if such Person shall have so notified the Trustee in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date; provided that, a Certificateholder
                                             --------
shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $5,000,000 or a Percentage Interest equal to or in excess of 25%; and in all other cases by check mailed to each such Certificateholder at such Holder's address appearing in the Certificate Register.

          Section 6.07.  Allocation of Realized Losses.  On each Distribution
                         -----------------------------
Date, following the application of the Available Distribution Amount as described in Section 6.05 above, and after taking into account such application, the Realized Losses, if any, with respect to the related Prepayment Period (as reduced by the amount, if any, set forth in Section 6.05(xv)) shall be allocated as a reduction in the Certificate Principal Balance of the Certificates, in the following order of priority: (1) to the Class B-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; (2) to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; (3) to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; (4) to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; (5) to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; (6) to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and (7) to the Class PO Certificates, to the extent of the Class PO Principal Percentage of the principal portion of any Realized Loss with respect to any Class PO Mortgage Loan and to the Class A Certificates, on a pro rata basis, the remainder of any Realized Losses, in each case until the Certificate Principal Balances thereof has been reduced to zero. All such allocations to a Class of Certificates shall be on a pro rata basis in accordance with the Percentage Interest represented by each Certificate of such Class.

          Section 6.08.  Reports to Certificateholders.  (a) On each
                         -----------------------------
Distribution Date, concurrently with the distribution to the Certificateholders, the Trustee shall furnish to the Certificateholders, the Depositor and each Rating Agency, a report, based solely on information provided to the Trustee by the Master Servicer in the Master Servicer's Monthly Report, containing the following information:

               (i) the amount of the distribution with respect to each Class of the Certificates;

               (ii) the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included therein;

               (iii)  the amount of such distributions allocable to interest;

               (iv) the Certificate Principal Balance (or Notional Amount) for the related Class of Certificates as of such Distribution Date together with the principal amount of the Certificates of the related Class (based on a Certificate in the original principal amount or Notional Amount of $1,000) then outstanding, in each case after giving effect to any payment of principal on such Distribution Date;

               (v) the Pass-Through Rate for the next Distribution Date;

               (vi) the amount of any Delinquency Advances for such Distribution Date, and the amount of any unreimbursed Delinquency Advances or unreimbursed Servicing Advances remaining after such Distribution Date; and

               (vii) the amount of any Repurchase Prices deposited into the Collection Account.

          Items (i) through (iii) above shall, with respect to the Certificates be presented on the basis of a Certificate having an original $1,000 denomination and on an aggregate basis. Each calendar year following any year during which the Certificates are outstanding, the Trustee shall furnish a report to each Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to items (i), (ii) and (iii) above with respect to the related Certificates for such calendar year.

          (b) In addition, on each Distribution Date the Trustee, based upon information provided to it by the Master Servicer, will distribute to each Certificateholder (which shall be DTC as long as the Certificates are in book-entry form), the following information as of the close of business on the last business day of the prior calendar month:

               (i) the total number of Mortgage Loans in the Trust and the aggregate principal balances thereof, together with the number and aggregate principal balances of Mortgage Loans in the Trust (a) 31-60 days delinquent, (b) 61-90 days delinquent and (c) 91 or more days delinquent;

               (ii) the number and aggregate principal balance of all Mortgage Loans in the Trust in foreclosure proceedings (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i));

               (iii) the number and aggregate principal balance of all Mortgage Loans in the Trust relating to "REO" properties (and whether any such Mortgage Loans are also included in any of the statistics described in the foregoing clause (i)); and

               (iv) the book value of any "REO" property in the Trust.

          (c) Annually, in January of each year, the Trustee shall furnish to each Person which was a Certificateholder during the prior calendar year a statement showing the aggregate interest and the aggregate principal received by such Person with respect to the Certificates during the prior calendar year, together with any standard federal income tax reporting form for such information, and information furnished by the Trustee pursuant to Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Certificateholders in computing their market discount.

          (d) The Depositor and the Master Servicer, on behalf of Certificateholders and the Trust (the "TRUST PARTIES") hereby authorize the Trustee to include the loan level information with respect to the Mortgage Loans contained in reports provided to the Trustee by the Master Servicer hereunder and, if so directed by an Authorized Officer of the Master Servicer in writing to the Trustee, the monthly report to the Certificateholders prepared by the Trustee (the "INFORMATION") on The Bloomberg, an on-line computer based on-line information network maintained by Bloomberg L.P. ("BLOOMBERG") or on any other on-line computer based on-line information network or service, including Intex Solutions ("INFORMATION NETWORK"), or in other electronic or print information services deemed acceptable by the Master Servicer as designated in writing to the Trustee by an Authorized Officer of the Master Servicer. The Trust Parties agree not to commence any actions or proceedings, or otherwise assert any claims, against the Trustee or its affiliates or any of the Trustee's or its affiliates' respective agents, representatives, directors, officers or employees (collectively, the "DESIGNATED

PARTIES"), arising out of, or related to or in connection with the dissemination and/or use of any Information by the Trustee, including, but not limited to, claims based on allegations of inaccurate or incomplete information by the Trustee to Bloomberg or to any Information Network or otherwise (other than in connection with the Trustee's negligence or willful misconduct). The Trust Parties waive their rights to assert any such claims against the Designated Parties and fully and finally release the Designated Parties from any and all such claims, demands, obliga tions, actions and liabilities (other than in connection with such Designated Parties' negligence or willful misconduct). The Trustee makes no representations or warranties, expressed or implied, of any kind whatsoever with respect to the accuracy, adequacy, timeliness, completeness, merchantability or fitness for any particular purpose of any Information in any form or manner. The authorizations, covenants and obligations of the Trust Parties under this section shall be irrevocable and shall survive the termination of this Agreement.

          Section 6.09.       Presentation of Certificates.  Upon receipt of
                              ----------------------------
notice of the final Distribution Date with respect to any Class, the Trustee will notify each affected Certificateholder that the next Distribution Date will be the final Distribution Date. In the event that a Certificateholder fails to deliver its Certificate(s) for cancellation on the final Distribution Date, by its purchase of a Certificate it agrees to indemnify the Unaffiliated Seller, the Seller, the Depositor, the Trustee, and the Trust against all claims with respect to such Certificate(s) arising following such Distribution Date. Claims against the Trust for payment on such Certificate shall be void unless made within three years from the Trust termination date.


                                  ARTICLE VII

                                    REMEDIES

          Section 7.01.       Limitation on Suits.  No Certificate holder shall
                              -------------------
have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (a) there is a continuing Event of Master Servicer Default and such Certificateholder has previously given written notice to the Trustee of a continuing Event of Master Servicer Default;

          (b) the Required Certificateholders shall have made written request to the Trustee to institute proceedings in respect of such Event of Master Servicer Default in its own name as Trustee hereunder;

          (c) such Certificateholders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (d) the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and

          (e) no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Required
Certificateholders;

it being understood and intended that no one or more Certificate holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Certificateholders, or to obtain or to seek to obtain priority or preference over any other Certificateholders or to enforce any right under this Agreement, except in the manner herein provided and for the ratable benefit of all the Certificateholders as provided herein.

          Section 7.02.       Restoration of Rights and Remedies.  If the
                              ----------------------------------
Trustee or any Certificateholder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Certificateholder, then and in every such case, subject to any determination in such proceeding, the Unaffiliated Seller, the Trustee and the Certificateholders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee, and the Certificateholders shall continue as though no such proceeding had been instituted.

          Section 7.03.       Rights and Remedies Cumulative.  Except as
                              ------------------------------
otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in Section 5.04, no right or remedy herein conferred upon or reserved to the Trustee or to the Certificateholders is intended to be exclusive of any other right or remedy and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          Section 7.04.       Delay or Omission Not Waiver.  No delay or
                              ----------------------------
omission of the Trustee or of any Certificateholder to exercise any right or remedy accruing upon any Event of Master Servicer Default shall impair any such right or remedy or constitute a waiver of any such Event of Master Servicer Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Certificateholders may be exercised from time to time, and as often as may be deemed expedient, as permitted under the terms hereof, by the Trustee or by the Certificateholders, as the case may be.

          Section 7.05.       Control by Certificateholders.  (a) Subject to
                              -----------------------------
Section 7.06 hereof, the Required Certificateholders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, that (i) such direction shall not be in conflict with any
         --------
rule of law or with this Agreement, (ii) such direction shall not involve any action for which the Trustee reasonably believes it may not obtain compensation for hereunder or, if the Trustee determines that such compensation is not available, such Certificateholders have not offered the Trustee reasonable indemnity for the cost of such actions, and (iii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          (b) Prior to the occurrence of an Event of Master Servicer Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Required Certificateholders; provided, however, that if the payment within a reasonable
                    --------  -------
time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Master Servicer if an Event of Master Servicer Default shall have occurred and be continuing, and otherwise by the Certificateholders requesting the investigation.

          Section 7.06.       Waiver of Past Defaults.   The Required
                              -----------------------
Certificateholders may on behalf of the Certificateholders of all the Certificates waive any past default hereunder and its consequences.

          Upon any such waiver, such default shall cease to exist, and any Event of Master Servicer Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Section 7.07.       Undertaking for Costs.  All parties to this
                              ---------------------
Agreement agree, and each Certificateholder by the acceptance of a Certificate shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and disbursements, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.07 shall not apply to any suit instituted by the Unaffiliated Seller, by the Depositor, by the Trustee, by any Certificateholder or group of Certificateholders holding in the aggregate more than 10% of the Voting Rights of the outstanding Certificates, or to any suit instituted by any Certificateholder for the enforcement of the payment of any principal of or interest on any Certificate.

          Section 7.08.       Waiver of Stay or Extension Laws.  The
                              --------------------------------
Unaffiliated Seller covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Unaffiliated Seller (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                  ARTICLE VIII

                      LIMITATION ON LIABILITY; INDEMNITIES

          Section 8.01.       Liabilities of Mortgagors.  No obligation or
                              -------------------------
liability of any Mortgagor under any of the Mortgage Loans is intended to be assumed by the Unaffiliated Seller, the Depositor, the Master Servicer, the Trust, the Trustee, the Back-Up Servicer, the Holder of any Certificate under or as a result of this Agreement and the transactions contemplated hereby and, to the maximum extent permitted and valid under mandatory provisions of law, the Unaffiliated Seller, the Master Servicer, the Back-Up Servicer, the Trustee and the Holders of each Trust Interest expressly disclaim such assumption.

          Section 8.02.       Liability of the Unaffiliated Seller, Back-Up
                              ---------------------------------------------
Servicer, Depositor and the Master Servicer.  (a)  The Back-Up Servicer, the
-------------------------------------------
Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement.

          (b) None of the Depositor, the Master Servicer, the Back-Up Servicer, nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer, shall be under any liability to each other, the Trust, or the Holder of any Trust Interest for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master
          --------  -------
Servicer, or any such Person against any breach of warranties or representations made herein, or against any specific liability imposed on each such party pursuant to this Agreement or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties hereunder. The Master Servicer, the Back-Up Servicer, and any director, officer, employee or agent of the Back-Up Servicer or of the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly
                                                      ----- -----
executed and submitted by any appropriate Person respecting any matters arising hereunder.

          (c) The Unaffiliated Seller shall be generally liable for, and shall pay, any and all obligations of the Trust, to the extent that the payment of any such obligations is not the responsibility of any other Person.

          Section 8.03.  Relationship of Master Servicer.  The relationship of
                         -------------------------------
the Master Servicer (and of any Successor Servicer under this Agreement) to the Trustee, the Depositor and the Back-Up Servicer under this Agreement is intended by the parties hereto to be that of an independent contractor and not of a joint venturer, partner or agent of the Trustee, the Depositor or the Back-Up Servicer.

          Section 8.04.       Indemnities of the Master Servicer.  (a)  The
                              ----------------------------------
Master Servicer agrees to indemnify the Trust, the Trustee, the Depositor, each Holder of a Certificate, the Back-Up Servicer and the Unaffiliated Seller, and any of their respective directors, officers, employees or agents from, and hold them harmless against, any and all costs, expenses (including reasonable attorney fees and disbursements), losses, claims, damages and liabilities to the extent that such cost, expense, loss, claim, damage or liability arose out of, or was imposed upon the Trust, or with respect to any taxes imposed on the Trust, the Trustee, the Depositor, the Holder of such Certificate, the Back-Up Servicer, or the Unaffiliated Seller and their respective directors, officers, employees and agents through the Master Servicer's acts or omissions in violation of this Agreement (other than with respect to recourse on the Mortgage Loans and subject to the servicing standard set forth in Section 4.01), except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the costs, expense, loss, claim, damage or liability.

          (b) The Master Servicer also agrees to indemnify the Trustee, its directors, officers, employees or agents from, and hold it harmless against, any and all losses, liabilities, damages, claims, expenses (including attorneys fees and disbursements), fines or penalties, or judgments arising out of or in connection with the performance by the Trustee of its duties hereunder, or the issuance of the Certificates except to the extent such indemnified party's own bad faith, willful misconduct or negligence contributes to the loss, liability, damage, claim or expense.

          (c) This Section 8.04 shall survive the termination of this Agreement, the resignation or removal of WSC as Master Servicer, and the resignation or removal of the Trustee, with respect to the acts or omissions of WSC while it acted as Master Servicer.

          (d) This indemnification provision shall apply to and bind each Successor Servicer (including, without limitation, the Back-Up Servicer) with respect to its acts and omissions during the period it shall act as Master Servicer.


                                   ARTICLE IX

                                  THE TRUSTEE

          Section 9.01.       Certain Duties.  (a) Except during the occurrence
                              --------------
and continuance of an Event of Master Servicer Default, the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

          (b) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

          (c) In case an Event of Master Servicer Default of which a Responsible Officer of the Trustee has actual knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs; provided, however, that no provision
                                          --------  -------
in this Agreement shall be construed to limit the obligations of the Trustee to provide notices under Section 9.02.

          (d) No provision of this Agreement shall be construed to require the Trustee to exercise any of its duties under this Agreement in any case in which the Trustee has not been offered reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in the exercise of such duty.

          (e) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
                                       ------

             (i)  this Section shall not be construed to limit the effect of
     Section 9.01(a) and (b);

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer;

           (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Required Certificateholders or other applicable percentage of Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iv) no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this
Section 9.01.

          (g) The Trustee shall have no liability in connection with activities of the Master Servicer or compliance of the Master Servicer or the Unaffiliated Seller with statutory or regulatory requirements related to the Trust Fund. The Trustee makes no representations or warranties with respect to the Trust Fund or the validity or sufficiency of any assignment of the Mortgage Loans to the Unaffiliated Seller or to the Trustee. Notwithstanding anything in this Agreement to the contrary, the Trustee shall have no duty or obligation to supervise, verify or monitor the performance of the Master Servicer nor recompute, recalculate or verify any information provided to it by the Master Servicer.

          (h) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Master Servicer Default hereof unless a Responsible Officer has actual knowledge thereof or unless written notice of such an Event of Master Servicer Default is received by the Trustee at the Corporate Trust Office, and such notice references this Agreement.

          (i) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability that is adjudicated in connection with any action so taken.

          (j) Subject to the other provisions of this Agreement and without limiting the generality of this Section 9.01, the Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any Tax of any kind owing with respect to, assessed or levied against, any part of the Trust from funds available in the Collection Account, (D) to confirm or verify the contents of any reports or certificates of the Master Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties;

          (k) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

          Section 9.02.       Notice of Defaults.  Within five Business Days
                              ------------------
after the earlier of a Responsible Officer (i) receiving actual knowledge and
(ii) receiving written notice, of an Event of Master Servicer Default or of any default hereunder, the Trustee shall transmit to the Depositor and all Certificate holders, as their names and addresses appear in the Certificate Register and the Rating Agency, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived.

          Section 9.03.       Certain Matters Affecting the Trustee.
                              -------------------------------------
Subject to the provisions of Section 9.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) Whenever in the performance of its duties hereunder the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate or Opinion of Counsel with respect to its actions or its inaction;

          (c) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

          (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Certificateholders pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (e) Prior to the occurrence of an Event of Master Servicer Default, or after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Certificateholders;

provided, however, that if the payment within a reasonable time to the Trustee
--------  -------
of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand; and

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be Affiliates of the Trustee) and the Trustee shall not be liable for any acts or omissions of the Master Servicer hereunder or of such agents, attorneys or custodians appointed with due care by it hereunder.

          Section 9.04.       Trustee Not Liable for Certificates or Mortgages.
                              ------------------------------------------------
(a) The Trustee makes no representations as to the validity or sufficiency of this Agreement or any Related Document, the Certificates (other than the execution and authentication thereof) or of any Mortgage Loan. The Trustee shall not be accountable for the use or application by the Unaffiliated Seller of funds paid to the Unaffiliated Seller in consideration of conveyance of the Mortgage Loans to the Trust.

          (b) The Trustee shall have no responsibility or liability for or with respect to: the validity of any security interest in any Loan Collateral; the perfection of any such security interest (whether as of the date hereof or at any future time) or the maintenance of or the taking of any action to maintain such perfection; the existence or validity of any Mortgage, the validity of the assignment of any Mortgage Loan to the Trust or of any intervening assignment; the review of any Mortgage Loan, any Loan File or the Electronic Ledger (except as otherwise specified herein); the completeness of any Loan File, the receipt by it or its custodian of any Mortgage Loan or Loan File (it being understood that the Trustee has not reviewed and does not intend to review such matters); the performance or enforcement of any Mortgage Loan; the performance of the Master Servicer; the compliance by the Unaffiliated Seller or the Master Servicer with any covenant or the breach by the Unaffiliated Seller or the Master Servicer of any warranty or representation made hereunder or in any related document or the accuracy of any such warranty or representation; any investment of monies in the Collection Account or any loss resulting therefrom; the acts or omissions of the Master Servicer or the Back-Up Servicer or any Mortgagor or originator of the related Mortgage Loans; any action of the Master Servicer taken in the name of the Trustee; any action by the Trustee taken at the instruction of the Master Servicer, the Unaffiliated Seller or the Required Certificate holders. No recourse shall be had for any claim based on any provision of this Agreement, the Certificates or any Mortgage Loan against the Trustee in its individual capacity, and the Trustee shall not have any personal obligation, liability or duty whatsoever to any Certificateholder, or any other Person with respect to any such claim, and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein.

          Section 9.05.       Trustee May Own Certificates.  The Trustee in its
                              ----------------------------
individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee.

          Section 9.06.       Eligibility Requirements for Trustee. The Trustee
                              ------------------------------------
hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, (b) be subject to supervision or examination by Federal or state authority and (c) have a long-term unsecured debt rating of not less than A from each Rating Agency (or to the extent not rated by the Rating Agency, not less than an equivalent rating from each nationally recognized statistical rating organization that the Master Servicer requested to rate such debt) or such other rating as may be acceptable to the Rating Agency, and the Required Certificateholders. If such institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 9.06, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.07.       Resignation or Removal of Trustee.  (a)  The
                              ---------------------------------
Trustee may at any time resign and be discharged from the Trust hereby created by giving 30 days' written notice thereof to the Master Servicer, the Back-Up Servicer, the Depositor, the Unaffiliated Seller, each Certificateholder, and each Rating Agency. Upon receiving such notice of resignation, the Required Certificateholders shall promptly appoint a successor Trustee by written instrument, a counterpart of which instrument shall be delivered to each of the Unaffiliated Seller, each Certificateholder, the successor Trustee and the predecessor Trustee. A copy of such instrument shall be delivered to each Rating Agency. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Required Certificateholders, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation, or the Required Certificateholders may remove the Trustee. If the Trustee is removed under the authority of the immediately preceding sentence, the Required Certificateholders shall promptly appoint a successor Trustee by written instrument, a counterpart of which instrument shall be delivered to each of the Unaffiliated Seller, each

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

Certificateholder, the successor Trustee and the predecessor Trustee. Copies of such instrument shall also be delivered by the Master Servicer to each Rating Agency.

          (c) Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provi sions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

          Section 9.08.       Successor Trustee.  (a) Any successor Trustee
                              -----------------
appointed as provided in Section 9.07 shall execute, acknowledge and deliver to each of the Unaffiliated Seller, the Master Servicer, each Certificateholder and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder with like effect as if originally named a Trustee. The predecessor Trustee shall deliver or cause to be delivered to the successor Trustee or its custodian any related documents and statements held by it or its custodian hereunder (provided, that so long as no Event of Master
                                  --------
Servicer Default shall have occurred, the Master Servicer shall continue as custodian of the Loan Files hereunder); and the Unaffiliated Seller, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Trustee of all such rights, powers, duties and obligations.

          (b)  No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such accep tance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to each Certificateholder at its address as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Unaffiliated Seller.

          Section 9.09.       Merger or Consolidation of Trustee.  Any
                              ----------------------------------
corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible
                                    --------
under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.10.       Appointment of Co-Trustee or Separate Trustee.
                              ---------------------------------------------
(a) Notwithstanding any other provisions of this Agreement, at any time for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Asset may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

          (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as Successor Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

               (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

              (iii) the Trustee may at any time accept the resignation or remove any separate trustee or co-trustee.

          (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer, and to the Back-Up Servicer, the Depositor.

          (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          Section 9.11.       Tax Matters.  (a)  The Trustee shall prepare all
                              -----------
tax returns and any other information, returns or reports, if any, that need to be filed for the Trust. The Trustee shall execute and file all such tax returns and other information, returns or reports.

          (b) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding.

          Section 9.12.       Trustee's Fees and Expenses.  (a)  On each
                              ---------------------------
Distribution Date, the Trustee shall be entitled to withdraw from the Collection Account, pursuant to Section 6.04, the Trustee's Fee. The Master Servicer covenants and agrees to pay from the Certificate Account to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation to be withdrawn from the Collection Account pursuant to Section 6.05, or directly (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee. The Master Servicer will pay or reimburse the Trustee and any co-trustee upon request, from the Collection Account, or directly, for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 9.10) except any such expense, disbursement or advance as may arise from its negligence or bad faith.


                                   ARTICLE X

                                 MISCELLANEOUS

          Section 10.01.  Termination of Agreement.  The respective
                          ------------------------
obligations and responsibilities of the Unaffiliated Seller, the Master Servicer, the Depositor, the Back-Up Servicer and the Trustee created hereby (other than obligations expressly stated to survive the termination of the Trust) shall terminate on the date (the "TRUST TERMINATION DATE") which is the earlier to occur of:

               (i) the day after the day on which the Certificates are paid in full (including payment pursuant to Section 10.02 below); and

              (ii) the date that is 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the United Kingdom, living on the date hereof; and

             (iii)  the August 25, 2032 Distribution Date.

          Section 10.02.  Optional Purchase of Trust Assets.  (a)  On any
                          ---------------------------------
Distribution Date on or after the Distribution Date on which the then-outstanding aggregate Principal Balances of the Mortgage Loans in the Trust is less than or equal to ten percent of the aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date, the Master Servicer, acting directly or through one or more affiliates (other than the Wilshire Seller or the Seller, may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans in the Trust and all property theretofore acquired in respect of any such Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in the Trust at a price equal to the sum of (x) the greater of (i) 100% of the aggregate Principal Balance of the related Mortgage Loans and related accrued interest as of the day of purchase minus the amount actually remitted by the Master Servicer representing the related Available Distribution Amount on the related Master Servicer Remittance Date for the related Due Period and (ii) the fair market value of such Mortgage Loans (disregarding accrued interest), and (y) the amount of any difference between the related Available Distribution Amount actually remitted by the Master Servicer on such Master Servicer Remittance Date and the

Available Distribution Amount due on the related Master Servicer Remittance Date (such amount, the "TERMINATION PRICE"). The right of the Holder of the Class R-I Certificates so to exercise such optional purchase right is superior to such right of the Master Servicer. The Master Servicer may only exercise such optional right if the Holder of the Class R-I Certificates explicitly decline to do so. In connection with such purchase, the Master Servicer shall remit to the Trustee all amounts then on deposit in the Collection Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. It is intended that such purchase will be made pursuant to a Qualified Liquidation of each REMIC.

          (b) In connection with any such purchase, the Master Servicer shall provide to the Trustee an Opinion of Counsel, at the expense of the Master Servicer, experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation of each REMIC held by the Trust.

          (c) Promptly following any such purchase, the Trustee will release the Loan Files to the Master Servicer, or otherwise upon its order.

          Section 10.03.       Certain Notices upon Final Payment.  The Master
                               ----------------------------------
Servicer shall give the Trustee, each Rating Agency, each Certificateholder, the Back-Up Servicer, the Depositor and the Unaffiliated Seller at least 30 days' prior written notice of the date on which the Trust is expected to terminate in accordance with Section 10.01, or the date on which the Certificates will be optionally redeemed in accordance with Section 10.02. Not later than the fifth Business Day in the Due Period in which the final distribution in respect to the Certificates is payable to the Certificateholders, the Trustee shall mail to the Holders of the Certificates a notice specifying the procedures with respect to such final distribution. The Trustee shall give a copy of such notice to each Rating Agency at the time such notice is given to Certificateholders. Following the final distribution thereon, the Certificates shall become void, no longer outstanding and no longer evidence any right or interest in the Mortgage Loans or the Loan Files or any proceeds of the foregoing.

          Section 10.04.       Beneficiaries.  This Agreement will inure to the
                               -------------
benefit of and be binding upon the parties hereto, the Holders of the Certificates, and their respective successors and permitted assigns. No other Person will have any right or obligation hereunder.

          Section 10.05.       Amendment.  (a) This Agreement may be amended
                               ---------
from time to time by the Unaffiliated Seller, the Back-Up Servicer, the Depositor, the Master Servicer and the Trustee, without the consent of any of the Holders of the Certificates, (i) to cure any ambiguity or defect of, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; (ii) upon receipt of an Opinion of Counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust or upon the transferor of a Residual Certificate as a result of the ownership of any Residual Certificate by an Disqualified Organization, removing the restriction on transfer set forth in Section 5.05 hereof or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder; provided, however, that such action shall
                                    --------  -------
not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Holder or cause an Adverse REMIC Event.

          (b) This Agreement may also be amended from time to time by the Unaffiliated Seller, the Master Servicer, the Back-Up Servicer, the Depositor and the Trustee, with the consent of Required Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment shall
                                 --------  -------
(a) reduce in any manner the amount of, or delay the timing of, collections of payments on the Mortgage Loans or distributions which are required to be made on any Certificate then outstanding, (b) reduce the percentage required to consent to any such amendment, (c) cause an Adverse REMIC Event or (d) modify this
Section 10.05(b) without the consent of the Holders of all of the Holders of the Certificates. The Master Servicer may set a record date for purposes of determining the holders entitled to give a written consent or waive compliance as authorized or permitted by this Section 10.05(b). Such record date shall not be more than 30 days prior to the first solicitation to such consent or waiver.

          (c) Promptly after the execution of any amendment or consent pursuant to this Section 10.05, the Trustee shall furnish a copy of such amendment to each Holder of a Certificate and, not later than the tenth Business Day preceding the effectiveness of any such amendment, to each Rating Agency.

          (d) The manner of obtaining consents and of evidencing the authorization of the execution thereof by Holders of the Certificates be subject to such reasonable requirements as the Trustee may prescribe.

          (e) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's own rights, duties or immunities under this Agreement or otherwise.

          (f) In connection with any amendment pursuant to this Section 10.05, the Trustee shall be entitled to receive an Opinion of Counsel to the effect that such amendment is autho rized or permitted by the Agreement.

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

          Section 10.06.  Notices.  (a) All communications and notices to the
                          -------
parties hereto shall be in writing and delivered as follows:

     If to the Unaffiliated
       Seller at:                     Wilshire Mortgage
                                         Funding Company V, Inc.
                                      1705 S.W. Taylor Street
                                      Portland, Oregon  97205
                                      Attn:  Lawrence Mendelsohn
                                      Telephone:   (503) 223-5600
                                      Telecopier:  (503) 223-8799

                                      with a copy to the Master Servicer.

     If to the Master Servicer, at:   Wilshire Servicing Corporation
                                      1776 S.W. Madison Street
                                      Portland, Oregon  97205
                                      Attn:  Andrew Wiederhorn
                                      Telephone:   (503) 223-5600
                                      Telecopier:  (503) 223-8799

                                      with copies to

                                      Chris DiAngelo
                                      Dewey Ballantine
                                      1301 Avenue of the Americas
                                      New York, New York  10109
                                      Telephone:   (212) 259-6718
                                      Telecopier:  (212) 259-6719

     If to the Trustee, at:           Bankers Trust Company of California, N.A.
                                      3 Park Plaza
                                      16th Floor
                                      Irvine, CA  92614
                                      Attn: Wilshire Funding Corporation
                                            Mortgage-Backed Certificates,
                                            Series 1997-WFC1
                                      Telephone:   (714) 253-7575
                                      Telecopier:  (714) 253-7577

     If to the Depositor:             Credit Suisse First Boston Mortgage
                                      Securities Corp.
                                      11 Madison Avenue
                                      New York, New York  10010
                                      Attn:  Vice President
                                             Mortgage Products Group

     If to the Rating
       Agencies:                      Moody's Investors Service
                                      99 Church Street
                                      New York, New York  10007
                                      Attn:  Wilshire Funding 1997-WFC1
                                      Telephone:   (212) 553-0300
                                      Telecopier:  (212) 553-0881

                                      Duff & Phelps Credit Rating Co.
                                      55 East Monroe Street
                                      Chicago, IL  60603
                                      Attn:  MBS Monitoring Group
                                      Telephone:  (312) 368-3100
                                      Telecopier: (312) 263-2852

                                      Fitch Investors Service, L.P.
                                      One State Street Plaza
                                      New York, NY  10004
                                      Telephone:  (212) 908-0500
                                      Telecopier: (212) 480-4438

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

          (b) All communications and notices to Certificateholders given pursuant hereto shall be in writing and mailed first class mail, postage prepaid at the address shown above, or, in the case of the Certificateholders, at the address shown in the Certificate Register. Such notices shall be deemed given when mailed.

          Section 10.07. Merger and Integration.  Except as specifically stated
                         ----------------------
otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

          Section 10.08. Headings.  The headings herein are for purposes of
                         --------
reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

          Section 10.09. Certificates Nonassessable and Fully Paid.  The
                         -----------------------------------------
interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and, upon authentication thereof by the Trustee, each Certificate shall be deemed fully paid.

          Section 10.10. Severability of Provisions.  If any one or more of the
                         --------------------------
covenants, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, provisions or terms shall be deemed severable from the remaining covenants, provisions or terms of this Agreement, and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the rights of the Certificateholders or the rights of the Trustee.

          Section 10.11. No Proceedings.  The Master Servicer, the Depositor and
                         --------------
the Unaffiliated Seller each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Unaffiliated Seller or the Trust any proceeding of the type referred to in Section 7.01(c) so long as there shall not have elapsed one year plus one day since the Trust Termination Date.

          Section 10.12. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY
                         ------------------------------------------------------
TRIAL.  (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE
-----
WITH, THE INTERNAL LAWS (AS OPPOSED TO CONFLICT OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.

          (b) THE UNAFFILIATED SELLER, THE MASTER SERVICER, THE BACK-UP SERVICER, THE DEPOSITOR AND THE TRUSTEE HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY, AND EACH WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE ADDRESS SET FORTH IN SECTION 10.06 HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON RECEIPT THEREOF. THE UNAFFILIATED SELLER, THE MASTER SERVICER AND THE TRUSTEE EACH HEREBY WAIVE ANY OBJECTION BASED ON FORUM NON CONVENIENS,
                                                         --------------------
AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF THE UNAFFILIATED SELLER, THE MASTER SERVICER AND THE TRUSTEE TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT OF ANY SUCH PERSON TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) THE UNAFFILIATED SELLER, THE MASTER SERVICER, THE BACK-UP SERVICER, THE DEPOSITOR AND THE TRUSTEE EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR IN CONNECTION WITH THIS AGREEMENT. INSTEAD, ANY DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

          Section 10.13. Counterparts.  This Agreement may be executed in
                         ------------
counterparts each of which shall be an original, but all of which together shall constitute one and the same instrument.

          Section 10.14. Tax Matters.  (a)  The Trustee shall prepare all tax
                         -----------
returns and any other information, returns or reports, if any, that need to be filed for the Trust including, without limitation, those necessary to meet the requirements of Sections 6050H, 6050J and 6050P of the Code. The Trustee shall execute and file all such tax returns and other information, returns or reports.

          (b) The Master Servicer shall take all action reasonably necessary to assure compliance with the provisions of the Code relating to (i) certain withholding requirements applicable to non-U.S. Person taxpayers; (ii) backup withholding requirements and (iii) certain taxpayer certification requirements relating to clauses (i) and (ii) above.

          Section 10.15. REMIC.  The Master Servicer and the Trustee covenant
                         -----
and agree for the benefit of the Holders (i) to take no action which would result in the termination of REMIC status for either REMIC, (ii) not to engage in any "Prohibited Transaction", as such term is defined in Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition of any other taxes under the Code.

          Section 10.16.  REMIC Status; Taxes.  (a)  The Tax Matters Person
                          -------------------
shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax or information returns with respect to each REMIC and the Certificates containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby. For this purpose, the Tax Matters Person may, but need not, rely on any proposed regulations of the United States Department of the Treasury. The Tax Matters Person shall indicate the election to treat each REMIC as a REMIC (which election shall apply to the taxable period ending December 31, 1997 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee, as Tax Matters Person appointed pursuant to Section 10.18 hereof shall sign all tax information returns filed pursuant to this Section 10.16. The Tax Matters Person shall provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Disqualified Organization, or an agent of a Disqualified Organization, or a pass-through entity in which a Disqualified Organization is the record holder of an interest.

          (b) The Tax Matters Person shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Certificateholders, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050K of the Code, if applicable to REMICs. Furthermore, the Tax Matters Person shall report to Holders, if required, with respect to the allocation of expenses pursuant to
Section 212 of the Code in accordance with the specific instructions to the Tax Matters Person by the Seller with respect to such allocation of expenses. The Tax Matters Person shall collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

          (c) The Tax Matters Person shall provide to the Internal Revenue Service and to persons described in Section 860E(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

          (d) The Seller and the Depositor covenant and agree to within ten Business Days after the Startup Day provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (b) and (c) above.

          (e) The Trustee, the Depositor, the Unaffiliated Seller and the Master Servicer each covenants and agrees for the benefit of the Holders (i) to take no action or fail to take any action, which would, if taken or not taken, as the case may be, result in the termination of "REMIC" status for either REMIC, (ii) not to engage in any "prohibited transaction", as such term is defined in
Section 860F(a)(2) of the Code and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code, including, without limitation, for purposes of this paragraph any alteration, modification, amendment, extension, waiver or forbearance with respect to any Mortgage Loan.

          (f) The Trust shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

          (g) No Eligible Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Section 10.02 hereof).

          (h) Neither the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, which fee or other compensation is paid from the Trust Estate, other than as expressly contemplated by this Agreement.

          (i) Notwithstanding the foregoing clauses (g) and (h), the Trustee, the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trustee or cause a termination of REMIC status for either REMIC; provided, however, that such transaction is otherwise
                  --------  -------
permitted under this Agreement.

          Section 10.17.  Additional Limitation on Action and Imposition of Tax.
                          -----------------------------------------------------
(a) Except as otherwise provided in this Agreement, the Trustee shall not, without having obtained an opinion of counsel experienced in federal income tax matters to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for either REMIC,

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(i) sell any assets in the Trust Estate, (ii) accept any contribution of assets after the Startup Day or (iii) agree to any modification of this Agreement.

          (b) In the event that any tax is imposed on "prohibited transactions" as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" as defined in Section 860G(c) of the Code, on any contribution to either REMIC after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from the Trustee's negligence or willful misconduct, (ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, or otherwise (iii) the Certificateholders of the Residual Certificates in proportion to their Percentage Interests. To the extent such tax is chargeable against the Certificateholders of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Residual Certificates on any Payment Date sufficient funds for the payment of such tax.

          Section 10.18.  Appointment of Tax Matters Person.  A Tax Matters
                          ---------------------------------
Person will be appointed by the Certificateholders of the Residual Certificates for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken by the Tax Matters Person under the Code. The Trustee hereby agrees to act as the Tax Matters Person (or as the attorney-in-fact and agent for any Person that is the Tax Matters Person) (and the Trustee is hereby appointed by the Certificateholders as the Tax Matters Person and each Certificateholder consents to such appointment) for each REMIC held by the Trust.

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          IN WITNESS WHEREOF, the parties hereto have caused this  Pooling and
Servicing Agreement to be executed by their respective officers thereunto duly authorized on the day and year first above written.


                           CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,
                              as Depositor



                           By _________________________
                              Name:
                              Title:

                              WILSHIRE MORTGAGE FUNDING COMPANY V, INC., as Unaffiliated Seller



                           By ____________________________
                              Name:  Lawrence Mendelsohn
                              Title: President


                           WILSHIRE SERVICING CORPORATION,
                              as Master Servicer



                           By ____________________________
                              Name:  Lawrence Mendelsohn
                              Title: President


                           BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                              as Trustee and as Back-Up Servicer



                           By ____________________
                              Name:
                              Title:

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